Exhibit 99.9

DATED 12 MAY 2010

WT FINANCE (AUST) PTY LIMITED

(ABN 16 108 806 711)

WESTFIELD FINANCE (AUST) LIMITED

(ABN 37 093 642 865)

WFA FINANCE (AUST) PTY LIMITED

(ABN 41 108 802 384)

WESTFIELD EUROPE FINANCE PLC

(Registered Number 401989)

WEA FINANCE LLC

WT FINANCE (NZ) LIMITED

(Registered Number 1528068)

WESTFIELD TRUST (NZ) LIMITED

(Registered Number 934131)

WESTFIELD FINANCE (NZ) LIMITED

(Registered Number 1527864)

DEUTSCHE TRUSTEE COMPANY LIMITED

as Trustee

SECOND SUPPLEMENTAL TRUST DEED

relating to a

U.S.$10,000,000,000

Euro Medium Term Note Programme

THIS SECOND SUPPLEMENTAL TRUST DEED is made on 12 May 2010

BETWEEN:

(1)	WT FINANCE (AUST) PTY LIMITED, ABN 16 108 806 711, a company incorporated with limited liability in Australia (WT Finance);

(2)	WESTFIELD FINANCE (AUST) LIMITED, ABN 37 093 642 865, a company incorporated with limited liability in Australia (WFAL);

(3)	WFA FINANCE (AUST) PTY LIMITED, ABN 41 108 802 384, a company incorporated with limited liability in Australia (WFAF);

(4)	WESTFIELD EUROPE FINANCE PLC, registered number 401989, a company incorporated with limited liability in Ireland (WEF);

(5)	WEA FINANCE LLC, a company formed with limited liability in the State of Delaware, United States of America (WEA Finance);

(6)	WT FINANCE (NZ) LIMITED, incorporated and registered in New Zealand with registered number 1528068 (WT Finance NZ);

(7)	WESTFIELD TRUST (NZ) LIMITED, incorporated and registered in New Zealand with registered number 934131 (WTNZ);

(8)	WEST MELD FINANCE (NZ) LIMITED, incorporated and registered in New Zealand with registered number 1527864 (WFNZ and, together with WT Finance, WFAL, WFAF, WEF, WEA Finance, WT Finance NZ and WTNZ, each in their capacity as issuers of any Notes, the Issuers (each an Issuer));

(9)	WESTFIELD HOLDINGS LIMITED, ABN 66 001 671 496, a company incorporated with limited liability in Australia (WHL);

(10)	WESTFIELD MANAGEMENT LIMITED, ABN 41 001 670 579, a — company incorporated with limited liability in Australia, in its capacity as responsible entity and trustee of WESTFIELD TRUST, ARSN 090 849 746 (WML);

(11)	WESTFIELD AMERICA MANAGEMENT LIMITED, ABN 66 072 780 619, a company incorporated with limited liability in Australia, in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST, ARSN 092 058 449 (WAML and, together with WHL and WML, the Parent Guarantors (each a Parent Guarantor));

(12)	WESTFIELD CAPITAL CORPORATION PTY LIMITED, ABN 70 008 589 384, a company incorporated with limited liability in Australia (WCC);

(13)

WCI FINANCE LLC, a company formed with limited liability in the State of Delaware, United States of America (WCIF and, together with WCC, WCIF, and each of the following (except any one or more of them which in relation to the relevant Notes is or are the relevant Issuer): WT Finance, WFAL, WFAF,

WEF, WEA Finance, WT Finance NZ, WTNZ and WFNZ, the Subsidiary Guarantors (each a Subsidiary Guarantor and, together with the Parent Guarantors, the Guarantors (each a Guarantor)); and

(14)	DEUTSCHE TRUSTEE COMPANY LIMITED, (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of this Trust Deed as trustee for the Noteholders, Receiptholders and Couponholders (each as defined below).

WHEREAS:

(1) This Second Supplemental Trust Deed is supplemental to the Trust Deed dated 17 December 2007 as supplemented by the First Supplemental Trust Deed dated 12 June 2009 (the Principal Trust Deed) made between the Issuers, the Guarantors and the Trustee and relating to a US$ 10,000,000,000 Euro Medium Term Note Programme (the Programme) established by the Issuers.

(2) On 12 May 2010 the Issuers published a modified and updated Offering Circular relating to the Programme (the Offering Circular).

(3) Clause 20.1 of the Principal Trust Deed provides that the Trustee may from time to time and at any time without any consent or sanction of the Noteholders, the Receiptholders or the Couponholders concur with the relevant Issuer and the Guarantors in making any modification to this Trust Deed or the Notes or the Receipts or the Coupons which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders.

(4) The Issuers and the Guarantors have requested the Trustee to concur in making modifications to the Principal Trust Deed hereinafter contained in order (inter alia) to add WT Finance (NZ) Limited, Westfield Trust (NZ) Limited and Westfield Finance (NZ) Limited as Issuers and to otherwise reflect the relevant modifications to the Offering Circular.

(5) The Trustee has agreed to concur with the Issuers and the Guarantors in making the modifications referred to in Recital (4) above. Notes have not been issued under the Programme

NOW THIS SECOND SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS HEREBY AGREED AND DECLARED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Save as otherwise provided in this Second Supplemental Trust Deed, and unless there is something in the subject matter or context inconsistent therewith, all words and expressions defined in the Principal Trust Deed shall have the same meanings in this Second Supplemental Trust Deed and the principles of interpretation specified in Clause 1 of the Principal Trust Deed shall apply also to this Second Supplemental Trust Deed.

2.	AMENDMENTS TO THE PRINCIPAL TRUST DEED

2.1	With effect from the date hereof, the Principal Trust Deed is hereby modified in such manner as would result in the Principal Trust Deed as so modified being in the form set out in the Schedule hereto.

2.2	Without prejudice to any rights and obligations existing prior to the date hereof, the Principal Trust Deed as so amended and restated shall continue in full force and effect. Save as provided herein, the Principal Trust Deed shall be read and construed in conjunction as one document with this Second Supplemental Trust Deed.

3.	COUNTERPARTS

3.1	This Second Supplemental Trust Deed may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Second Supplemental Trust Deed by email attachment or telecopy shall be an effective mode of delivery.

IN WITNESS whereof this Second Supplemental Trust Deed has been executed as a deed by the Issuers, the Guarantors and the Trustee and delivered on the date and year first above written.

SCHEDULE

DA I ED 13 DECO/BIER 2007

as amended and restated on 12 May 2010

WT FINANCE (AUST) PTY LIMITED

(ABN 16 108 806 711)

WESTFIELD FINANCE (AUST) LIMITED

(ABN 37 093 642 865)

WFA FINANCE (AUST) PTY LIMITED

(ABN 41 108 802 384)

WESTFIELD EUROPE FINANCE PLC

(Registered Number 401989)

WEA FINANCE LLC

WT FINANCE (NZ) LIMITED

(Registered Number 1528068)

WESTFIELD TRUST (NZ) LIMITED

(Registered Number 934131)

WESTFIELD FINANCE (NZ) LIMITED

(Registered Number 1527864)

DEUTSCHE TRUSTEE COMPANY LIMITED

as Trustee

TRUST DEED

relating to a

U.S.$10,000,000,000

Euro Medium Term Note Programme

28.	WAIVER	42

29.	TRUSTEE TO REGARD NOTEHOLDERS AS A CLASS	42

30.	POWER TO DELEGATE	43

31.	COMPETENCE OF A MAJORITY OF TRUSTEES	43

32.	APPOINTMENT OF TRUSTEES	44

33.	RETIREMENT	44

34.	POWERS IN ADDITION	45

35.	NOTICES	45

36.	GOVERNING LAW	46

37.	JURISDICTION	46

38.	COUNTERPARTS	47

39.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999	47

SCHEDULE 1 CERTIFICATE		48

SCHEDULE 2 APPROVED INDEPENDENT VALUERS		50

SCHEDULE 3 TERMS AND CONDITIONS OF THE NOTES		51

SCHEDULE 4 FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS AND TALONS		105

PART A : FORM OF TEMPORARY GLOBAL NOTE		105

PART B : FORM OF PERMANENT GLOBAL NOTE		121

PART C : FORM OF DEFINITIVE NOTE		131

PART D : FORM OF RECEIPT		136

PART E : FORM OF COUPON		138
1.	Part 1	139
2.	Part 2	139

PART F : FORM OF TALON		140

SCHEDULE 5 PROVISIONS FOR MEETINGS OF NOTEHOLDERS		143

THIS TRUST DEED is made on 13 December 2007

BETWEEN:

(1)	WT FINANCE (AUST) PTY LEVERED, ABN 16 108 806 711, a company incorporated with limited liability in Australia (WT Finance);

(2)	WESTFIELD FINANCE (AUST) LIMITED, ABN 37 093 642 865, a company incorporated with limited liability in Australia (WFAL);

(3)	WFA FINANCE (AUST) PTY LIMITED, ABN 41 108 802 384, a company incorporated with limited liability in Australia (WFAF);

(4)	WESTFIELD EUROPE FINANCE PLC, registered number 401989, a company incorporated with limited liability in Ireland (WEF);

(5)	WEA FINANCE LLC, a company formed with limited liability in the State of Delaware, United States of America (WEA Finance);

(6)	WT FINANCE (NZ) LIMITED, incorporated and registered in. New Zealand with registered number 1528068 (WT Finance NZ);

(7)	WESTFIELD TRUST (NZ) LIMITED, incorporated and registered in New Zealand with registered number 934131 (WTNZ);

(8)	WESTFIELD FINANCE (NZ) LIMITED, incorporated and registered in New Zealand with registered number 1527864 (WFNZ and, together with WT Finance, WEAL, WFAF, WEE, WEA Finance, WT Finance NZ and WTNZ, each in their capacity as issuers of any Notes, the Issuers (each an Issuer));

(9)	WESTF1ELD HOLDINGS LIMITED, ABN 66 001 671 496, a company incorporated with limited liability in Australia (WHL);

(10)	WESTFIELD MANAGEMENT LIMITED, ABN 41 001 670 579, a company incorporated with limited liability in Australia, in its capacity as responsible entity and trustee of WESTFIELD TRUST, ARSN 090 849 746 (WML);

(11)	WESTFIELD AMERICA MANAGEMENT LIMITED, ABN 66 072 780 619, a company incorporated with limited liability in Australia, in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST, ARSN 092 058 449 (WAML and, together with WHL and WML, the Parent Guarantors (each a Parent Guarantor));

(12)	WESTFIELD CAPITAL CORPORATION PTY LIMITED, ABN 70 008 589 384, a company incorporated with limited liability in Australia (WCC);

(13)

WCI FINANCE LLC, a company formed with limited liability in the State of Delaware, United States of America (WCIF and, together with WCC, WCIF, and each of the following (except any one or more of them which in relation to the relevant Notes is or are the relevant Issuer): WT Finance, WEAL, WFAF,

1

WEF, WEA Finance, WT Finance NZ, WTNZ and WFNZ, the Subsidiary Guarantors (each a Subsidiary Guarantor and, together with the Parent Guarantors, the Guarantors (each a Guarantor)); and

(14)	DEUTSCHE TRUSTEE COMPANY LIMITED, (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of this Trust Deed as trustee for the Noteholders, Receiptholders and Couponholders (each as defined below).

WHEREAS:

(A) The establishment and subsequent update of the Programme was authorised by resolution of the board of directors of WT Finance, WFAL and WFAF on 13 December 2007, 12 June 2009 and 7 May 2010, the board of directors of WEF on 4 December 2007, 11 June 2009 and 11 May 2010, the board of directors of the parent of WEA Finance on 11 December 2007, 11 June 2009 and 11 May 2010 and the board of directors of WT Finance NZ, WTNZ and WFNZ on 12 December 2007, 12 June 2009 and 11 May 2010 pursuant to which the relevant Issuer may from time to time issue Notes as set out herein. Notes up to a maximum nominal amount (calculated in accordance with clause 3.5 of the Programme Agreement (as defined below)) from time to time outstanding of U.S.$10,000,000,000 (subject to increase as provided in the Programme Agreement) (the Programme Limit) may be issued pursuant to the said Programme.

(B) Each Guarantor has pursuant to a resolution of its Board of Directors passed on or about 13 December 2007 (and, in the case of WCIF, pursuant to a resolution of the Board of Directors of its parent entity passed on or about 13 December 2007) agreed to guarantee, on the terms and conditions contained in this Trust Deed, the due payment of all moneys payable by the relevant Issuer under this Trust Deed.

(C) Each Series of Notes issued under the Programme will be the several obligation (if only one is the Issuer) or the joint and several obligations (if more than one is the Issuer) of WT Finance and/or WFAL and/or WFAF and/or WEF and/or WEA Finance and/or WT Finance NZ and/or WTNZ and/or WFNZ. References in this Deed to the relevant Issuer shall, in relation to any issue or proposed issue of Notes, be references to whichever of one or more of WT Finance, WFAL, WFAF, WEF, WEA Finance, WT Finance NZ, WTNZ and/or WFNZ is specified as the Issuer(s) or proposed Issuer(s) of such Notes in the applicable Final Terms and references to any relevant Issuer shall be references to any of them.

(D) The Trustee has agreed to act as trustee of this Trust Deed upon the terms and subject to the conditions hereinafter contained.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1. DEFINITIONS

1.1 In this Trust Deed unless there is something in the subject or context inconsistent therewith the expressions following shall have the meanings hereinafter mentioned:

Affiliate of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing;

Agency Agreement means the agreement of even date herewith, as amended and/or supplemented and/or restated from time to time, pursuant to which the Issuers and the Guarantors have appointed the Agent and the other Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing another Agent or further or other Paying Agents in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee (where such approval is not unreasonably withheld), together with any agreement for the time being in force amending or modifying or replacing with the prior written approval of the Trustee (where such approval is not unreasonably withheld) any of the aforesaid agreements;

Agent means, in relation to all or any Series of the Notes, Deutsche Bank AG, London Branch at its office at Winchester House, 1 Great Winchester Street, London EC2N 2DB, England or, if applicable, any Successor agent in relation to all or any Series of the Notes;

Appointee means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under this Trust Deed;

Approved Independent Valuer means: (i) each real estate appraisal or valuation firm named in Schedule 2 to this Trust Deed, but only with respect to the jurisdiction set forth opposite its name thereon, or the successor entity of any of them; or (ii) a real estate appraisal or valuation firm specifically selected for purposes of this Trust Deed by the Board of Directors of a Parent Guarantor; provided, that (A) such firm is not an Affiliate of any member of the Group, (B) (in the case of (ii) above) such firm is of comparable reputation as determined in good faith by the Board of Directors of a Parent Guarantor in the jurisdiction for which it is being selected to the firms set forth in Schedule 2 to this Trust Deed, and (C) two Authorised Officers of a Parent Guarantor certify the selection of such firm, its name, the jurisdiction for which it is being selected, and the findings of the Board of Directors of a Parent Guarantor confirming that the requirements of clauses (A) and, if applicable, (B) above have been satisfied;

Auditors means the auditors for the time being of any relevant Issuer or Guarantor, as the case may be, and, in the case of joint auditors, the joint auditors thereof, or in the event of their being unable or unwilling to carry out any action requested of them pursuant to the terms of this Trust Deed such other firm of chartered accountants as may be nominated by the relevant Issuer and approved by the Trustee for the purpose;

Authorised Officer means, when used with reference to any relevant Issuer or any Guarantor or any Substituted Company, a director or the secretary of such relevant Issuer or Guarantor or Substituted Company or such other person as may be nominated in writing by such relevant Issuer or Guarantor or Substituted Company from time to time;

Board of Directors means in relation to an entity or entities either the board of directors, or the equivalent body, of that entity or those entities, as the case may be, or any duly authorised committee of that board or body;

Board Resolution when used with reference to any relevant Issuer or any Guarantor means a copy of a resolution, or the equivalent document, certified by an Authorised Officer of such entity, as applicable, to have been duly adopted by the Board of Directors of the entity and to be in full force and effect on the date of such certification, and delivered to the Trustee;

Calculation Agent means, in relation to all or any Series of the Notes, the person initially appointed as calculation agent in relation to such Notes by the relevant Issuer and the Guarantors pursuant to the Agency Agreement or, if applicable, any Successor calculation agent in relation to all or any Series of the Notes;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 3 hereto or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of this Trust Deed;

Coupon means an interest coupon appertaining to a Definitive Note (other than a Zero Coupon Note), such coupon being:

(a)	if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in paragraph 1 of Part E of Schedule 4 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(b)	if appertaining to a Floating Rate Note or an Index Linked Interest Note, in the form or substantially in the form set out in paragraph 2 of Part E of Schedule 4 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(c)	if appertaining to a Definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Index Linked Interest Note, in such form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 13;

Couponholders means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders;

Dealers means The Royal Bank of Scotland plc, ABN AMRO Bank N.V., Barclays Bank PLC, BNP PARIBAS, Deutsche Bank AG, London Branch, HSBC Bank plc and Société Generale and any other entity which the relevant Issuer and the Guarantors may appoint as a Dealer and notice of whose appointment has been given to the Agent and the Trustee in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of such termination has been given to the Agent and the Trustee in accordance with the provisions of the Programme Agreement and references to a relevant Dealer or relevant Dealer(s) mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the relevant Issuer have agreed the issue of the Notes of such Tranche or Series and Dealer means any one of them;

Definitive Note means a Note in definitive form issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) in relation to the Programme in exchange for a Permanent Global Note or portion thereof (all as indicated in the applicable Final Terms), such Note in definitive form being in the form or substantially in the form set out in Part C of Schedule 4 with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Final Terms and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

Dual Currency Note means a Note in respect of which payments of principal and/or interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Entity Interest means any membership or other interest in, or rights in respect of, an entity, whether such interest arises or is constituted by way of shares, units, an agreement or otherwise;

Euroclear means Euroclear Bank S.A./N.V.;

Event of Default means any of the conditions, events or acts provided in Condition 11.1 to be events upon the happening of which the Notes of any relevant Series would, subject only to declaration by the Trustee as therein provided, become immediately due and repayable;

Extraordinary Resolution has the meaning set out in paragraph 20 of Schedule 5 hereto;

Final Terms has the meaning set out in the Programme Agreement;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

Floating Rate Note means. a Note on which interest is calculated at a floating rate payable one-, two-, three-, ‘six- or twelve-monthly or in respect of such other period or on such date(s) as may be agreed. between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

Global Note means a Temporary Global Note and/or a Permanent Global Note, as the context may require;

Guarantee means the guarantee given by the Guarantors pursuant to clause 6;

Index Linked Interest Note means a Note in respect of which the amount payable in respect of interest is calculated by reference to an index and/or a formula as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Index Linked Note means an Index Linked Interest Note and/or an Index Linked Redemption Amount, Note, as applicable;

Index Linked Redemption Amount Note means a Note in respect of which the amount payable in respect of principal is calculated by reference to an index and/or a formula as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

Interest Commencement Date means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Issue. Date;

Interest Payment Date means, in relation to any Floating Rate Note or Index Linked Interest Note, either:

(a)	the date which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(b)	such date or dates as are indicated in the applicable Final Terms;

Issue Date means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), being the same date as the date of issue of the Temporary Global Note which initially represented such Note;

Issue Price means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses (in the case of costs and expenses, properly incurred) on a full indemnity basis;

London Business Day has the meaning set out in Condition 6.2(e);

London Stock Exchange means the London Stock Exchange plc or such other body to which its functions have been transferred;

month means calendar month;

Note means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the relevant Issuer and the relevant Dealer(s) which has such maturity and denomination as may be agreed between the relevant Issuer and the relevant Dealer(s) subject to such minimum or maximum maturity or such minimum denomination as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant currency and issued or to be issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and this Trust Deed and which shall initially be represented by, and comprised in a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for a Permanent Global Note which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes and includes any replacements for a Note issued pursuant to Condition 13;

Noteholders means the several persons who are for the time being holders of outstanding Notes save that, in respect of the Notes of any Series, to the extent that such Notes are represented by a Global Note deposited with a common depositary for Euroclear and Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of this Trust Deed other than with respect to the payment of principal or interest on such nominal amount of such Notes, the rights to which shall be vested, as against the relevant Issuer, the Guarantors and the Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of this Trust Deed and the expressions Noteholder, holder and holder of Notes and related expressions shall be construed accordingly;

Obligations means all moneys for the time being due or owing by the relevant Issuer to the Trustee, the Noteholders, Receiptholders and the Couponholders under or pursuant to this Trust Deed, the Notes, Receipts and Coupons;

outstanding means, in relation to the Notes of all or any Series, all the Notes of such Series other than (a) those which have been redeemed in accordance with this Trust Deed and the Conditions, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys therefor (including all interest payable hereunder in respect thereof) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided in the Agency Agreement and remain available for payment against presentation and surrender of, or in respect of, Notes, Receipts and/or Coupons, as the case may be, (c) those which have been purchased by the relevant Issuer, any Guarantor or any of their respective Subsidiaries and cancelled, (d) any Global Note upon the extinguishment of the principal amount represented thereby by the completion of the exchange therefor of another Global Note or Notes in definitive form, (e) those which have become void under Condition 10, (f) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 13,

PROVIDED THAT for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the holders of the Notes of any Series or any of them, an Extraordinary Resolution in writing and any direction or request by the holders of the Notes of any Series;

(ii)	the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of clause 14.2(a), Conditions 11 and 17 and paragraphs 3, 6, 7 and 10 of Schedule 5;

(iii)	any discretion, power and authority (whether contained in this Trust Deed or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series or any of them; and

(iv)	(iv) the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series or any of them, those Notes of the relevant Series (if any) which are for the time being held by or on behalf of or for the benefit of the relevant Issuer, any Guarantor, any Subsidiary of any relevant Issuer or any Guarantor shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means in relation to all or any Series of the Notes, the institution or the several institutions (including where the context permits the Agent) named as such at the end of the Conditions or such other or further paying agents for the Notes as may from time to time be appointed by the relevant Issuer with the approval of and on terms approved by the Trustee and notice of whose appointment is given to the holders of the Notes of any Series in accordance with Condition 16;

Permanent Global Note means a global note in the form set out in Part 13 of Schedule 4 with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and this Trust Deed in exchange for the whole or part of any Temporary Global Note issued in respect of such Notes;

Person means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organisation or government or any agency or political subdivision thereof;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

Primary Trust means the Westfield Trust, the Westfield America Trust and any other trust that is a Guarantor from time to time as notified to the Trustee;

Primary Trust Constitution means (a) in respect of Westfield Trust, the Westfield Trust Constitution as amended from time to time; (b) in respect of Westfield America Trust, the Westfield America Trust Constitution as amended from time to time; and (c) in relation to any other trust that is a Guarantor from time to time, the constitution of such trust as notified to the Trustee;

Primary Trustee means: (a) Westfield Management Limited, as responsible entity of the West-field Trust; (b) Westfield America Management Limited, as responsible entity of the Westfield America Trust; and (c) in relation to any other trust that is a Guarantor from time to time, the responsible entity of such trust as notified to the Trustee, and includes any replacement responsible entity for any of them;

Programme means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

Programme Agreement means the agreement of even date herewith between the Issuers, the Guarantors and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement and any accession letters and/or agreements supplemental thereto;

Receipt means a receipt attached on issue to a Definitive Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part D of Schedule 4 hereto or in such other form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 13;

Receiptholders means the several persons who are for the time being holders of the Receipts;

repay shall include redeem and vice versa and repaid, repayable and repayment and redeemed, redeemable and redemption shall be construed accordingly;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions Notes of the relevant Series, holders of Notes of the relevant Series and related expressions shall (where appropriate) be construed accordingly;

specified office means (a) in relation to any Paying Agent named as such at the end of the Conditions, its office there specified and/or such other office or offices as may from time to time be specified by the relevant Issuer with the approval of the Trustee in accordance with Condition 14 and notified to the Noteholders in accordance with Condition 16 and (b) in relation to any other Paying Agent, the office or offices specified in the notice of appointment of such Paying Agent and/or such other office or offices as may from time to time be specified by the relevant Issuer with the approval of the Trustee in accordance with Condition 14 and notified to the Noteholders in accordance with Condition 16; provided, however that a specified office shall not be in the United States or any of its possessions.

Stock Exchange means the London Stock Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in this Trust Deed to the relevant Stock Exchange shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

Successor means, in relation to the Agent, the other Paying Agents and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of this Trust Deed and/or the Agency Agreement (as the case may be) and/or such other or further agent, paying agents or calculation agent (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the relevant Issuer and, if applicable, the Guarantors and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or this Trust Deed and/or Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders;

Talonholders means the several persons who are for the time being holders of the Talons;

Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Notes (other than Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part F of Schedule 4 or in such other form as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 13;

Temporary Global Note means a temporary global note in the form or substantially in the form set out in Part A of Schedule 4 hereto with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and this Trust Deed;

this Trust Deed means this Trust Deed, its Schedules, the Conditions, the Notes, the Receipts, the Coupons, the Talons (as from time to time amended or supplemented in accordance with this Trust Deed) and any deed or other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed and the schedules (if any) thereto, and, unless the context otherwise requires, the Final Terms, all as from time to time modified in accordance with the provisions herein or therein contained;

Tranche means all Notes which are identical in all respects (including as to listing);

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000;

trust corporation means a trust corporation (as defined in the Law of Property Act 1925) or a corporation entitled to act as a trustee pursuant to applicable foreign legislation relating to trustees;

Zero Coupon Note means a Note on which no interest is payable;

1.2 In this Trust Deed, where the context so permits, words importing the singular number only shall include the plural number and vice versa and words importing the masculine gender shall include the feminine gender and words importing persons shall include firms, partnerships, trusts and corporations.

1.3 References in this Trust Deed to Schedules and to clauses, sub clauses, paragraphs and sub paragraphs shall be construed as references to the Schedules to this Trust Deed and to the clauses, sub clauses, paragraphs and sub paragraphs of this Trust Deed.

1.4 References in this Trust Deed to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the relevant Issuer or any Guarantor under this Trust Deed shall, unless the context otherwise requires, be construed in accordance with Condition 7.6.

1.5 References in this Trust Deed to remuneration or costs or charges or expenses shall be deemed to refer also to any value added tax or similar tax charged or chargeable in respect thereof.

1.6 References to any provisions of any statute shall (unless otherwise specified in this Trust Deed) be deemed to refer also to any statutory modification or re enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re enactment.

1.7 Any action, remedy or method of judicial proceedings for the enforcement of rights of creditors or any administration, insolvency, bankruptcy, liquidation or winding up proceedings shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors or administration, insolvency, bankruptcy, liquidation or winding up proceedings available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceedings described or referred to in this Trust Deed.

1.8 References in this Trust Deed to Euroclear and/or Clearstream Luxembourg shall, whenever the context so permits, be deemed to include references to any successor operator and/or successor clearing system and/or any additional or alternative clearing system as is approved by the relevant Issuer, the Agent and the Trustee.

1.9 References in this Trust Deed to the common depositary shall, whenever the context so permits, be deemed to include references to any successor common depositary or any additional or alternative common depositary as is approved by the relevant Issuer, the Agent and the Trustee.

1.10 Headings are inserted only’ for convenience and shall not affect the construction of this Trust Deed.

1.11 All references in this Trust Deed to the Trustee’s approval or consent or satisfaction shall, unless expressed otherwise, be subject to a requirement that such approval or consent or satisfaction shall not be unreasonably withheld. All references in this Trust Deed involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference solely to the interests of the holders of the Notes of the relevant one or more Series as a class.

1.12 Words and expressions defined in this Trust Deed, the Conditions or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and this Trust Deed, this Trust Deed shall prevail and, in the event of inconsistency between the Agency Agreement or this Trust Deed and the applicable Final Terms, the applicable Final Terms shall prevail.

1.13 All references in this Trust Deed to the relevant currency shall be construed as references to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms.

1.14 Unless otherwise agreed between the relevant Issuer and the Dealers in relation to the Notes of any Series, all references in this Trust Deed in relation to any Notes which are to be listed or have a listing (i) on the London Stock Exchange, listing and listed shall be construed to mean that such Notes have been admitted to the Official List and admitted to trading on the London Stock Exchange’s Gilt Edged and Fixed Interest Market and (ii) on any other Stock Exchange in a jurisdiction within the European Economic Area, listing and listed shall be construed to mean that the Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Directive on Markets in Financial Instruments 2004/39/EC; and (iii) on any other Stock Exchange, listing and listed shall be construed in a manner to be agreed between the relevant Issuer and the relevant Dealer.

1.15 All references in this Trust Deed to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive.

2. LIMITATION ON PRIMARY TRUSTEE’S LIABILITY

2.1 Each Primary Trustee enters into this Trust Deed only in its capacity as responsible entity of the Primary Trust of which it is trustee and in no other capacity. A liability arising under or in connection with this Trust Deed can be enforced against a Primary Trustee only to the extent to which it can be satisfied out of property of the Primary Trust out of which that Primary Trustee is actually indemnified for the liability. This limitation of a Primary Trustee’s liability applies despite any other provision of this Trust Deed (except clause 2.3) and extends to all liabilities and obligations of that Primary Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Trust Deed.

2.2 None of the Trustee or any Noteholder, Receiptholder or Couponholder may sue a Primary Trustee in its personal capacity or seek the appointment of a liquidator, administrator, receiver or similar person to a Primary Trustee or prove in any liquidation, administration or arrangement of or affecting a Primary Trustee.

2.3 The provisions of this clause 2 do not apply to any obligation or liability of a Primary Trustee to the extent that it is not satisfied because under the Primary Trust Constitution of the Primary Trust of which that Primary Trustee is Primary Trustee or by operation of law there is a reduction in the extent of that Primary Trustee’s indemnification out of the assets of the Primary Trust of which that Primary Trustee is trustee, as a result of that Primary Trustee’s fraud, negligence or breach of duty.

2.4 A Primary Trustee is not obliged to enter into any commitment or obligation in addition to its obligations under this Trust Deed unless that Primary Trustee’s liability is limited in a manner satisfactory to that Primary Trustee in its absolute discretion.

2.5 All of the terms, clauses and conditions of this Trust Deed and any deed supplemental to this Trust Deed are subject to this clause 2.

3. AMOUNT AND ISSUE OF THE NOTES

3.1 The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount clause 3.5 of the Programme Agreement shall apply.

3.2 By not later than 3.00 p.m. (London time) on the second London Business Day preceding each proposed Issue Date, the relevant Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Final Terms and drafts of all legal opinions to be given in relation to the relevant issue and shall notify or cause the Trustee to be notified in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued. Upon the issue of the relevant Notes, such Notes shall become constituted by this Trust Deed without further formality.

3.3 On each occasion when the Offering Circular is updated or amended pursuant to clause 5.2(a) of the Programme Agreement, and on such other occasions as the Trustee so requests (on the basis that (i) the Trustee considers it necessary in view of a change (or proposed change) in applicable law or regulations (or the interpretation or application thereof) affecting the relevant Issuer, any Guarantor, this Trust Deed or the Agency Agreement or (ii) the Trustee has other reasonable grounds for such request), the relevant Issuer and, if applicable, the Guarantor will procure that (a) further legal opinion(s) (relating, if applicable, to any such change or proposed change) in such form and with such content as the Trustee may reasonably require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may reasonably require is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion(s) in a four reasonably satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

3.4 Each relevant Issuer covenants with the Trustee :that it will, as and when relevant Notes of any Series or any of them or any instalment of principal in respect thereof becomes due to be redeemed or paid, or on such earlier date as the same or any part thereof may become due and repayable thereunder, in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series or the amount of such instalment becoming due for redemption or payment on that date and (except in the case of Zero Coupon Notes) shall (subject to the provisions of the Conditions) in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to clause 3.6) PROVIDED THAT:

(a)	every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the relevant Issuer in this clause contained in relation to the Notes of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders, Receiptholders or Couponholders (as the case may be); and

(b)	in any case where payment of the whole or any part of principal in respect of any Note is improperly withheld or refused upon due presentation thereof interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 8.10 shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 16) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders, the Receiptholders and the Couponholders and itself in accordance with this Trust Deed.

3.5 At any time after the occurrence of an Event of Default, the Trustee may:

(a)	by notice in writing to the relevant Issuer, the Guarantors, the Agent and the other Paying Agents require the Agent and the other Paying Agents pursuant to the Agency Agreement:

(i)	to act thereafter as Agent and other Paying Agents respectively of the Trustee under the terms of this Trust Deed and the Notes mutatis mutandis on the terms provided in the Agency Agreement (save that the liability of the Trustee under any provisions thereof shall be limited to the amounts for the time being held by the Trustee on the trusts of this Trust Deed relating to the Notes of the relevant Series less any liabilities of the Trustee and available for the purpose) and thereafter to hold all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons on behalf of the Trustee; or

(ii)	to deliver up all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of the Notes, Receipts and Coupons to the Trustee or as the Trustee shall direct in such notice; and

(b)	by notice in writing to the relevant Issuer and the Guarantors require them to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Agent and with effect from the issue of any such notice until such notice is withdrawn reference to payments being made to the Agent in the Conditions, clause 3.4(a) and, in relation to the relevant Issuer and the Guarantors, clause 15, shall be construed as a reference to payments being made to the Trustee.

3.6 If the Floating Rate Notes or Index Linked Interest Notes of any Series become immediately due and repayable under Condition 11.1 the rate and/or amount of interest payable in respect of them will be calculated by the Calculation Agent at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 6 except that the rates of interest need not be published.

3.7 All payments in respect of, under and in connection with this Trust Deed and the Notes of any Series to the relevant Noteholders, Receiptholders and Couponholders shall be made in the relevant currency.

3.8 The relevant Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further Notes including, without limitation, Notes ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Notes) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

3.9 The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee and the relevant Issuer shall otherwise agree the provisions of this clause and of clauses 4 to 23 (both inclusive), 29, 32.2, 32.3 and 34 and. Schedule 5 shall apply mutatis mutandis separately and independently to the Notes of each Series and in such clauses and schedule the expressions Notes, Noteholders, Receipts, Receiptholders, Coupons, Couponholders, Talons and Talonholders shall (where appropriate) be construed accordingly.

3.10 Except as provided .in Condition 7.4, payments with respect to the Notes, the Coupons, Receipts or Talons may not be made to an address or a bank account maintained within the United States or any of its possessions; the Notes, Coupons, Receipts or Talons may not be presented for payment within the United States or any of its possessions; and demand for payment under the Notes, Coupons, Receipts or Talons may not be made within the United States or any of its possessions.

4. FORMS OF THE NOTES

4.1 The Notes of each Tranche will be represented on issue by a single Temporary Global Note. Each Temporary Global Note shall be exchangeable for a Permanent Global Note in each case in accordance with the provisions of such Temporary Global Note. Each Permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes)

Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Global Note and the Temporary Global Note. All Global Notes shall be prepared, completed and delivered to a common depositary for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

4.2 Each Temporary Global Note shall be printed or typed in the form set out in Part A of Schedule 4 with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and may be a facsimile. Each Temporary Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the relevant Issuer on behalf. of the relevant Issuer and shall be authenticated by or on behalf of the Agent. Each Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

4.3 Each Permanent Global Note shall be printed or typed in the form set out in Part B of Schedule 4 with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s) and may be a facsimile. Each Permanent Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer and shall be authenticated by or on behalf of the Agent. Each Permanent Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

4.4 The Definitive Notes, the Receipts, the Coupons and the Talons shall be to bearer in the respective forms set out in Part C, Part D, Part E, Part F, respectively, of Schedule 4 with such modifications (if any) as may be agreed between the relevant Issuer, the Agent, the Trustee and the relevant Dealer(s). The Definitive Notes, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, . shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to this Trust Deed) into such Definitive Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Notes, shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof). Title to the Definitive Notes, the Receipts, the Coupons and the Talons shall pass by delivery.

4.5 The Definitive Notes, Receipts, Coupons and Talons shall be signed manually or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer and shall be authenticated by or on behalf of the Agent. The Definitive Notes, Receipts, Coupons and Talons so executed and authenticated shall be binding and valid obligations of the relevant Issuer. No Definitive Note and none of the Receipts, Coupons or Talons appertaining to such Definitive Note shall be binding or valid until such Definitive Note shall have been executed and authenticated as aforesaid.

4.6 The relevant Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Definitive Note or Global Note is duly authorised by the relevant Issuer notwithstanding that at the time of issue of any of the Notes he may have ceased for any reason to be so authorised.

4.7 Except as ordered by a court of competent jurisdiction or as required by law, the relevant Issuer, the Guarantors, the Trustee, the Agent and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (i) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer and (ii) for all other purposes deem and treat:

(a)	the bearer of any Definitive Note, Receipt, Coupon or Talon; and

(b)	each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg as having a particular nominal amount of Notes credited to his securities account,

as the absolute owner thereof and of all rights thereunder free from all encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in such records, a certificate or letter of confirmation signed on behalf of Euroclear or Clearstream, Luxembourg or any other form of record made by any of them) or as to the identity of the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon.

4.8 The relevant Issuer and the Trustee may call for any certificate or other document to be issued by or on behalf of Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes represented by a Global Note standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular nominal amount of Notes is clearly identified together with the amount of such holding.

4.9 If a Series of Notes issued under the Programme is issued by more than one entity described as the relevant Issuer, the obligations and duties of the relevant Issuer under this Trust Deed is respect of such Series shall be joint and several.

5. STAMP DUTIES; OBLIGATION TO COMPLY WITH PROVISIONS OF TRUST DEED, NOTES AND COUPONS; INCORPORATION OF SCHEDULE 5

5.1 The relevant Issuer (in the case of (i) and (ii) below) and all Issuers (jointly and severally) (in the case of (iii) below) will pay all stamp, capital, issue, registration, documentary and other similar duties or taxes payable on or in connection with (i) the constitution and issue of the Notes, the Receipts and the Coupons, (ii) the distribution of the Notes and (iii) the execution of this Trust Deed. If, in consequence of an Event of Default, Potential Event of Default or a breach of this Trust Deed, the Trustee (or any Noteholder or Receiptholder or Couponholder where entitled under this Trust Deed so to do) shall take proceedings to enforce the obligations of the relevant Issuer or the Guarantors under this Trust Deed or under the Notes, the Receipts or the Coupons or any of them and for the purposes of such proceedings this Trust Deed or a copy thereof or any Notes, Receipts or Coupons are taken into any jurisdiction and stamp, capital, issue, registration, documentary or other similar duties or taxes become payable on this Trust Deed or such Notes, Receipts or Coupons before or in connection with such proceedings in such jurisdiction, the relevant Issuer will forthwith pay (or reimburse the person making payment of) all such duties and taxes including interest and penalties (if any).

5.2 Each of the Issuers and each of the Guarantors hereby severally covenants to comply with and perform and observe all the obligations on its part contained in this Trust Deed and under the Notes which are expressed to be binding on it. The Notes, the Receipts and the Coupons shall be held subject to the provisions contained in this Trust Deed, all of which shall be binding upon the relevant Issuer, the Guarantors, the Noteholders, Receiptholders and the Couponholders and all persons claiming through or under them respectively in accordance with their respective terms. The Trustee shall itself be entitled to enforce the obligations of the relevant Issuer and the Guarantors under the Notes, the Receipts and the Coupons and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes, the Receipts, the Coupons and the Conditions.

The Trustee will hold the benefit of this covenant upon trust for itself and the Noteholders, Receiptholders and Couponholders according to its and their respective interests.

The provisions contained in Schedule 5 shall have full effect in the like manner as if the same had been incorporated herein.

6. GUARANTEE

6.1 Each Subsidiary Guarantor hereby jointly and severally, unconditionally and irrevocably guarantees to the Trustee, for the benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders, upon demand by the Trustee, the due and punctual payment by the relevant Issuer of the Obligations when due or within any applicable grace periods specified in Condition 11. Each Subsidiary Guarantor hereby agrees to jointly and severally pay any and all Liabilities incurred by the Trustee, any Noteholder or Receiptholder or Couponholder in enforcing any rights under the Guarantee given by that Subsidiary Guarantor. Without limiting the generality of the foregoing, each Subsidiary Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by the relevant Issuer but for the fact that they are unenforceable or not allowable due to the existence of any insolvency proceeding involving the relevant Issuer.

6.2 Each Parent Guarantor hereby severally, unconditionally and irrevocably guarantees in full to the Trustee, for the benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders, upon demand by the Trustee, the due and punctual payment by the relevant Issuer of the Obligations when due or within any applicable grace periods specified in Condition 11. Each Parent Guarantor hereby agrees to severally pay any and all Liabilities incurred by the Trustee, any Noteholder or Receiptholder or any Couponholder in enforcing any rights under the Guarantee given by that Parent Guarantor. Without limiting the generality of the foregoing, each Parent Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by the relevant Issuer but for the fact that they are unenforceable or not allowable due to the existence of any insolvency proceeding involving the relevant Issuer.

6.3 Each Guarantor hereby agrees that its obligations hereunder shall be as if it were a principal debtor and not merely a surety, shall constitute a guarantee of payment and performance and not a guarantee of collection, shall be a continuing guarantee of all present and future Obligations, and shall be irrevocable, absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any Note or Receipt or Coupon or this Trust Deed, any failure or delay to enforce the provisions of, or any right to remedy under, any Note or Receipt or Coupon or this Trust Deed, any waiver, modification or indulgence granted to the relevant Issuer with respect thereto, by any Noteholder or any Receiptholder or any Couponholder or the Trustee, or any other circumstances that may otherwise constitute a legal or equitable discharge of a Guarantor to the intent that the holder of the relevant Note or Receipt or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of the Obligations as would have been receivable had such Obligations been paid by the relevant Issuer. Notwithstanding the foregoing, no such waiver, modification or indulgence shall, without the consent of such Guarantor, increase the principal amount of any Note or Receipt or Coupon or the interest rate thereon or increase any premium payable upon redemption thereof.

6.4 Each Guarantor hereby waives presentment, filing of claims with a court in the event of dissolution, termination, merger, consolidation, moratorium, liquidation, winding up or bankruptcy of the relevant Issuer, or any right to require proceedings first against the relevant Issuer, protest or notice with respect to the Notes or the Receipts or the Coupons or the indebtedness evidenced thereby and all demands whatsoever and the Trustee may determine from time to time whether it will enforce this Guarantee and may from time to time make any arrangement or compromise with any one or more Guarantors (without prejudice to the rights and obligations of the relevant Issuer and the Guarantors inter se) in relation to this Guarantee which the Trustee considers expedient in the interests of the Noteholders, Receiptholders and Couponholders.

6.5 Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Noteholders, Receiptholders, Couponholders and the Trustee, on the

other hand, the Obligations may be accelerated as provided in Condition 11 for the purposes of the Guarantee given by that Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations, and in the event of any declaration of acceleration of such obligations as provided in Condition 11, such obligations (whether or not due and payable) shall forthwith become due and payable by that Guarantor for the purpose of the Guarantee given by that Guarantor. If any Noteholder or Receiptholder or Couponholder or the Trustee is required by any court or otherwise (including as a preference or fraudulent transfer or by virtue of any subordination of the Obligations) to return to the relevant Issuer, any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the relevant Issuer or any Guarantor, any amount paid either to the Trustee or such Noteholder or Receiptholder or Couponholder, each Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable hereunder with respect to any Obligations whenever such a return occurs.

6.6 Each Guarantor shall be subrogated to all rights of each Noteholder, Receiptholder and Couponholder against the relevant Issuer in respect of any amounts paid to such Noteholder, Receiptholder or Couponholder by such Guarantor pursuant to the provisions of the Guarantee provided by such Guarantor. Notwithstanding, such Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation (whether arising in equity or under contract, statute or common law) until all Obligations which have become presently due and payable in respect of such Notes or Receipts or Coupons shall have been paid in full in cash (whether by the relevant Issuer or under the Guarantees or otherwise).

6.7 If (a) any of the Obligations have become presently due and payable but have not been paid by the relevant Issuer and (b) any amount is paid to or recovered by any Guarantor (whether directly or indirectly) on account of any right or obligation of such Guarantor against the relevant Issuer which is subordinated pursuant to this clause to the rights of Noteholders, Receiptholders and Couponholders to receive payment of such Obligations from the relevant Issuer, then such amount shall be held in trust by the Guarantor for the benefit of such Noteholder, Receiptholder or Couponholder or the Trustee on their behalf, not commingled with any of such Guarantor’s .other funds and forthwith paid over to the Trustee, in the exact form received, together with any necessary endorsements, to be applied and credited against the Obligations and the obligations of such Guarantor under this Trust Deed in accordance with clause 12.

6.8 Each Guarantee shall not be valid or become obligatory for any purpose with respect to a Note or Receipt or Coupon until the certificate of authentication on such Note or Receipt or Coupon shall have been signed by or on behalf of the Agent.

7. LIMITATION ON GUARANTOR LIABILITY

7.1 Each Guarantor, and by its acceptance of the Notes or Receipts or Coupons, each Noteholder, Receiptholder and Couponholder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any applicable law of any jurisdiction relating to financial assistance, to the extent applicable to any Guarantee. The Trustee, the Noteholders, the Receiptholders, the Couponholders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor, but only to the extent such obligations would otherwise be void, voidable or otherwise unenforceable, shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this clause 7, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance or prohibited financial assistance.

8. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

8.1 In case of any consolidation, merger, conveyance, transfer or lease in relation to a Guarantor as permitted by Condition 12 and upon the assumption by the successor Person, by a supplemental Trust Deed, executed by the successor Person and the Trustee (but without any need for it to be executed by any relevant Issuer or any other Guarantor) and delivered to the Trustee in a form satisfactory to the Trustee, of the due and punctual performance of all of the covenants and conditions of this Trust Deed to be performed by that Guarantor in accordance with Condition 12, together with, as necessary, such legal opinions in respect of such supplemental Trust Deed in a form satisfactory to and as to the laws of such relevant jurisdiction(s) as may be required by the Trustee (provided always that (save insofar as it opines on any such consolidation, merger, sale or conveyance) such opinion shall not be more extensive than those initially given in relation to the relevant Guarantor) such successor Person shall succeed to and be substituted for that Guarantor with the same effect as if it had been named in this Trust Deed as a Guarantor. All the Guarantors hereby agree that all the Guarantees so issued shall in all respects have the same legal rank and benefit under this Trust Deed as the Guarantees theretofore and thereafter issued in accordance with the terms of this Trust Deed as though all of such Guarantees had been issued at the date of execution of this Trust Deed and the obligations of any such successor shall be (in the case of a . successor to a Parent Guarantor) several or (in the case of a successor to a Subsidiary Guarantor) joint and several with the other Parent Guarantors or, as the case may be, Subsidiary Guarantors.

8.2 Except as set forth in Condition 12 nothing contained in this Trust Deed or in any of the Notes or Receipts or Coupons shall prevent any consolidation or merger of a Guarantor with or into a relevant Issuer or another Guarantor, or shall prevent any conveyance, transfer or lease of the property of a Guarantor as an entirety or substantially as an entirety to a relevant Issuer or another Guarantor.

9. RELEASE OF SUBSIDIARY GUARANTEE

9.1 The Parent Guarantors may by written notice to the Trustee request that a Subsidiary Guarantor cease to be a guarantor of the Obligations it has guaranteed. Upon receipt of such notice by the Trustee (together with a certificate signed by two

Authorised Officers of the relevant Parent Guarantor to the effect that all conditions precedent in this clause 9 have been complied with), that Guarantor shall be automatically and irrevocably released and relieved of any obligations under its Guarantee in respect of the Obligations. The conditions precedent to any such release are:

(a)	no Event of Default is continuing, or will result from the release of that Subsidiary Guarantor;

(b)	none of the Obligations which are guaranteed by that Subsidiary Guarantor are, at that time, due and payable but unpaid, and

(c)	at the time of such notice any such Subsidiary Guarantor is not (or will cease to be simultaneously with such release) a guarantor of any other Indebtedness of any Parent Guarantor or any of their respective Subsidiaries, other than (i) any series of Notes and (ii) Indebtedness, where, in the case of either (i) or (ii), the related guarantees (or obligations) of which have been or will be released concurrently with the release of the Guarantee of such Subsidiary Guarantor hereunder.

9.2 The Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under its Guarantee.

9.3 For so long as any of the Notes remains outstanding, each Subsidiary Guarantor that has provided a Guarantee to the Noteholders, which Guarantee has been released pursuant to this clause 9, must provide a new Guarantee on terms substantially identical to the initial Guarantee to the Noteholders by executing and delivering a supplemental Trust Deed within 30 days of such Subsidiary Guarantor becoming a guarantor of any other Indebtedness of any Parent Guarantor or any of their respective Subsidiaries.

9.4 Except as expressly provided in clauses 9 and 10, each Guarantee is a continuing. Guarantee and shall (i) remain in full force and effect until receipt from the relevant Issuer or the Guarantors by or for the account of the Trustee of the full amount necessary to enable payment in full to be made to the Noteholders, the Receiptholders, the Couponholders and the Trustee in the currency, at the place and in the manner provided for in this Trust Deed, the Notes, the Receipts and the Coupons, (ii) be binding upon the Guarantor providing such Guarantee, its successors and assigns and (iii) inure to the benefit of and be enforceable by the Trustee, (and, where permitted under this Trust Deed, the Noteholders, the Receiptholders and the Couponholders) and their successors, transferees and assigns.

10. TERMINATION OF THE GUARANTEE

10.1 The obligations of any Guarantor under this Trust Deed shall terminate at such time such Guarantor merges or consolidates with any relevant Issuer or other Guarantor or at such other time as any relevant Issuer acquires all of the assets and share capital of such Guarantor and the Guarantor has delivered to the Trustee a certificate signed by two Authorised’ Officers of the Guarantor to the effect that the conditions herein specified have been complied with.

11. ADDITIONAL GUARANTORS

11.1 Each Parent Guarantor may, by notice to the Trustee, nominate any Person as an additional Parent Guarantor for the purposes of this Trust Deed, the Notes and the Coupons. That Person shall become an additional Parent Guarantor if that Person assumes, by a supplemental Trust Deed executed and delivered to the Trustee in a form satisfactory to the• Trustee, the covenants and conditions of this Trust Deed to be performed by a Parent Guarantor. Upon such ‘assumption, the Guarantee. given by such Person as -a Parent Guarantor shall in all respects have the same legal rank and benefit under this Trust Deed as the Guarantees provided by the other Parent Guarantors theretofore and thereafter issued in accordance with the terms of this Trust .Deed as though all of such Guarantees had been issued at the date of the execution hereof.

11.2 Each Parent Guarantor may, by notice to the Trustee, nominate any Person as an additional Subsidiary Guarantor for the purposes this Trust Deed, the Notes and the Coupons. That Person shall become an additional Subsidiary Guarantor if that Person assumes, by a supplemental Trust Deed executed and delivered to the Trustee in a form. satisfactory to the Trustee, the covenants and conditions of this Trust Deed to be performed by a Subsidiary Guarantor. Upon such assumption, the Guarantee given by such Person as a Subsidiary Guarantor shall in all respects have the same legal rank and benefit under this Trust Deed as the Guarantees provided by the other Subsidiary Guarantors theretofore and thereafter issued in accordance with the terms of this Trust Deed as though all of such Guarantees had been issued at the date of the execution hereof.

11.3 If in accordance with the provisions of this Trust Deed or the Conditions any Person is to be or is required or obliged to be admitted as a Guarantor, notwithstanding any other provision of this Trust. Deed but without prejudice to any other conditions precedent to its admission as a Guarantor as provided in this Trust Deed, such Person shall become a Parent Guarantor or, as the case may be, Subsidiary Guarantor by executing and delivering to the Trustee a supplemental Trust Deed in a form ‘satisfactory to the Trustee together with such legal opinions in respect of the supplemental Trust Deed in a form satisfactory to and as to the laws of such relevant jurisdiction(s) as may be required by *the Trustee (provided always that (save to the extent required to cover any condition precedent to the admission of a Guarantor) such opinion shall not be more extensive than those given in relation to the initial Guarantors). The relevant Issuer and each Guarantor shall be deemed to have consented to the admission of any Person as a new Guarantor and shall be deemed to be jointly and severally liable with any new Guarantor (in the case of the Subsidiary Guarantors in respect of the admission of a new Subsidiary Guarantor) or, as the case may be, severally liable with any new Guarantor (in the case of the Parent Guarantors in respect of the admission of a new Parent Guarantor).

12. APPLICATION OF MONEYS RECEIVED BY TRUSTEE

12.1 Unless and to the extent specified by the relevant Issuer as being attributable to a particular Series of the Notes and subject to clause 12.2, all moneys received by the Trustee under this Trust Deed (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under Condition 10) shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under this Trust Deed from any relevant Issuer or, as the case may be, any Guarantor to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply the same:

(a)	first, in payment or satisfaction of all amounts then due and unpaid under clauses 19 and/or 26 to the Trustee and/or any Appointee;

(b)	second, in or towards payment pari passu and rateably of all arrears of interest remaining unpaid in respect of the Notes and all principal moneys due in respect of the Notes of that Series;

(c)	third, in or towards payment pail passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series; and

(d)	fourth, as to the balance (if any), in payment to the relevant Issuer (in equal portions) without prejudice to or liability in respect of any question as to how such payment shall be dealt with as between the relevant Issuer, the relevant Guarantors or any other person.

12.2 If the amount of the moneys at any time available for the payment of principal and interest in respect of a particular Series of the Notes under clause 12.1, shall be less than one-tenth of the principal amount of the Notes of that Series then repayable, the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised; and such investments with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and applicable for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes then repayable. The accumulated investments shall be applied under clause 12. All interest and other income deriving from such investments shall be applied first in payment or satisfaction of all amounts then due and unpaid under clauses 19 and/or 26 to the Trustee and/or any Appointee and otherwise held for the benefit of and paid to the Noteholders or the holders of the related Coupons, as the case may be.

13. INVESTMENT

13.1 Any moneys which under the trusts of this Trust Deed ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any on time deposit in any major currency with a bank with a rating of at least AA or government bond denominated in any major currency issued by the government of France, Germany or the United Kingdom as the Trustee may, in its absolute discretion, think fit.

14. POWER OF TRUSTEE TO INSTITUTE PROCEEDINGS

14.1 Subject to clause 14.2, the Trustee may, at any time, at its discretion and without notice take such proceedings against the relevant Issuer and/or the Guarantors as it may think fit to enforce the provisions of this Trust Deed or the Notes or the Receipts or the Coupons. No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the relevant Issuer and/or the Guarantors unless the Trustee, having become bound to proceed in accordance with this clause 14, fails or neglects so to do within a reasonable period and such failure or neglect is continuing.

14.2 Save where expressly provided otherwise, the Trustee shall not be bound to take any proceedings referred to in clause 14.1 above or any other action under this Trust Deed or the Notes or the Receipts or the Coupons unless:

(a)	it shall have been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by Noteholders holding at least one-quarter in nominal amount of the Notes then outstanding; and

(b)	it shall have been indemnified and/or secured and/or prefunded to its satisfaction against all proceedings, claims and demands to which it may be or become liable and all costs, charges, expenses and liabilities which may be incurred by it in connection therewith.

14.3 Should the Trustee (or any Noteholder, Receiptholder or Couponholder where entitled under this Trust Deed so to do) institute legal proceedings against any relevant Issuer or any Guarantor to enforce any obligation under this Trust Deed or under the Notes, Receipts or Coupons:

(a)	proof therein that, as regards any specified holder of a Note, the relevant Issuer or any Guarantor has made default in paying any principal due in respect of some or all of its Notes shall (unless the contrary be proved) be sufficient evidence that the relevant Issuer or the relevant Guarantor has made the like default as regards all other Noteholders any of whose Notes are then repayable;

(b)	proof therein that, as regards any specified Receiptholder, the relevant Issuer or any Guarantor has made default in paying any principal due in respect of some or all of its Receipts appertaining to the Notes (unless the contrary be proved) be sufficient evidence that the relevant Issuer or the relevant Guarantor has made the like default as regards all other Receiptholders any of whose Receipts appertaining to the Notes are then payable; and

(c)	proof therein that, as regards any specified Couponholder, the relevant Issuer or any Guarantor has made default in paying any interest due in respect of some or all of its Coupons appertaining to the Notes (unless the contrary be proved) be sufficient evidence that the relevant Issuer or the relevant Guarantor has made the like default as regards all other Couponholders any of whose Coupons appertaining to the Notes are then payable.

14.4 The Trustee shall be and is hereby authorised to assume without enquiry and it is hereby declared to be the intention that it shall assume without enquiry, in the absence of knowledge or express notice to the contrary, that the relevant Issuer and the Guarantors respectively are duly performing and observing all the covenants and provisions contained in this Trust Deed and on its or their part(s) to be performed and observed and that no Event of Default or Potential Event of Default has happened.

15. PAYMENTS TO BE A GOOD DISCHARGE

15.1 Subject to the provisions of clause 3.5 any payment to be made in respect of the Notes or the Receipts or the Coupons by the relevant Issuer, the Guarantors or the Trustee may be made in the manner provided in the Conditions and any payment so made shall be a good discharge pro tanto to the relevant Issuer, the Guarantors or the Trustee, as the case may be. Any payment of interest made in respect of a Coupon shall extinguish any claim of a Noteholder which may arise directly or indirectly in respect of such interest.

16. ENFACEMENT OF NOTES

16.1 Upon any payment under clause 12, the Note, Receipt or Coupon in respect of which such payment is made shall, if the Trustee so requires, be produced to the relevant Issuer or the Paying Agent by or through whom such payment is made and the relevant Issuer shall, in the case of part payment (otherwise than as a result of a deduction from the principal amount payable in respect of any Note pursuant to Condition 10), enface or cause such Agent to enface a memorandum of the amount and date of payment on such Note, Receipt or Coupon or, in the case of payment in full, shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

17. COVENANTS BY THE ISSUERS AND THE GUARANTORS

17.1 So long as any of the Notes remains outstanding each of the Parent Guarantors severally covenants with the Trustee that it shall:

(a)	cause to be prepared and certified by its Auditors in respect of each of its annual financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the Stock Exchange; and

(b)	send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the relevant Parent Guarantor) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to the holders of the stapled securities of the Parent Guarantors together with any of the foregoing, within 30 days after the issue or publication thereof.

17.2 So long as any of the Notes remains outstanding each of the relevant Issuer and the Guarantors severally covenants with the Trustee that it shall:

(a)	so far as permitted by applicable law, and save with regard to those matters dealt with in 17.2(o) below, give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require (including without limitation the procurement by the relevant Issuer or the Guarantors (as the case may be) of all such certificates called for by the Trustee pursuant to clause 27.1(b)) as are reasonably necessary for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretion vested in it under this Trust Deed or by operation of law;

(b)	at all times keep proper books of account and, where such access is reasonably necessary for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretion vested in the Trustee under this Trust Deed or by operation of law, allow the Trustee and any person appointed by the Trustee to whom the relevant Issuer and the Guarantors shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours, provided that such access shall be granted not more than once in any two calendar years;

(c)	give notice in writing to the Trustee promptly upon becoming aware of the occurrence of any Event of Default or any Potential Event of Default or the coming into existence of any Lien (as defined in the Conditions), other than a Permitted Lien (as defined in the Conditions) which would require security to be given pursuant to Condition 5;

(d)	give to the Trustee not later than 180 days after the end of each annual financial period of the Group, a certificate substantially in the form attached at Schedule 1 of each of the relevant Issuers and the Parent Guarantors signed respectively by two Authorised Officers of each of them to the effect that as at a date not more than seven days before delivering such certificate (the Relevant Date) there did not exist and had not existed since the Relevant Date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or Potential Event of Default (or if such exists or existed specifying the same) and that during the period from and including the Relevant Date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the Relevant Date of such certificate each of the relevant Issuer and the Guarantors has complied with all its obligations contained in this Trust Deed or (if such is not the case) specifying the respects in which it has not complied;

(e)	so far as permitted by applicable law, at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to this Trust Deed;

(f)	at all times maintain Paying Agents in accordance with the Conditions;

(g)	procure the Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes or any of them or any of the Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Notes or Receipts or Coupons as the case maybe;

(h)	give to the Trustee written notice of any merger or consolidation of a Guarantor or a conveyance, transfer or lease of all or substantially all of the assets of a Guarantor as permitted by clause 8.1 or clause 10;

(i)	in the event of the unconditional payment to the Agent of any sum due in respect of the Notes or any of them or any of the Receipts or any of the Coupons being made after the due date for payment thereof forthwith upon request by the Trustee give or procure to be given notice to the relevant Noteholders in accordance with Condition 16 that such payment has been made;

(j)	if the applicable Final Terms indicates that Notes are to be listed on a Stock Exchange, use all reasonable endeavours to maintain the listing of the Notes on the Stock Exchange or, if it is unable to do so having used such endeavours or if maintenance of such listing is or has become unduly burdensome, including, without limitation, because it would require any relevant Issuer or Guarantor to provide financial statements prepared in accordance with, or reconcile financial statements to, accounting principles or standards other than those required by its country of incorporation the relevant Issuer and the Guarantors may cease to maintain such listing provided that they shall use all reasonable endeavours promptly to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets as the relevant Issuer may (with the prior approval of the Trustee) decide and shall also upon obtaining a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to this Trust Deed as the Trustee may reasonably require or as shall be requisite to comply with the requirements of any such stock exchange or securities market. A certificate signed by two Authorised Officers of any relevant Issuer or Parent Guarantor that in their opinion maintenance of any listing is or has become unduly burdensome shall, in the absence of manifest error, be conclusive and binding on the Trustee and the Noteholders, Receiptholders and Couponholders;

(k)	give notice to the Noteholders in accordance with Condition 16 of any appointment, resignation or removal of any Paying Agent (other than the appointment of the initial Paying Agents) after having obtained the approval of the Trustee thereto or any change of any Paying Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 14 days prior to such event taking effect; PROVIDED ALWAYS that so long as any of the Notes remains liable to prescription in the case of the termination of the appointment of the Agent no such termination shall take effect until a new Agent has been appointed on terms approved by the Trustee;

(1)	where a notice to be given to the Noteholders in accordance with Condition 16 makes reference to the Trustee, to send to the Trustee (not less than two days prior to which any such notice is to be given) the form of any such notice and obtain the prior written approval of the Trustee to any such notice, such approval not to be unreasonably withheld or delayed (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 of the United Kingdom (FSMA) of a communication within the meaning of Section 21 of FSMA)), and as soon as practicable give to the Trustee two copies of the form of every notice given to the Noteholders in accordance with Condition 16;

(m)	comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Paying Agents comply with and perform all their obligations thereunder and under any notice given by the Trustee pursuant to clause 3.5(a) and not make any amendment or modification to such Agreement without the prior written approval of the Trustee;

(n)	in order to enable the Trustee to ascertain the principal amount of the Notes for the time being outstanding for any of the purposes referred to in (i) and (ii) of the proviso to the definition of outstanding in clause 1.1, deliver to the Trustee upon being so requested in writing by the Trustee a certificate in writing signed by two Authorised Officers of the relevant Issuer or two Authorised Officers of the Parent Guarantors (as appropriate) setting out the total number and aggregate principal amount of the Notes which:

(i)	up to and including the date of such certificate have been purchased by the relevant Issuer, the Guarantors or any other Subsidiary of the Guarantors and cancelled; and

(ii)	are at the date of such certificate held by, for the benefit of, or on behalf of, the relevant Issuer, the Guarantors or any other Subsidiary of the Guarantors;

(o)	where the Trustee has grounds to suspect that an Event of Default or a Potential. Event of Default exists or may exist with reference to a Material Subsidiary, give to the Trustee within 14 days of a written request by the Trustee therefor a certificate signed by two Authorised Officers of any relevant Issuer or Parent Guarantor that as at a date not more than seven days before delivering such certificate there did not exist any Event of Default or Potential Event of Default in relation to any Material Subsidiary and that none has existed since the Relevant Date of the last certificate given pursuant to clause 17.2(d) (or if such exists or existed specifying the same);

(p)	prior to making any modification or amendment or supplement to this Trust Deed procure the delivery of (a) legal opinion(s) as to English and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee (provided always that such opinion shall not be more extensive than those given in relation to the execution of this Trust Deed); and

(q)	give notice to the Trustee of the proposed redemption of the Notes at least 3 business days in London prior to the giving of any notice of redemption in respect of such Notes pursuant to Condition 16.

18. NOTICE OF PAYMENTS

18.1 The Trustee shall give notice to the relevant Noteholders in accordance with Condition 16 of the day fixed for any payment to them under clause 12. Such payment may be made in accordance with Condition 7 and any payment so made shall be a good discharge to the relevant Issuer or, as the case may be, the Trustee.

19. REMUNERATION OF THE TRUSTEE

19.1 The relevant Issuer shall (subject as hereinafter provided) pay to the Trustee such amount(s) on such date(s) as shall be determined by agreement in writing between the relevant Issuer and the Trustee as remuneration for the Trustee’s services as trustee. All such remuneration shall be payable in priority to payments to Noteholders, Receiptholders and Couponholders. Following the occurrence of an Event of Default or in the event of the Trustee finding it expedient or being required to undertake any duties which the Trustee and the relevant Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the relevant Issuer shall pay such additional remuneration as shall be agreed between the Trustee and the relevant Issuer. In the event of the Trustee and the relevant Issuer failing to agree upon whether such duties are of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or failing to agree upon the remuneration initially payable or any additional remuneration, such matters shall be determined by a merchant bank or other person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the relevant Issuer or, failing such approval, nominated by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fee of such merchant bank or other person being paid by the relevant Issuer) and the decision of any such merchant bank or other person shall be final and binding on the relevant Issuer, the Guarantors and the Trustee.

19.2 The relevant Issuer shall in addition pay to the Trustee (if so required) an amount equal to the amount of any Value Added Tax or similar tax chargeable in respect of its remuneration under this Trust Deed.

19.3 The relevant Issuer shall also pay or discharge all Liabilities incurred by:

(a)	the Trustee in relation to the exercise of its powers and the performance of its duties under this Trust Deed including but not limited to legal and travelling expenses; and

(b)	by any Appointee in the performance or purported performance of its functions under its appointment.

19.4 The relevant Issuer shall jointly and severally indemnify the Trustee and every Appointee in respect of all Liabilities incurred by it in the execution or purported execution of any duties, powers, trusts, authorities or discretions vested in it by this Trust Deed or under its appointment and against all Liabilities in respect of any matter or thing done or omitted in any way relating to this Trust Deed.

19.5 All sums payable by the relevant Issuer (or the Guarantors pursuant to clause 6) under this clause shall be payable on demand and in the case of payments actually made by the Trustee prior to the demand (if not paid within five days of such demand and if the Trustee so requires) shall carry interest at the rate of 2 per cent. per annum above the base rate of Barclays Bank plc from the date of the same being demanded and in all other cases shall carry interest at such rate from the date 30 days after the date of the same being demanded or, where the demand specifies that payment be made on an earlier date, from such earlier date.

The relevant Issuer hereby further undertakes to the Trustee that all moneys payable by the relevant Issuer to the Trustee under this clause shall be made without set-off, counterclaim, deduction or withholding unless compelled by law in which event the relevant Issuer will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the relevant Issuer to the Trustee under this clause in the absence of any such set-off, counterclaim, deduction or withholding.

19.6 The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of the Notes any Liabilities incurred under this Trust Deed have been incurred.

19.7 Unless otherwise specifically stated in any discharge of this Trust Deed, the provisions of this clause shall continue in full force and effect notwithstanding such discharge.

20. MODIFICATIONS AND SUBSTITUTION OF PRINCIPAL DEBTOR

20.1 The Trustee may from time to time and at any time without any consent or sanction of the Noteholders, the Receiptholders or the Couponholders concur with the relevant Issuer and the Guarantors in making any modification to this Trust Deed or the Notes or the Receipts or the Coupons which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or any modification to this Trust Deed or the Notes or the Receipts or the Coupons to correct a manifest error or which is of a formal, minor or technical nature or an error which, in the opinion of the Trustee, is proven. Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee otherwise agrees, the relevant Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 16.

20.2 The Trustee shall, without the consent of the Noteholders, Receiptholders or Couponholders, agree with the relevant Issuer and the Guarantors to the substitution in place of any relevant Issuer as a principal debtor in respect of the Notes of any other company that is a member of the Group (the Substituted Company) provided that:

(a)	a trust deed is executed or some other form of undertaking is given by the Substituted Company to the Trustee in a form satisfactory to the Trustee to be bound by the terms hereof applicable to the relevant Issuer and by the Conditions (with any consequential amendments which may be appropriate) as fully as if the Substituted Company had been a party to this Trust Deed, and named herein and in the Notes and the Conditions, as the principal debtor in respect of the Notes and the Conditions in place of such relevant Issuer;

(b)	an irrevocable and unconditional guarantee is given by the Guarantors and such relevant Issuer, on the terms set out in clause 6, to the Trustee in a form satisfactory to the Trustee of the payment of all moneys payable by the Substituted Company as such principal debtor;

(c)	two Authorised Officers of the Substituted Company certify that the Substituted Company will be solvent both at the time at which the said substitution is to be effected and immediately thereafter (which certificate the Trustee may rely upon absolutely);

(d)	the Parent Guarantors certify (in a certificate signed by two Authorised Officers) that (a) all necessary governmental and regulatory approvals and consents necessary for or in connection with the assumption by the Substituted Company of the obligations under the Notes, Receipts and Coupons in place of the relevant Issuer and for the giving by the Guarantors (and the relevant Issuer) of the aforesaid guarantee have been obtained and (b) such approvals and consents are at the time of substitution in full force and effect;

(e)	the relevant Issuer and/or the Guarantors and/or the Substituted Company execute such other deeds, documents and instruments (if any) as may be agreed by the relevant Issuer, the Guarantors and the Trustee as being necessary for such substitution to be fully effective;

(f)	Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc. and Moody’s Investors Service, Inc. has confirmed in writing to the Trustee that it has determined that it would not downgrade the rating accorded to the Notes as a result of the substitution of the Substituted Company as principal debtor in respect of the Notes;

(g)	where the Substituted Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the Relevant Taxing Jurisdiction (as defined in Condition 9), undertakings or covenants are given by the Substituted Company in terms corresponding to the provisions of Condition 9 with the substitution for (or, as the case may be, the addition to) the references to the Relevant Taxing Jurisdiction of references to that other or additional territory in which the Substituted Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 8.2 shall be modified accordingly;

(h)

the relevant Issuer, the Parent Guarantors and the Substituted Company shall procure the delivery to the Trustee of legal opinions as to English law and the laws of the jurisdiction of incorporation of the Substituted Company and each Guarantor and relevant Issuer and as to English law in a form satisfactory to the Trustee and from law firms satisfactory to the Trustee as to the legal and binding nature of the obligations of each such party under the supplemental trust deed and as to such other customary matters as the Trustee shall require; and

(i)	each stock exchange on which any Notes are listed or admitted to trading shall have confirmed that, following a proposed substitution of a Substituted Company, such Notes will continue to be listed on such stock exchange.

20.3 Upon the execution of such documents, the Substituted Company shall be deemed to be named in this Trust Deed and on the Notes as the principal debtor in place of the relevant Issuer (or of any previous substitute) and this Trust Deed and the Notes, Receipts and Coupons shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution. Agreement by the Trustee to such substitution shall, if so expressed, operate to release the relevant Issuer from all of its obligations as principal debtor in respect of the Notes hereunder but without prejudice to the obligations of the Guarantors under the Guarantee. Not later than 15 days after the execution of any such documents and instruments as aforesaid, the relevant Issuer shall, unless the Trustee agrees otherwise, give notice thereof to the Noteholders in accordance with Condition 16.

21. RECORD OF NOTES

21.1 The relevant Issuer shall procure that there shall be kept a full and complete record of all Notes, Receipts and Coupons (other than the serial number of Coupons), their redemption, payment and cancellation and of all replacement Notes, Receipts or Coupons issued in substitution for mutilated, defaced, lost, stolen or destroyed Notes, Receipts or Coupons and the relevant Issuer shall further procure that such record shall be made available to the Trustee during the normal business hours of the relevant Issuer or its agent as the case may be.

22. STATUS OF NOTEHOLDERS

22.1 Wherever in this Trust Deed the Trustee is required or entitled to exercise a trust, power, authority or discretion by reference to the interests of the Noteholders, the Trustee shall assume that each such holder of Definitive Notes is the holder of all unmatured Receipts and Coupons appertaining to each Definitive Note of which he is the holder.

22.2 The relevant Issuer, the Guarantors, the Trustee and the Paying Agents may (to the fullest extent permitted by applicable law) treat the holder of any Note, Receipt or Coupon as the absolute owner thereof (whether or not such Note, Receipt or Coupon shall be overdue and notwithstanding any notice of ownership or writing thereon or any notice of previous loss or theft or any notice of any trust or other interest therein) for the purpose of making payment and for all other purposes and shall not be required to obtain any proof thereof or as to the identity of such holder.

23. NO NOTICE TO RECEIPTHOLDERS OR COUPONHOLDERS

23.1 Neither the relevant Issuer nor the Trustee nor the Guarantors shall be required to give any notice to the Receiptholders or Couponholders for any purpose under this Trust Deed, and the Receiptholders or Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 16.

24. CURRENCY INDEMNITY

24.1 If a judgment or order is rendered by a court of any particular jurisdiction for the payment of any amounts owing to the Trustee or the Noteholders, the Receiptholders or the Couponholders under this Trust Deed or under a judgment or order of a court of any other jurisdiction in respect thereof or for the payment of damages in respect of either thereof and any such judgment or order or sum payable is expressed in a currency (in this clause, the Judgment Currency) other than the currency of payment of the Notes (the Contractual Currency) the relevant Issuer shall indemnify and hold the Trustee and the Noteholders, the Receiptholders and the Couponholders harmless against any deficiency arising or resulting from any variation in rates of exchange between the Judgment Currency and the Contractual Currency occurring between (i) the date on which any amount expressed in the Contractual Currency is converted, for the purposes of making or filing any claim resulting in any such judgment or order or payment, into an equivalent amount in the Judgment Currency or, if such conversion is made by the court for the purpose of making such judgment, the date of such conversion, and (ii) the date or dates of payment of such amount (or part thereof) or of discharge of such first-mentioned judgment or order (or part thereof) as appropriate.

24.2 In the event of the liquidation of the relevant Issuer or any Guarantor at any time while any amount or any damages remain owing to the Trustee or the Noteholders, Receiptholders or Couponholders under this Trust Deed, the Notes, the Receipts or the Coupons or any judgment or order rendered in respect thereof remains outstanding the relevant Issuer shall jointly and severally indemnify and hold the Trustee and the Noteholders, the Receiptholders and the Couponholders harmless against any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the equivalent in any currency (other than the Contractual Currency) of the amount in the Contractual Currency due or contingently due under this Trust Deed (other than this clause 24.2) or under any judgment or order into which the relevant obligations under this Trust Deed shall have been merged is calculated for the purposes of such liquidation and (ii) the final date or dates for the filing of proofs of claim in such liquidation.

24.3 The above indemnities shall constitute separate and independent obligations of the relevant Issuer and the Guarantors from their other obligations under this Trust Deed, shall give rise to separate and independent causes of action, shall apply irrespective of any indulgence granted by the Trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof or proofs in the liquidation of any relevant Issuer or any Guarantor for a liquidated sum or sums in respect of amounts due under this Trust Deed or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Trustee and the Noteholders, the Receiptholders and the Couponholders and no proof or evidence of or any actual loss shall be required by the relevant Issuer or the Guarantors or the liquidators of any of them.

24.4 If by reason of any such judgment or order as is referred to in clause 24.1 the amount receivable by the Trustee, the Noteholders, the Receiptholders or the Couponholders, if converted on the date of payment into the Contractual Currency, would yield a sum in excess of the sum (expressed in the Contractual Currency) due, the Trustee shall hold such excess to the order of the relevant Issuer or Guarantors, as the case may be.

25. TRUSTEE MAY ENTER INTO FINANCIAL TRANSACTIONS WITH THE ISSUERS AND OTHERS

25.1 Neither the Trustee nor any director or officer of any corporation being a trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into or being interested in any transactions with the Issuers, the Guarantors, or any subsidiary of the Guarantors, any Substituted Company or any Substituted Guarantors or any other Person associated with any of the foregoing (each a relevant person), whether directly or indirectly, or from accepting the trusteeship of any other debenture stock, debentures or securities of a relevant person and without prejudice to the generality of these provisions it is expressly declared that such contracts and transactions include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending money upon or making payments in respect of the Notes or any other stock, shares, debenture stock, debentures or other securities of a relevant person or any contract of banking or insurance with a relevant person or from accepting or holding the trusteeship of any other trust deed constituting or securing other securities issued by a relevant person or any other office under a relevant person and the Trustee shall not be accountable to the Noteholders, Receiptholders or Couponholders or to any relevant person for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts transactions trusteeships or offices and the Trustee shall be entitled to retain the same for its own benefit.

26. TRUSTEE INDEMNITY

26.1 Subject as provided in clause 27 the relevant Issuer shall jointly and severally indemnify the Trustee and each Appointee in respect of all Liabilities incurred by it in the execution or purported execution of any of the duties, trusts, powers, authorities, rights or discretion vested in it by this Trust Deed or such appointment, and against all actions, proceedings, costs, claims and demands in respect of any matter or thing properly done or omitted in any way relating to this Trust Deed.

27. SUPPLEMENT TO THE TRUSTEE ACTS

27.1 Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)	the Trustee may in relation to this Trust Deed act on the opinion or advice of or any information (whether addressed to the Trustee or not) and obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert in England or elsewhere whether obtained by the Trustee, the relevant Issuer, the Guarantors or any Agent and shall not be responsible for any loss occasioned by so acting; any such opinion, advice or information may be sent or obtained by letter, telegram, facsimile or email and the Trustee shall not be liable for acting on any opinion, advice or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

(b)	the Trustee may call for and accept a certificate signed by any two Authorised Officers of the relevant Issuer or of the Guarantors or any of them (as the case may require) as to any fact or matter prima facie within the knowledge of the relevant Issuer or the Guarantors (as the case may be) as sufficient evidence thereof and a like certificate to the effect that any particular dealing or transaction or step or thing is in the opinion of the person so certifying expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by its failing so to do;

(c)	save as otherwise provided in this Trust Deed, the Trustee shall as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law have absolute and uncontrolled discretion as to the exercise or non-exercise thereof (the exercise or non-exercise of which as between the Trustee and the Noteholders, the Receiptholders and the Couponholders shall be conclusive and binding on the Noteholders, the Receiptholders and the Couponholders) and, provided it shall not have acted fraudulently, the Trustee shall not be responsible for any loss, costs, damages, expense or inconvenience that may result from the exercise or non-exercise thereof and wherever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders the Trustee shall nevertheless not be so bound unless first indemnified and/or secured and/or prefunded to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;

(d)	the Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in this Trust Deed or to take any steps to ascertain whether any Event of Default or Potential Event of Default has happened and, until it shall have actual knowledge or shall have express notice to the contrary, the Trustee shall be entitled to assume without enquiry that no such event has happened and that the relevant Issuer and the Guarantors are duly performing all their obligations contained in this Trust Deed and under the Notes, Receipts and Coupons;

(e)	the Trustee shall not be responsible for having acted upon any Extraordinary Resolution in writing or resolution purporting to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or any direction or request of a relevant percentage of Noteholders as set out in this Trust Deed even though it may subsequently be found that there was some defect in the constitution of such meeting or the passing of such resolution or (in the case of any Extraordinary Resolution in writing or such a direction or request) that it was not signed by the requisite number of Noteholders or that for any reason such resolution was not valid or binding upon the Noteholders, the Receiptholders or the Couponholders;

(f)	where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee (subject to consultation where practicable with the relevant Issuer or the Guarantors) but having regard to current rates of exchange, if available, and any rate, method and date so specified shall be binding on the relevant Issuer, the Guarantors, the Noteholders, the Receiptholders and the Couponholders;

(g)	the Trustee shall be at liberty to deposit this Trust Deed and all deeds and other documents relating to this Trust Deed in any safe deposit, safe or other receptacle selected by the Trustee, in any part of the world, or with any bank or banking company, lawyer or firm of lawyers believed by it to be of good repute, in any part of the world, and the Trustee shall not be responsible for or required to insure against any loss incurred in connection with any such deposit and may pay all sums required to be paid on account of or in respect of any such deposit;

(h)	the Trustee as between itself and the Noteholders, Receiptholders and Couponholders shall have fall power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders, Receiptholders and Couponholders;

(i)	the Trustee may, subject to prior consultation with the relevant Issuer and the Parent Guarantors, in the conduct of the trusts of this Trust Deed, instead of acting personally, employ and pay an agent, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and, provided that the Trustee shall have exercised reasonable care in the selection of such agent, the Trustee shall not be responsible for any misconduct on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

(j)	any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

(k)	the Trustee shall not be responsible for the receipt or application by the relevant Issuer of the proceeds of the issue of the Notes or for the exchange of any Global Note for another Global Note or Definitive Notes or for the delivery of any Notes to any person entitled thereto;

(1)	any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms and conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in this Trust Deed may be given retrospectively. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in this Trust Deed) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby. For the avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence;

(m)	the Trustee shall not be liable to the relevant Issuer, the Guarantors or any Noteholder, Receiptholder or Couponholder or any other person by reason of having accepted as valid or not having rejected any Note, Receipt or Coupon purporting to be such and subsequently found to be forged or not authentic or having treated as entitled to any Note, Receipt or Coupon or any moneys payable in respect thereof any person subsequently found not to be so entitled;

(n)	the Trustee shall not (unless ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder, Receiptholder or Couponholder or any other person any confidential financial or other information made available to the Trustee by the relevant Issuer or the Guarantors in connection with this Trust Deed and no Noteholder, Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information;

(o)	the Trustee may certify that any of the conditions, events and acts set out in subparagraphs (b), (c), (d)(i), (d)(ii) and (d)(iv) (other than, in the case of (d)(i), (d)(ii) and (d)(iv), in respect of any Parent Guarantor), or (e) of Condition 11.1 (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of this Trust Deed be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the relevant Issuer, the Guarantors, the Noteholders, the Receiptholders and the Couponholders;

(p)	the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating or expressed to be supplemental thereto;

(q)	the Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the principal amount of Notes represented by a Global Note standing to the account of any person. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal amount of Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic;

(r)	the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of such legal opinion and shall not be responsible for any Liability incurred thereby;

(s)	subject to the requirements, if any, of the Stock Exchange, any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under this Trust Deed without executing or filing any paper or document or any further act on the part of the parties thereto;

(t)	the Trustee shall not be bound to take any action in connection with this Trust Deed or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion or employing any financial adviser, where it is not reasonably satisfied that the relevant Issuer and the Guarantors will be able to indemnify it against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it;

(u)	no provision of this Trust Deed shall require the Trustee to do anything which may (i) be illegal or contrary to applicable law or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretion, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or Liability is not assured to it;

(v)	unless notified to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to subclause 17.2(n)) that no Notes are held by, for the benefit of, or on behalf of, the relevant Issuer, the Guarantors or any Subsidiaries of the relevant Issuer or the Guarantors;

(w)	the Trustee shall have no responsibility whatsoever to the relevant Issuer, the. Guarantors, any Noteholder, Receiptholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency;

(x)	any certificate or report of the Auditors or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself;

(y)	the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, or any other agreement or document relating to the transactions contemplated in this Trust Deed or under such other agreement or document;

(z)	any certificate addressed to the Trustee and signed by two Authorised Officers of the relevant Issuer or the Parent Guarantors as to the amount of EBI1DA, Interest Expense, Net Debt, Secured Debt, Net Assets, Total Assets, Unencumbered Assets or as to any other term or amount referred to in the Conditions or as to any of the ratios contained in Condition 4 (or as to any other figure required for any other purpose in connection with this Trust Deed (unless expressly otherwise stated)) may, in the absence of manifest error, be relied upon by the Trustee and, if so relied upon, shall be conclusive and binding on the relevant Issuer, the Guarantors, the Noteholders, the Receiptholders and the Couponholders; and

(aa)	the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by this Trust Deed as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trusts constituted by this Trust Deed and, provided that the Trustee shall have exercised reasonable care in the selection of any such custodian or nominee and that any such custodian or nominee shall have agreed to be liable to the relevant Issuer and the Parent Guarantors to the same extent as the Trustee is so liable under this Trust Deed, the Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

PROVIDED NEVERTHELESS THAT none of the provisions of this Trust Deed shall, in any case in which the Trustee has failed to show the degree of care and diligence required of it, having regard to the provisions of this Trust Deed conferring on the Trustee any powers, authorities or discretions, exempt, relieve or indemnify the Trustee from or against any liabilities which by virtue of any rule of law would otherwise attach to it in respect of any breach of trust of which it may be guilty in relation to its duties under this Trust Deed.

28. WAIVER

28.1 The Trustee may, without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default, from time to time and at any time on such terms and conditions (if any) as shall seem expedient to it, but only if and in so far as in its opinion the interests of the Noteholders would not be materially prejudiced thereby, waive or authorise, any breach or proposed breach of any of the covenants or provisions contained in this Trust Deed or the Notes or the Receipts or the Coupons or determine that any Event of Default or Potential Event of Default, shall not be treated as such for the purposes of this Trust Deed. The Trustee shall not exercise any powers conferred upon it by this clause in contravention of any express direction given by an Extraordinary Resolution but no such direction shall affect any waiver or authorisation previously given or made.

29. TRUSTEE TO REGARD NOTEHOLDERS AS A CLASS

29.1 In connection with the exercise by it of any of its trusts, powers, authorities and discretions under this Trust Deed (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any

Noteholder, Receiptholder or Couponholder be entitled to claim, from the relevant Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except to the extent already provided for in Condition 9 and/or any undertaking given in addition thereto or in substitution therefor under this Trust Deed.

30. POWER TO DELEGATE

30.1 The Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by a responsible officer for the time being of the Trustee and the Trustee may also, subject to prior consultation with the relevant Issuer and the Parent Guarantors, whether by power of attorney or otherwise, delegate to any person or persons all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as the Trustee may also in the interests of the Noteholders think fit, provided that such delegation is:

(a)	in the reasonable opinion of the Trustee, in the interests of the Noteholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)	for the purposes of avoiding any conflict of interest or obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of this Trust Deed against the relevant Issuer or the Guarantors, and provided always that any such. delegee or sub-delegee shall have agreed to be liable to the relevant Issuer and the Parent Guarantors to the same extent as the Trustee is so liable under this Trust Deed.

30.2 Provided that the Trustee shall have exercised reasonable care in the selection of such delegate in accordance with .clause 30.1 and the provisions of clause 30.1 have been complied with, it shall not be bound to supervise its proceedings and shall not be in any way or to any extent responsible for any loss incurred by any misconduct or default on the part of any such delegate.

31. COMPETENCE OF A MAJORITY OF TRUSTEES

31.1 Whenever there shall be more than two trustees of this Trust Deed the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

32. APPOINTMENT OF TRUSTEES

32.1 Subject to the provisions of clause 32.2, the power to appoint new trustees of this Trust Deed shall be vested in the Issuers. One or more persons may hold office as trustee or trustees of this Trust Deed but such trustee or trustees shall include a trust corporation. Any appointment of a new trustee or new trustees hereof shall as soon as practicable thereafter be notified by the Issuers to the Guarantors, the Agent and the Noteholders. The Noteholders shall have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any sole trustee shall not become effective until a successor trustee is appointed.

32.2 Notwithstanding the provisions of clause 32.1 above, the Trustee may, without the consent of the Noteholders, the Receiptholders or the Couponholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Noteholders;

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of this Trust Deed against the Issuers and/or the Guarantors.

32.3 Before appointing any such person to act as such a separate trustee or co-trustee, the Trustee shall, where practicable, consult with the relevant Issuer and the Guarantors and no persons appointed shall be a person to whose appointment either the relevant Issuer or the Guarantors shall reasonably object. Each of the relevant Issuer and the Guarantors irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such person so appointed shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretion (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like mariner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as Liabilities incurred by the Trustee.

33. RETIREMENT

33.1 Any trustee for the time being of this Trust Deed may retire at any time upon giving not less than three months’ notice in writing to the Issuers and the Guarantors without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any sole trustee shall not become effective until a successor trustee is appointed. The Issuers hereby covenant that in the event of a trustee giving notice under this clause or being removed by

Extraordinary Resolution they will use all reasonable endeavours to procure a new trustee to be appointed as soon as reasonably practicable thereafter. The retiring trustee shall, at its own cost, make available to the successor trustee such documents and records and provide such assistance as the successor trustee may reasonably request for the purposes of performing its functions as trustee under or in connection with this Trust Deed. If no appointment of such a new trustee has become effective within 60 days of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a trust corporation as trustee of this Trust Deed, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

34. POWERS IN ADDITION

34.1 The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes.

35. NOTICES

35.1 Any notice or demand to the Issuers or the Guarantors or the Trustee or any approval or certificate required to be given, made, delivered or served for any purpose hereof shall be in the English language and shall be given, made, delivered or served by sending the same by prepaid post (first class if inland, airmail if overseas) or facsimile or by delivering the same by hand:

(a)	to the Issuers at:

WT Finance (Aust) Pty Limited, Westfield Finance (Aust) Limited, WFA Finance (Aust) Pty Limited, Westfield Europe Finance Plc, WEA Finance LLC, WT Finance (NZ) Limited, Westfield Trust (NZ) Limited, Westfield Finance (NZ) Limited

Level 24 Westfield Towers

100 William Street

Sydney NSW 2011, Australia

Fax No.: +61 2 9358 7194

For the attention of: Group Treasurer

(b)	to the Trustee at

Deutsche Trustee Company Limited

Winchester House

1 Great Winchester Street

London EC2N 2DB

England

Fax No.: + 44 20 7547 6149

For the attention of the Managing Director; and

(c)	to the Guarantors at:

Westfield Holdings Limited

Level 24 Westfield Towers, 100 William Street, Sydney, NSW 2011, Australia

Fax No.: +61 2 9357 7131

For the attention of: The Company Secretary

or at such other address or facsimile number as shall have been notified (in accordance with this clause) to the other parties hereto for the purposes of this clause, and any notice, demand, approval or certificate sent by prepaid post as provided in this clause shall be deemed to have been given, made, delivered or served 48 hours (in the case of inland post) or seven days (in the case of overseas post) after despatch and any notice, demand, approval or certificate sent by fax as provided in this clause shall be deemed to have been given, made, delivered or served at the time of despatch (in the case of inland service) or 24 hours thereafter (in the case of international service) and in proving the giving, making, delivering or serving of the same, it shall be sufficient to prove, in the case of a letter, that such letter was properly stamped, addressed and placed in the post and, in the case of a facsimile, that a confirmation of transmission was received by the sending party.

35.2 Copies of all notices, demands, approvals or certificates sent or delivered hereunder to the Issuers shall be sent or delivered to the Guarantors.

36. GOVERNING LAW

36.1 This Trust Deed (including the schedules hereto), the Notes, the Receipts and the Coupons and any non-contractual obligations arising out of or in connection with them are governed by, and shall be construed in accordance with, English law.

37. JURISDICTION

37.1 Each Issuer and each Guarantor hereby irrevocably agrees for the exclusive benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed, the Notes and the Coupons, including, without limitation, disputes relating to any non-contractual obligations arising out of or in connection with this Trust Deed, the Notes or the Coupons and that accordingly any suit, action or proceeding arising out of or in connection with this Trust Deed, the Notes or the Coupons (in this clause referred to as Proceedings) may be brought in such courts. For such purposes as aforesaid, each Issuer and each Guarantor irrevocably appoints Westfield Shoppingtowns Limited (or such other person as may be approved by the Trustee from time to time) as its agent to receive Service Documents on its behalf. (In this clause Service Document shall mean a claim form, summons, order, judgment or other document relating to or in connection with any Proceedings.) If at any time Westfield Shoppingtowns Limited shall not have an office in London (or such other person as aforesaid ceases to exist or to have an office falling within the terms of its appointment for the purposes of this clause), each Issuer and each Guarantor shall appoint another person, having an address for service in England, approved by the Trustee to accept such service and, if any Issuer or Guarantor shall fail to effect any such appointment within 15 days after demand by the Trustee, the Trustee shall be entitled by notice to them to appoint such a person on behalf of the relevant Issuer or relevant Guarantor. No failure by such agent or such other person as is referred to above to notify any Issuer or any Guarantor of the service of any process or to pass any process to it shall in any way invalidate the Proceedings concerned or any judgment given in them.

37.2 Nothing contained in this clause shall limit the right of any person entitled to bring Proceedings to take Proceedings against any Issuer or any Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

37.3 Each Issuer and each Guarantor hereby irrevocably waives (and irrevocably agrees not to raise) any objection which it may have now or hereafter to the laying of the venue of any Proceedings in the courts of England and any claim that any such Proceedings have been brought in an inconvenient forum and undertakes not to attempt or apply to have any such Proceedings which are brought in such court stayed, suspended or dismissed on any ground as is referred to above, and further irrevocably agrees that a judgment in any Proceedings brought in any such court as is referred to in this clause shall be conclusive and binding upon it and may be enforced in the courts of any other jurisdiction.

Each of the parties to this document intends it to be a deed, and agrees to execute and deliver it as a deed.

38. COUNTERPARTS

38.1 This Trust Deed and any trust deed supplemental hereto may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Trust Deed by email attachment or telecopy shall be an effective mode of delivery.

39. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

39.1 A person who is not a party to this Trust Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed and delivered as a deed by the parties hereto the day and year first above written.

SCHEDULE 1

CERTIFICATE

To:	The Trustee

(as defined in the Trust Deed referred to below)

WT Finance (Aust) Pty Limited

Westfield Finance (Aust) Limited

WFA Finance (Aust) Pty Limited

Westfield Europe Finance plc

WEA Finance LLC

WT Finance (NZ) Limited

Westfield Trust (NZ) Limited

Westfield Finance (NZ) Limited

(the Issuers)

Euro Medium Term Note Programme (the Programme)

Guaranteed on a several basis by

Westfield Holdings Limited

Westfield Management Limited

in its capacity as responsible entity and trustee of Westfield Trust

Westfield America Management Limited

in its capacity as responsible entity and trustee of Westfield America Trust and on a joint and several basis by certain of their respective subsidiaries

Capitalised terms not otherwise defined in this certificate have the meanings given to them in the Trust Deed dated 13 December 2007 in relation to the Programme, between the Issuers, Westfield Holdings Limited, Westfield Management Limited in its capacity as responsible entity and trustee of Westfield Trust, Westfield America Management Limited in its capacity as responsible entity and trustee of Westfield America Trust, Westfield Capital Corporation Pty Limited and WCI Finance LLC (as guarantors) and Deutsche Trustee Company Limited (as trustee) (the Trust Deed).

We, [            ] and [            ], being two Authorised Officers of [WT Finance (Aust) Pty Limited/ Westfield Finance (Aust) Limited/ WFA Finance (Aust) Pty Limited/ Westfield Europe Finance plc/ WEA Finance LLC/ WT Finance (NZ) Limited/ Westfield Trust (NZ) Limited/ Westfield Finance (NZ) Limited/ Westfield Holdings Limited/ Westfield Management Limited in its capacity as responsible entity and trustee of Westfield Trust/ Westfield America Management Limited in its capacity as responsible entity and trustee of Westfield America Trust]*, hereby certify pursuant to [clause 17.2(d)] of the Trust Deed that as at a date not more than seven days before the date of this certificate (the Relevant Date) there did not exist and had not existed since the Relevant Date of the previous certificate]/[the date of execution of the Trust Deed] any

*	Delete as appropriate.

Event of Default or Potential Event of Default and during the period from and including [the Relevant Date of the last such certificate]/[the date of execution of the Trust Deed]** to and including Relevant Date of this certificate each of the Issuers and the Guarantors has complied with all its obligations contained in the Trust Deed.

**	In the case of the first such certificate following execution of the Trust Deed.

SCHEDULE 2

APPROVED INDEPENDENT VALUERS

Assets situated in:	Approved Independent Valuer

Australia	Jones Lang LaSalle CB Richard Ellis Knight Frank Colliers Jardine Landauer Grant Samuel Australia Pty Limited DTZ Australia PricewaterhouseCoopers Urbis JHD Savilles m3property

New Zealand	Colliers Jardine New Zealand Limited CB Richard Ellis Limited Knight Frank

United Kingdom	Atisreal Knight Frank Healey & Baker DTZ CB Richard Ellis Cushman & Wakefield Jones Lang LaSalle PricewaterhouseCoopers GVA Grimley Limited

United States of America	Weiser Realty Cushman & Wakefield CB Richard Ellis PricewaterhouseCoopers American Realty Advisors

SCHEDULE 3

TERMS AND CONDITIONS OF THE NOTES

This Note is one of a Series (as defined below) of Notes issued by one or more of WT Finance (Aust) Pty Limited (WT Finance), Westfield Finance (Aust) Limited (WFAL), WFA Finance (Aust) Pty Limited (WFAF), Westfield Europe Finance plc (WEF), WEA Finance LLC (WEA Finance), WT Finance (NZ) Limited (WT Finance NZ), Westfield Trust (NZ) Limited (WTNZ) and Westfield Finance (NZ) Limited (WFNZ) (WT Finance, WFAL, WFAF, WEF, WEA Finance, WT Finance NZ, WTNZ and WFNZ together the Issuers and each an Issuer), as specified in the applicable Final Terms, and constituted by a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 13 December 2007 made between the Issuers, Westfield Holdings Limited, Westfield Management Limited (WML) in its capacity as the responsible entity and trustee of Westfield Trust, Westfield America Management Limited (WAML) in its capacity as the responsible entity and trustee of Westfield America Trust (each a Parent Guarantor and together, the Parent Guarantors), Westfield Capital Corporation Limited (now Westfield Capital Corporation Pty Limited) and WCI Finance LLC and Deutsche Trustee Company Limited (the Trustee, which expression shall include any successor as Trustee).

References herein to the relevant Issuer shall be references to whichever of one or more of WT Finance, WFAL, WFAF, WEF, WEA Finance, WT Finance NZ, WTNZ and/or WFNZ is specified as the Issuer(s) or proposed Issuer(s) of such Notes in the applicable Final Terms and references herein to any relevant Issuer shall be references to any of them. References herein to the Subsidiary Guarantors shall be references to Westfield Capital Corporation Pty Limited, WCI Finance LLC and each of WT Finance, WFAL, WFAF, WEF, WEA Finance, WT Finance NZ, WTNZ and WFNZ which is not specified as an Issuer in relation to the Notes in the applicable Final Terms (the Subsidiary Guarantors and the Parent Guarantors being together referred to as the Guarantors).

References herein to the Notes shall be references to the Notes of this Series and shall mean:

(a)	in relation to any Notes represented by a global Note (a Global Note), units of each Specified Denomination in the Specified Currency;

(b)	any Global Note; and

(c)	any definitive Notes issued in exchange for a Global Note.

The Notes, the Receipts (as defined below) and the Coupons (as defined below) have the benefit of an amended and restated Agency Agreement dated 12 May 2010 (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the Agency Agreement) and made between the Issuers, the Guarantors, the Trustee, Deutsche Bank AG, London Branch as issuing and principal paying agent and agent bank (the Agent, which expression shall include any successor agent, and, together with any additional paying agents, the Paying Agents, which expression shall include any successor paying agents).

Interest bearing definitive Notes have interest coupons (Coupons) and, if indicated in the applicable Final Terms, talons for further Coupons (Talons) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Definitive Notes repayable in instalments have receipts (Receipts) for the payment of the instalments of principal (other than the final instalment) attached on issue. Global Notes do not have Receipts, Coupons or Talons attached on issue.

The final terms for this Note (or the relevant provisions thereof) are set out in Part A of the Final Terms attached to or endorsed on this Note which supplement these Terms and Conditions (the Conditions) and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the Conditions, replace or modify the Conditions for the purposes of this Note. References to the applicable Final Terms are to Part A of the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note.

The Trustee acts for the benefit of the holders for the time being of the Notes (the Noteholders, which expression shall, in relation to any Notes represented by a Global Note, be construed as provided below), the holders of the Receipts (the Receiptholders) and the holders of the Coupons (the Couponholders, which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed.

As used herein, Tranche means Notes which are identical in all respects (including as to listing and admission to trading) and Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing and admission to trading) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices.

Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee being at 12 May 2010 at Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom and at the specified office of the Agent. Copies of the applicable Final Terms are available for viewing on the website of the London Stock Exchange and at the specified office of the Agent and copies may be obtained from that office save that, if this Note is neither admitted to trading on a regulated market in the European Economic Area nor offered in the European Economic Area in circumstances where a prospectus is required to be published under the Prospectus Directive, the applicable Final Terms will only be obtainable by a Noteholder holding one or more Notes and such Noteholder must produce evidence satisfactory to the Agent as to its holding of such Notes and identity. The Noteholders, the Receiptholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the applicable Final Terms which are applicable to them. The statements in the Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement.

Words and expressions defined in the Trust Deed, the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in the Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Trust Deed and the Agency Agreement, the Trust Deed will prevail and, in the event of inconsistency between the Trust Deed or the Agency Agreement and the applicable Final Terms, the applicable Final Terms will prevail.

1.	FORM, DENOMINATION AND TITLE

The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the Specified Currency and the Specified Denomination(s). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

This Note may be a Fixed Rate Note, a Floating Rate Note, a Zero Coupon Note, an Index Linked Interest Note, a Dual Currency Interest Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms.

This Note may be an Index Linked Redemption Note, an Instalment Note, a Dual Currency Redemption Note, a Partly Paid Note or a combination of any of the foregoing, depending upon the Redemption/Payment Basis shown in the applicable Final Terms.

Definitive Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in the Conditions are not applicable.

Subject as set out below, title to the Notes, Receipts and Coupons will pass by delivery. The relevant Issuer, the Guarantors, the Paying Agents and the Trustee will (except as otherwise required by law) deem and treat the bearer of any Note, Receipt or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph, and no person shall be liable for so treating any such bearer.

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank S.A./N.V. (Euroclear) and/or Clearstream Banking, société anonyme (Clearstream, Luxembourg), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the relevant Issuer, the Guarantors, the Paying Agents and the Trustee as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the relevant Issuer, the Guarantors, any Paying Agent and the Trustee as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions Noteholder and holder of Notes and related expressions shall be construed accordingly. In determining whether a particular person is entitled to a particular nominal amount of Notes as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

Notes. which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be. References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in the applicable Final Terms or as may otherwise be approved by the relevant Issuer, the Agent and the Trustee.

2.	STATUS OF THE NOTES

The Notes and any relative Receipts and Coupons constitute (subject to Condition 5) unsecured and unsubordinated obligations of the relevant Issuer and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the relevant Issuer subject to laws affecting the rights of the creditors generally.

3.	GUARANTEES

3.1	General

Pursuant to the Trust Deed, the Parent Guarantors have severally, but not jointly, and the Subsidiary Guarantors have jointly and severally, guaranteed the due payment of all amounts expressed to be payable by the relevant Issuer under or pursuant to the Notes or the Trust Deed (the Guarantees).

Each of the Guarantees is an unsecured (subject to Condition 5) and unsubordinated debt obligation of each Guarantor and will, subject to the limitation expressed below and laws affecting the rights of creditors generally, rank at least equally in right of payment with all existing and future unsecured debt of such Guarantor. Furthermore, each of the Guarantors shall be subrogated to all rights of the Trustee and each holder of Notes, Receipts and Coupons against the relevant Issuer in respect of any amounts paid to such holder by such Guarantor pursuant to the provisions of the Guarantee provided by such Guarantor. No Guarantor can enforce or receive payments based upon such subrogation right until all guaranteed obligations then due and payable have been paid in full in cash. If the relevant Issuer pays an amount to a Guarantor but does not pay amounts which are then due and payable to the holders of Notes, Receipts or Coupons, such paid amount shall be held in trust by such Guarantor for the benefit of such holder of Notes,. Receipts or Coupons and shall be paid over to the Trustee.

WML and WAML, each of which is a Parent Guarantor under the Trust Deed, have entered into the Trust Deed only in their capacity as the responsible entities and trustees of Westfield Trust and Westfield America Trust, respectively (each a Responsible Entity). Any liability arising under or in connection with the Guarantees provided by WML or WAML in the Trust Deed can be enforced against each such party only to the extent that it can be satisfied out of the property of the trust for which it acts as responsible entity and trustee from which it is actually indemnified for the liability. This limitation of liability of WML and WAML extends to all liabilities and obligations in any way connected with their Guarantees provided under the Trust Deed and any other representation, warranty, agreement or transaction related to the Trust Deed or the Notes. A Responsible Entity is not entitled to indemnification out of the assets of the relevant trust if the Responsible Entity acts fraudulently, negligently or breaches its duty with respect to the relevant trust (whether or not such breach is in respect of the Guarantee of the Notes given by the Responsible Entity).

3.2	Release of Subsidiary Guarantor

A Parent Guarantor can by written notice to the Trustee request that a Subsidiary Guarantor cease to be a Guarantor. Upon the Trustee’s receipt of such notice, such Subsidiary Guarantor shall automatically and irrevocably be released and relieved of any obligation under its Guarantee with respect to the Notes, Receipts and Coupons and under the Trust Deed in relation thereto if the following also is true, as conclusively certified by such Parent Guarantor to the Trustee in a certificate signed by two Authorised Officers (as defined in the Trust Deed) of such Parent Guarantor:

(i)	no Event of Default is continuing or will result from the release of that Subsidiary Guarantor;

(ii)	none of the guaranteed obligations which are guaranteed by that Subsidiary Guarantor is at that time due and payable but unpaid; and

(iii)	such Subsidiary Guarantor is not (or will cease to be simultaneously with such release) a guarantor of any other Indebtedness of any Parent Guarantor or any of their respective Subsidiaries.

If a Subsidiary Guarantor guarantees any other Indebtedness of any Parent Guarantor or any of their respective Subsidiaries at any time subsequent to the date on which it is released from its guarantee as described above, such Subsidiary Guarantor will be required to provide a new Guarantee of the Notes, Receipts and Coupons that remain outstanding on terms substantially identical to its initial Guarantee.

Without prejudice to the provisions of Condition 12, a Subsidiary Guarantor shall, subject to the delivery by the relevant Issuer to the Trustee of certain documents as set out in the Trust Deed and the execution by the Trustee of a document evidencing the release, also be automatically and irrevocably released and relieved of any obligations under its Guarantee upon the merger or consolidation of such Subsidiary Guarantor with, or a conveyance, transfer or lease of all or substantially all of its assets to any person (including another Guarantor or a subsidiary of a Guarantor).

3.3	Termination of a Guarantee

The obligations of any Guarantor terminate at the time such Guarantor merges or consolidates with any relevant Issuer (and such relevant Issuer is the surviving entity), or when any relevant Issuer acquires all of the assets and capital stock of such Guarantor, and the Guarantor has delivered to the Trustee a certain certificate as set out in the Trust Deed.

Unless released or terminated, each Guarantee is a continuing Guarantee and shall:

(i)	remain in full force and effect until the unconditional payment in full in cash of the guaranteed obligations and all other amounts payable under the Guarantee;

(ii)	be binding upon the Guarantor, its successors and assigns; and

(iii)	be to the benefit of and be enforceable by the Trustee and, where permitted under the Trust Deed, the Noteholders, the Receiptholders and the Couponholders and their successors, transferees and assigns.

3.4	Additional Parent Guarantors and Subsidiary Guarantors

Each Parent Guarantor can by notice to the Trustee nominate an additional Parent Guarantor or an additional Subsidiary Guarantor. An additional Parent Guarantor or Subsidiary Guarantor will become such additional Guarantor upon assuming the covenants and conditions of the Trust Deed and upon executing and delivering a supplemental trust deed to the Trustee, such supplemental trust deed to be in a form and with substance reasonably satisfactory to the Trustee (and in any event no more onerous than the obligations imposed on an existing Subsidiary Guarantor or Parent Guarantor as the case may be). Such Guarantee given by such additional Parent Guarantor or Subsidiary Guarantor, as the case may be, shall in all respects have the same legal rank as the Guarantees given by already existing Parent Guarantors or Subsidiary Guarantors, as the case may be.

4.	FINANCIAL COVENANTS

(i)	If Condition 4(i) is specified as applicable in the applicable Final Terms, so long as any of the Notes remains outstanding, each of the Parent Guarantors shall ensure that, as at each Reference Date, Net Debt will not exceed the percentage of Net Assets (the Net Assets Percentage) specified in the applicable Final Terms.

(ii)	If Condition 4(ii) is specified as applicable in the applicable Final Terms, so long as any of the Notes remains outstanding, each of the Parent Guarantors shall ensure that, as at each Reference Date, Secured Debt will not exceed the percentage of Total Assets (the Secured Debt Percentage) specified in the applicable Final Terms unless the provisions of Condition 5 are complied with in relation to that portion of Secured Debt that exceeds the Secured Debt Percentage.

(iii)	If Condition 4(iii) is specified as applicable in the applicable Final Terms, so long as any of the Notes remains outstanding, each of the Parent Guarantors shall ensure that the ratio of EBITDA for the 12-month period ending on each Reference Date to Interest Expense for the same period will be at least the ratio (the EBITDA Interest Expense Ratio) specified in the applicable Final Terms.

(iv)	If Condition 4(iv) is specified as applicable in the applicable Final Terms, so long as any of the Notes remains outstanding, each of the Parent Guarantors shall ensure that, as at each Reference Date, Unencumbered Assets will be at least the percentage of the aggregate principal amount of all outstanding Unsecured Debt (the Unencumbered Assets Percentage) specified in the applicable Final Terms.

In addition, if any one or more of Condition 4(i), Condition 4(ii) and/or Condition 4(iv) is specified as applicable in the applicable Final Terms, the Parent Guarantors shall cause each of their real property assets, and the real property assets’ of each of their Subsidiaries, to be appraised no less frequently than once every three years, by an Approved Independent Valuer, except that the foregoing requirement will not apply to real property assets undergoing material construction or material development.

For the purposes of the Conditions:

Accounts means the most recent Consolidated Financial Statements of the Group.

Affiliate of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

Approved Independent Valuer means: (i) each real estate appraisal or valuation firm named in Schedule 2 to the Trust Deed, but only with respect to the jurisdiction set forth opposite its name thereon, or the successor entity of any of them; or (ii) a real estate appraisal or valuation firm specifically selected for purposes of the Trust Deed by the Board of Directors of a Parent Guarantor; provided, that (A) such firm is not an Affiliate of any member of the Group, (B) (in the case of (ii) above) such firm is of comparable reputation as determined in good faith by the Board of Directors of a Parent Guarantor in the jurisdiction for which it is being selected to the firms set forth in Schedule 2 to the Trust Deed, and (C) two Authorised Officers of a Parent Guarantor certify the selection of such firm, its name, the jurisdiction for which it is being selected, and the findings of the Board of Directors of a Parent Guarantor confirming that the requirements of clauses (A) and, if applicable, (B) above have been satisfied.

Balance Sheet means the balance sheet included in the Consolidated Financial Statements.

Board of Directors means either the board of directors, or the equivalent body, of any relevant Issuer or any Guarantor, as the case may be, or any duly authorised committee of that board or body.

Cash and Cash Equivalents means, at a Reference Date, cash on hand and at bank, short term money market deposits and short term bank accepted bills of exchange, government and semi-government stocks or bonds which are readily convertible to cash of the Group on a consolidated basis included in the Consolidated Financial Statements for the applicable Reference Date.

Consolidated Financial Statements means statements of financial performance, statements of cash flow and statements of financial position together with statements, reports and notes (including, without limitation, directors’ reports and auditors’ reports (if any)) attached to or intended to be read with any of those statements, in relation to the Group as a consolidated entity, prepared in accordance with GAAP.

EBITDA means, in respect of any period, the total amount of Net Profit Before Tax from ordinary activities on a consolidated basis as shown in Group’s income statement or notes thereto for that period plus all borrowing costs, depreciation and amortisation of the Group and excluding, without duplication, (a) all realised or unrealised gains and losses in respect of any Hedging Obligations entered into to hedge the value of any asset or liability appearing on the balance sheet of the Group; (b) all realised or unrealised gains and losses in respect of Hedging Obligations appearing on the profit and loss statement of the Group for future periods; (c) other unrealised asset revaluations and realised and unrealised gains and losses on capital transactions (including the sale of assets); (d) goodwill write-offs or goodwill amortisation; and (e) any Significant Items, less an amount equal to any interest, dividends or distributions or other borrowing costs paid, payable or accrued under or in respect of an Effective Equity Security to which paragraph (c) of the definition of Hard Payment Date applies, as shown in the Group’s income statement or notes thereto for that period. For such period, amounts will be determined on a consolidated basis in accordance with GAAP except to the extent GAAP is not applicable with respect to the determination of non-cash, extraordinary and non-recurring items.

Effective Reference Date means on any date, a date falling five years after that date.

Effective Equity Allocated Asset means an asset (other than an Effective Equity Security) owned or controlled by the issuer of an Effective Equity Security or another member of the Group that:

(a)	can be delivered or transferred by the issuer or that other member of the Group to the holder of the Effective Equity Security in satisfaction of its obligations in respect of that Effective Equity Security, or towards the purchase of which the issuer or that other member of the Group can require the holder of the Effective Equity Security to apply the proceeds of redemption of the Effective Equity Security;

(b)	is not subject to a Lien (other than a Lien securing the Effective Equity Security or arising by law and securing an obligation that is not materially overdue or a Lien to which the holder of the Effective Equity Security would not be entitled to object at the time of its transfer or delivery); and

(c)	is determined by the Parent Guarantors as an Effective Equity Allocated Asset in respect of that Effective Equity Security.

Effective Equity Security means at any time, a Marketable Security which:

(a)	is issued by a member of the Group and satisfies the following conditions:

(1)	it has no Hard Payment Date falling earlier than the Effective Reference Date;

(2)	it contains no provision as a result of which it could have a Hard Payment Date (other than as a result of the exercise of a discretion by the issuer of it) earlier than the Effective Reference Date; and

(3)	is either:

(A)	in the form of shares in a company or units in a trust; or

(B)	subordinated in right of proof and distribution in respect of such proof to the general creditors of the issuer of it

(or any trust of which that issuer is acting as trustee) in any winding up, bankruptcy, administration, scheme of arrangement or any other form of insolvency administration of that issuer (or such a trust) and not secured by any asset other than an Effective Equity Allocated Asset; or

(b)	satisfies one of the following conditions:

(1)	prior to redemption (or, if earlier, upon winding up of the issuer), it will be transferred to another member of the Group and either:

(A)	the holder will then have no recourse to any member of the Group for any principal, interest or similar amounts other than recourse to an Obligor under a Marketable Security in relation to which the conditions specified in paragraph (a) are satisfied; or

(B)	the holder will then have no recourse to any member of the Group for any principal, interest or similar amounts other than recourse under an Effective Equity Security in relation to which the conditions specified in paragraph (b)(2) are satisfied; or

(2)	is limited recourse to, or issued by a member of the Group that has no assets (other than immaterial assets) other than, obligations of a member of the Group in relation to which the conditions specified in paragraph (a) are satisfied, and includes any Guarantee Obligation or other obligation of another Obligor in respect of an Effective Equity Security provided that the conditions specified in paragraph (a) are also satisfied in relation to that Guarantee Obligation or other obligation.

Entity Interest means any membership or other interest in, or rights in respect of, an entity, whether such interest arises or is constituted by way of shares, units, an agreement or otherwise.

GAAP means generally accepted accounting principles in Australia as applicable from time to time and consistently applied; provided, however, that for purposes of all computations required or permitted for purposes of the financial covenants set forth in this Condition 4, all such computations shall be based upon the valuations derived from the appraisals performed in accordance with this Condition 4.

Group means the Parent Guarantors and their respective Subsidiaries, taken as a whole.

Group Trust means any trust or managed investment scheme in respect of which a Group Trustee is trustee or responsible entity.

Group Trustee means (i) each Guarantor Trustee, and (ii) each other trustee or responsible entity of a trust or a managed investment scheme, which trust or managed investment scheme is included as a Subsidiary of any relevant Issuer or any Guarantor.

Guarantee Obligation means any guarantee, suretyship, letter of credit, letter of comfort or any other obligation:

(a)	to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)	to indemnify any person against the consequences of default in the payment of; or

(c)	to be responsible for,

any debt or monetary liability of another *ion or the . assumption of any responsibility or obligation in respect of the insolvency or financial condition of any other person.

Guarantor Trustee means (i) WML, as responsible entity and trustee of Westfield Trust, (ii) WAML, as responsible entity and trustee — of Westfield America Trust, and (iii) any other Guarantor which is or becomes bound by the trust deed in its capacity as trustee or responsible entity of a trust, and includes any replacement responsible entity or a replacement trustee for any of them.

Hard Payment Date means in respect of a Marketable Security, a date on which the holder of the Marketable Security could require the issuer of the Marketable Security to satisfy a payment, delivery or transfer obligation in respect of the Marketable Security, other than:

(a)	in the winding up of the issuer, or of any trust as trustee of which the issuer has issued the Marketable Security;

(b)	an obligation that the issuer has the discretion to defer until after the Effective Reference Date or, the ‘case of interest, dividends or similar amounts, for not less than five years from the date it is originally scheduled to fall due (which discretion may be unconditional or subject to compliance with any applicable obligation not to pay distributions or interest on its ordinary equity or other equity or on other obligations that rank or are expressed to rank equally with. or junior to the Effective Equity Security);

(c)	an obligation to make, or cause to be made, a payment only out of or limited to the net income, cash flows or other proceeds of an Effective Equity Allocated Asset (or, if the Effective Equity Allocated Asset is a proportionate interest in another asset, a corresponding proportion of the proceeds of such other asset) or a portion thereof;

(d)	an obligation to make a payment that the issuer is (subject to delivering clear title but otherwise in all circumstances) entitled to require the holder to apply in payment for an Effective Equity Security or an Effective Equity Allocated Asset or any shares in a Parent Guarantor or units in a Primary Trust; or

(e)	an obligation to issue, deliver or transfer, or that can be satisfied by the issue, delivery or transfer of, an Effective Equity Security or an Effective Equity Allocated Asset or any shares in a Parent Guarantor or units in a Primary Trust.

Hedging Obligation means each interest rate transaction, foreign exchange transaction, equity or equity index option, bond, option, commodity swap, commodity option, cap transaction, currency swap transaction, cross-currency swap rate transaction or any other hedge or derivative agreement, including any master agreement and any transaction or confirmation under it.

Indebtedness means, without duplication, any indebtedness of any member of the Group in respect of (i) any money borrowed, (ii) any acceptance credit, bill acceptance or bill endorsement or similar facility, (iii) borrowed money evidenced by bonds, notes, debentures, loan stock or similar instruments whether secured or unsecured (excluding indebtedness to the extent that it is secured by Cash and Cash Equivalents or defeased indebtedness), (iv) any reimbursement obligations in respect of a bond, standby or documentary letter of credit or any other similar instrument, issued by a bank or financial institution, but excluding any reimbursement obligation that has not yet fallen due in respect of a bond, standby or documentary letter of credit or any other similar instrument, issued by a bank or financial institution, that is not in respect of Indebtedness and has not yet been called or paid, (v) amounts representing the balance deferred and unpaid for a period of more than 180 days of the purchase price of any property except any amount that constitutes an accrued expense or trade payable, (vi) the amount of any liability in respect of any lease or hire purchase contract that would, in accordance with GAAP, be treated as a finance lease or capital lease, other than a ground lease and (vii) any guarantee or indemnity against loss in respect of any of the items referred to in paragraphs (i) Through (vi) above, for another Person, but does not include any marked to market gain or loss in respect of the equity component of convertible instruments or any liability or amount payable under an Effective Equity Security (including any Guarantee Obligation or other obligation referred to in the last paragraph of the definition of that term but excluding any accrued interest or similar entitlement that has been deferred on terms that it may become due before the Effective Reference Date).

Interest Expense means, for any period, amounts determined on a consolidated basis and in accordance with GAAP being all borrowing costs of the Group (including any interest capitalised into the carrying value of an asset during the period and excluding marked-to-market adjustments included in the borrowing costs of the Group for that period as a result of the application of International Accounting Standard IAS39 (or any successor or replacement standard)) less (i)

any interest income in relation to a Hedging Obligation that is included in Net Profit Before Tax for that period, (ii) dividends, distributions or other costs paid or accrued on preference shares and stapled and unstapled units in listed trusts, (iii) amortisation of debt issuance costs, (iv) dividends, distributions or other costs paid or accrued on stapled or unstapled units in listed trusts, amounts attributable to ground lease payments and any interest, dividends or distributions or other borrowing costs paid, payable or accrued under or in respect of an Effective Equity Security, as shown in the Group’s income statement or notes thereto for that period, and (v) to the extent included in such Interest Expense, any interest, dividends or distributions or other borrowing costs paid, payable or accrued under or in respect of an Effective Equity Security, as shown in the Group’s income statement or notes thereto for that period.

Lien means, without duplication, a mortgage, charge, pledge, lien or other security interest or other preferential interest or arrangement having a similar economic effect, excluding any right of set-off, but including any conditional sale or other title retention arrangement or any finance leases.

Marketable Securities means any share, unit, debenture, note or other security or other debt or equity obligation.

Net Assets means, at a Reference Date, Total Assets less Cash and Cash Equivalents of the Group, in each case, on a consolidated basis and as shown in the Consolidated Financial Statements for that Reference Date.

Net Debt means, at a Reference Date, Total Debt less Cash and Cash Equivalents of the Group, in each case, on a consolidated basis and as shown in the Consolidated Financial Statements for that Reference Date.

Net Profit Before Tax means, for a period, the operating profit before tax, excluding Significant Items, of the Group for that period determined on a consolidated basis in accordance with GAAP.

Obligor means any relevant Issuer or a Guarantor.

Person means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organisation or government or any agency or political subdivision thereof.

Permitted Lien means (i) any Lien arising by operation of law and in the ordinary course of business including (1) a lien for unpaid rates and/or taxes; (2) a possessory lien for the unpaid balance of moneys owing for work, repairs, warehousing, storage, delivery or other services; and (3) any other Lien of landlords, carriers, warehousemen, mechanics, materialmen, repairers or other similar service providers which arise by law or by statute and in the ordinary course of business (and whether registration to perfect such Lien is or is not required); provided that either: (A) there is no default with respect to the obligations secured by that Lien; or (B) the obligations secured by the Lien are being, or within a reasonable time after the judgment will be, appealed or otherwise contested in good faith or paid in full; (ii) any Lien under the laws of New Zealand that is created or provided for by: (1) a lease or bailment of goods for a term of more than one year of goods in respect of which a member of the Group is the lessee or bailee; (2) a commercial consignment of goods in respect of which a member of the Group is a consignee; or (3) a transfer or purchase of an account receivable or chattel paper in respect of which a member of the Group is transferee or purchaser, and, in the case of the immediately foregoing clauses (1), (2) and (3), such Lien does not secure payment or performance of an obligation; (iii) any Lien in respect of personal property (as defined in the Trust Deed) which is, or has at any time been, a purchase money security interest in favour of a seller securing all or part of the purchase price for personal property which is acquired by a member of the Group in the ordinary course of its business; provided that either: (1) there is no default with respect to the obligations secured by that Lien; or (2) the obligations secured by the Lien are being, or within a reasonable time after the judgment will be, appealed or otherwise contested in good faith or paid in full; (iv) a right of title retention in connection with acquisition of goods in the ordinary course of business on the usual terms of sale of the supplier where there is no default in connection with the relevant acquisition; (v) the lien of a Group Trustee or a custodian in respect of the assets of a Group Trust or other trust or managed investment scheme in relation to its rights of indemnity in respect of those assets; (vi) any Lien granted or created by a Group Trustee or a custodian over the right of indemnity or equitable lien held by it in its personal capacity over assets held by it as trustee or responsible entity where those assets are not, nor required to be, included in the Accounts of the Group; (vii) any Lien that arises by operation of law or the terms of the judgment in respect of a judgment where the judgment is being, or will within a reasonable time after the judgment be, appealed or otherwise contested in good faith or paid in full; (viii) any Lien that consists of an easement, right of way, encroachment, reservation, restriction or condition on any real property interest where such encumbrance does not materially interfere with or impair the operation, use or other disposal of the property affected; or (ix) any Lien consisting of minor defects or irregularities in the title to any real property interest which does not materially interfere with or impair the operation, use or other disposal of such property; or (x) a deposit or a payment of Cash and Cash Equivalents collateral provided or made in connection with any actual or contingent liability arising under a Hedging Obligation; or (xi) granted or created over an Effective Equity Allocated Asset to secure the related Effective Equity Security.

Primary Trust means the Westfield Trust or the Westfield America Trust. Reference Date means 30 June and 31 December of each year.

Secured Debt means, at a Reference Date, the portion of the Total Debt at that Reference Date that is secured by a Lien (other than a Permitted Lien) on any asset of any member of the Group.

Significant Item means any non-cash item which is regarded as a significant item in accordance with GAAP and reported as such in the Consolidated Financial Statements.

Subsidiary has the meaning given in the Australian Corporations Act, but as if “body corporate” includes any entity: it also includes an entity whose profit and loss are required by GAAP to be included in the consolidated annual profit and loss statements of that entity or would be so required if that entity were a corporation: if more than one Parent Guarantor (each a Relevant Parent Guarantor) holds, or has subsidiaries which hold, an Entity Interest in an entity and that entity would (under this definition) be a Subsidiary of any one of the Relevant Parent Guarantors if such Entity Interests were all held by that Relevant Parent Guarantor, then that entity and each of its Subsidiaries will be regarded as a Subsidiary of that Relevant Parent Guarantor for the purposes of the Conditions, the Trust Deed and the Notes, Receipts and Coupons: if as a result of the foregoing, an entity is a Subsidiary of more than one Relevant Parent Guarantor, then the satisfaction by one Relevant Parent Guarantor of an obligation in respect of that entity will be taken to satisfy the obligation of each other Relevant Parent Guarantor in respect of that entity.

Total Assets means, at a Reference Date, the total assets of the Group determined on a consolidated basis as shown in its Balance Sheet in its Consolidated Financial Statements for that Reference Date and adjusted to: (i) exclude any revaluation of any nonfinancial asset which is not approved by an Approved Independent Valuer; (ii) exclude the aggregate, on a consolidated basis and without duplication, of all receivables of the Group that are unrealised marked-to-market gains in respect of Hedging Obligations entered into to hedge the value of any asset or liability and that are included in the Balance Sheet for the Group; (iii) exclude the value attributable to ground leases as deducted in accordance with the definition of Indebtedness; and (iv) exclude the aggregate value of any Effective Equity Allocated Asset.

Total Debt means, at a Reference Date, the aggregate principal amount of all Indebtedness of the Group determined on a consolidated basis as shown in its Balance Sheet in its Consolidated Financial Statements for that Reference Date and adjusted to: (i) include the aggregate, on a consolidated basis and without duplication, of all payables of the Group that are unrealised marked-to-market losses in respect of any Hedging Obligations entered into to hedge the value of any asset or liability and that are included in the Balance Sheet for the Group; (ii) include, as a reduction to Total Debt, the aggregate, on a consolidated basis and without duplication, of all receivables of the Group that are unrealised marked-to-market gains in respect of any Hedging Obligations entered into to hedge the value of any asset or liability and that are included in the Balance Sheet for the Group; and (iii) include the principal amount of, but not the marked-to-market amount of, fixed rate debt in relation to an acquisition.

Unencumbered Assets means, at. a Reference Date, any assets included in Total Assets for that Reference Date but excluding any asset included in Total Assets that is secured by a Lien (other than a Permitted Lien).

Unsecured Debt means, at a Reference Date, Total Debt for the applicable Reference Date less Secured Debt for that Reference Date.

The Trust Deed provides that any certificate or report of the auditors or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of the Conditions or the Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the auditors or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself.

The Trust Deed provides that any certificate addressed to the Trustee and signed by two Authorised Officers of the Issuers or the Parent Guarantors as to the amount of EBITDA, Interest Expense, Net Debt, Secured Debt, Net Assets, Total Assets, Unencumbered Assets or as to any other term or amount referred to in the Conditions or as to any of the ratios contained in this Condition 4 (or as to any other figure required for any other purpose in connection with the Conditions of the Trust Deed (unless expressly otherwise stated)) may, in the absence of manifest error, be relied upon by the Trustee and, if so relied upon, shall be conclusive and binding on the Issuers, the Guarantors, the Noteholders, the Receiptholders and the Couponholders.

5.	NEGATIVE PLEDGE

If Condition 4(u) is specified as applicable in the applicable Final Terms of any Notes, so long as any of those Notes remains outstanding no relevant Issuer or Guarantor will:

(i)	create or permit to subsist any Lien (other than a Permitted Lien) upon the whole or any part of its undertaking, assets or revenues, present or future; or

(ii)

permit any of its Material Subsidiaries (as defined in Condition 11) to create or permit to subsist, any Lien (other than a Permitted Lien) over its undertaking, assets or revenues present or future, where such Lien would result in Secured Debt exceeding the Secured Debt Percentage in respect of those Notes (such Secured Debt being in excess called Excess Debt), -unless at the same time, or prior thereto, the obligations of the relevant Issuer under those Notes and the Trust Deed or the obligations of the relevant Guarantor up to, but not exceeding, an amount equal to the amount of Excess Debt (x) are secured equally and rateably with the Lien the creation of which caused the excess to arise to the satisfaction of the Trustee or (y) have the benefit of such other security, guarantee, indemnity or other arrangement as the Trustee in its absolute discretion shall deem to be not materially less beneficial to the Noteholders, the Receiptholders and Couponholders or as shall be approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

6.	INTEREST

6.1	Interest on Fixed Rate Notes

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrear on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.

If the Notes are in definitive form, except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.

As used in the Conditions, Fixed Interest Period means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

Except in the case of Notes in definitive form where a Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:

(a)	in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note (or, if they are Partly Paid Notes, the aggregate amount paid up); or

(b)	in the case of Fixed Rate Notes in definitive form, the Calculation Amount; and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form comprises more than one Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without any further rounding.

Day Count Fraction means, in respect of the calculation of an amount of interest in accordance with this Condition 6.1:

(a)	if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

(i)	in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (the Accrual Period) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (I) the number of days in such Determination Period and (11) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(ii)	in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(A)	the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(B)	the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(b)	if “30/360” is specified in the applicable Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360x(Y2-Y1)]+[30x(M2-M1)]+(D2-D1) where:
360

Y1 is the year, expressed as a number, in which the first day of the Fixed Interest Period falls;

Y2 is the year, expressed as a number, in which the day immediately following the last day of the Fixed Interest Period falls;

M1 is the calendar month, expressed as a number, in which the first day of the Fixed Interest Period falls;

M2 is the calendar month, expressed as a number, in which the day immediately following the last day of the Fixed Interest Period falls;

D1 is the first calendar day, expressed as a number, of the Fixed Interest Period, -Finless such number is 31, in which case D1 will be 30; and

D2 is the calendar day, expressed as a number, immediately following the last day included in the Fixed Interest Period, unless such number would be 32 and D1 is greater than 29, in which case D2 will be 30.

(c)	In the Conditions:

Determination Period means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and sub unit means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, one cent.

6.2	Interest on Floating Rate Notes and Index Linked Interest Notes

(a)	Interest Payment Dates

Each Floating Rate Note and Index Linked Interest Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(i)	the Specified Interest Payment Date(s) in each year specified in the applicable Final Terms; or

(ii)	if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each such date, together with each Specified Interest Payment Date, an Interest Payment Date) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period (which expression shall, in the Conditions, mean the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date).

If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(A)	in any case where Specified Periods are specified in accordance with Condition 6(a)(ii) above, the Floating Rate Convention, such Interest Payment Date (a) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (ii) below shall apply mutatis mutandis or (b) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (i) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (ii) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(B)	the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(C)	the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(D)	the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In the Conditions, Business Day means a day which is both:

(a)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and each Additional Business Centre specified in the applicable Final Terms; and

(b)	either (i) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (ii) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (the TARGET2 System) is open.

(b)	Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes and Index Linked Interest Notes will be determined in the manner specified in the applicable Final Terms.

(i) ISDA Determination for Floating Rate Notes Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this subparagraph (i), ISDA Rate for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent under an interest rate swap transaction if the Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Issue Date of the first Tranche of the Notes (the ISDA Definitions) and under which:

(A)	the Floating Rate Option is as specified in the applicable Final Terms;

(B)	the Designated Maturity is a period specified in the applicable Final Terms; and

(C)	the relevant Reset Date is either (a) if the applicable Floating Rate Option is based on the London interbank offered rate (LIBOR) or on the Euro-zone interbank offered rate (EURIBOR), the first day of that Interest Period or (b) in any other case, as specified in the applicable Final Terms.

For the purposes of this subparagraph (i), Floating Rate, Calculation Agent, Floating Rate Option, Designated Maturity and Reset Date have the meanings given to those terms in the ISDA Definitions.

Unless otherwise stated in the applicable Final Terms the Minimum Rate of Interest shall be deemed to be zero.

(ii)	Screen Rate Determination for Floating Rate Notes Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(A)	the offered quotation; or

(B)	the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 am. (London time, in the case of LIBOR, or Brussels time, in the case of

EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (A) above, no such offered quotation appears or, in the case of (B) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

If the Reference Rate from time to time in respect of Floating Rate Notes is specified in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Notes will be determined as provided in the applicable Final Terms.

(c)	Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(d)	Determination of Rate of Interest and calculation of Interest Amounts

The Agent, in the case of Floating Rate Notes, and the Calculation Agent, in the case of Index Linked Interest Notes, will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period. In the case of Index Linked Interest Notes, the Calculation Agent will notify the Agent of the Rate of Interest for the relevant Interest Period as soon as practicable after calculating the same.

The Agent will calculate the amount of interest (the Interest Amount) payable on the Floating Rate Notes or Index Linked Interest Notes for the relevant Interest Period by applying the Rate of Interest to:

(A)	in the case of Floating Rate Notes or Index Linked Interest Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note (or, if they are Partly Paid Notes, the aggregate amount paid up); or

(B)	in the case of Floating Rate Notes or Index Linked Interest Notes in definitive form, the Calculation Amount; and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note or an Index Linked Interest Note in definitive form comprises more than one Calculation Amount, the Interest Amount payable in respect of such Note shall be the aggregate of the amounts (determined in the manner provided above) for each Calculation Amount comprising the Specified Denomination without any further rounding.

Day Count Fraction means, in respect of the calculation of an amount of interest in accordance with this Condition 6.2:

(i)	if “Actual/Actual” or “Actual/Actual (ISDA)” is specified in the applicable Final Terms, the actual number of days in the interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (I) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (II) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)	if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(iii)	if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)	if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(v)	if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Tennis, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360x(Y2-Y1)]+[30x(M2-M1)]+(D2-D1) where:
360

Y1 is the year, expressed as a number, in which the first day of the Fixed Interest Period falls;

Y2 is the year, expressed as a number, in which the day immediately following the last day of the Fixed Interest Period falls;

M1 is the calendar month, expressed as a number, in which the first day of the Fixed Interest Period falls;

M2 is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

D1 is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and

D2 is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

(vi)	if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360x(Y2-Y1)]+[30x(M2-M1)]+(D2-D1) where:
360

Y1 is the year, expressed as a number, in which the first day of the Fixed Interest Period falls;

Y2 is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

M1 is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

M2 is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

D1 is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and

D2 is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30.

(vii)	if “30E/360 (ISDA)” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

Day Count Fraction = [360x(Y2-Y1)]+[30x(M2-M1)]+(D2-D1) where:
360

Y1 is the year, expressed as a number, in which the first day of the Interest Period falls;

Y2 is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

M1 is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

M2 is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

D1 is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

D2 is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

(e)	Notification of Rate of Interest and Interest Amounts

The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the relevant Issuer, the Trustee and any stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and notice thereof to be published in accordance with Condition 16 as soon. as possible after their determination but in no event later than the fourth. London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will be promptly notified to each stock exchange on which the relevant Floating Rate Notes or Index Linked Interest Notes are for the time being listed and to the Noteholders in accordance with Condition 16. For the purposes of this paragraph, the expression London Business Day means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

(f)	Determination or Calculation by Trustee

If for any reason at any relevant time the Agent or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest or the Agent defaults in its obligation to calculate any Interest Amount in accordance with subparagraph (b)(i) or subparagraph (b)(ii) above or as otherwise specified in the applicable Final Terms, as the case may be, and in each case in accordance with paragraph (d), the Trustee shall (or may at the expense of the relevant Issuer appoint an agent to do so on its behalf) determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition, but subject always to any Minimum Rate of Interest or Maximum Rate of Interest specified in the applicable Final Terms), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall (or may at the expense of the relevant Issuer appoint an agent to do so on its behalf) calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Agent or the Calculation Agent, as applicable.

(g)	Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 6.2, whether by the Agent or, if applicable, the Calculation Agent, shall (in the absence of wilful default, bad faith or manifest error) be binding an the relevant Issuer, the Guarantors, the Agent, the Calculation Agent (if applicable), the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence of wilful default or bad faith) no liability to the relevant Issuer, the Guarantors, the Noteholders, the Receiptholders or the Couponholders shall attach to the Agent or, if applicable, the Calculation Agent or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretion pursuant to such provisions.

6.3	Interest on Dual Currency Interest Notes

The rate or amount of interest payable in respect of Dual Currency Interest Notes shall be determined in the manner specified in the applicable Final Terms.

6.4	Interest on Partly Paid Notes

In the case of Partly Paid Notes (other than Partly Paid Notes which are Zero Coupon Notes), interest will accrue as aforesaid on the paid-up nominal amount of such Notes and otherwise as specified in the applicable Final Terms.

6.5	Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless, upon due presentation thereof, payment of principal is improperly withheld or refused. In such event, interest will continue to accrue until whichever is the earlier of:

(a)	the date on which all amounts due in respect of such Note have been paid; and

(b)	seven days after the date on which the full amount of the moneys payable in respect of such Note has been received by the Agent and notice to that effect has been given to the Noteholders in accordance with Condition 16 (except to the extent that there is failure in the subsequent payment to the Noteholders).

7.	PAYMENTS

7.1	Method of payment

Subject as provided below:

(a)	payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency (which, in the case of a payment in Japanese yen to a non-resident of Japan, shall be a non-resident account) maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively); and

(b)	payments in euro will be made by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

Notwithstanding the foregoing or anything in the programme documents to the contrary, payments with respect to the Notes, Receipts, Coupons or Talons may not be made to an address or bank account maintained within the United States or any of its possessions, none of the Notes, Receipts, Coupons or Talons may be presented for payment within the United States or any of its possessions, demand for payment under the Notes, Receipts, Coupons or Talons may not be made within the United States or any of its possessions and no payment on any Note, Receipt, Coupon or Talon will be made at any office of a Paying Agent in the United States or any of its possessions.

Payments will be subject in all cases to any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 9.

7.2	Presentation of definitive Notes, Receipts and Coupons

Payments of principal in respect of definitive Notes will (subject as provided below and to the provisions of Condition 7.4) be made in the manner provided in Condition 7.1 above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Notes, and payments of interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent.

Payments of instalments of principal (if any) in respect of definitive Notes, other than the final instalment, will (subject as provided below) be made in the manner provided in Condition 7.1 above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Receipt and in accordance with the preceding paragraph. Payment of the final instalment will be made in the manner provided in Condition 7.1 above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of the relevant Note and in accordance with the preceding paragraph. Each Receipt must be presented for payment of the relevant instalment together with the definitive Note to which it appertains. Receipts presented without the definitive Note to which they appertain do not constitute valid obligations of the relevant Issuer. Upon the date on which any definitive Note becomes due and repayable, unmatured Receipts (if any) relating thereto (whether or not attached) shall become void and no payment shall be made in respect thereof.

Fixed Rate Notes in definitive form (other than Dual Currency Notes, Index Linked Notes or Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 9) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 10) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in definitive form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note, Dual Currency Note, Index Linked Note or Long Maturity Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A Long Maturity Note is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

7.3	Payments in respect of Global Notes

Payments of principal and interest (if any) in respect of Notes represented by any Global Note will (subject as provided below and to the provisions of Condition 7.4) be made in the manner specified above in relation to definitive Notes or otherwise in the manner specified in the relevant Global Note against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent. A record of each payment made against presentation or surrender of any Global Note, distinguishing between any payment of principal and any payment of interest, will be made on such Global Note by the Paying Agent to which it was presented and such record shall be prima facie evidence that the payment in question has been made.

7.4	General provisions applicable to payments

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the relevant Issuer or, as the case may be, the Guarantors will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the relevant Issuer or, as the case may be, the Guarantors to, or to the order of, the holder of such Global Note.

Payments with respect to the Notes, Receipts, Coupons or Talons may not be made to an address or a bank account maintained within the United States or any of its possessions. None of the Notes, Receipts, Coupons or Talons may be presented for payment within the United States or any of its possessions, demand for payment under the Notes or the Coupons may not be made within the United States or any of its possessions and no payment on any Note, Receipt, Coupon or Talon will be made at any office of a Paying Agent in the United States or any of its possessions.

7.5	Payment Day

If the date for payment of any amount in respect of any Note, Receipt or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, Payment Day means any day which (subject to Condition 10) is:

(a)	a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(i)	the relevant place of presentation;

(ii)	London; and

(iii)	each Additional Financial Centre specified in the applicable Final Terms; and

(b)	either (A) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than the place of presentation, London and any Additional Financial .Centre and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney grid Auckland, respectively) or (B) in relation to any sum payable in euro, a day on which the TARGET2 System is open.

7.6.	Interpretation of principal and interest

Any reference in the Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(a)	any Additional Amounts which may be payable with respect to principal under Condition 9 • or -under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed;

(b)	the Final Redemption Amount of the Notes;

(c)	the Early Redemption Amount Of the Notes;

(d)	the Optional Redemption Amount(s) (if any) of the Notes;

(e)	in relation to Notes redeemable in instalments, the Instalment Amounts;

(f)	in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 8.5); and

(g)	any premium and any other amounts (other than interest) which may be payable by the relevant Issuer under or in respect of the Notes.

Any reference in the Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any Additional Amounts which may be payable with respect to interest under Condition 9 or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.

8.	REDEMPTION AND PURCHASE 8.1 Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note (including each Index Linked Redemption Note and Dual Currency Redemption Note) will be redeemed by the relevant Issuer at its Final Redemption Amount specified in, or determined in the manner specified in, the applicable Final Terms in the relevant Specified Currency on the Maturity Date.

8.2	Redemption for tax reasons

The Notes may be redeemed at the option of the relevant Issuer in whole, but not in part, at any time (if this Note is neither a Floating Rate Note, an Index Linked Interest Note nor a Dual Currency Interest Note) or on any Interest Payment Date (if this Note is either a Floating Rate Note, an Index Linked Interest Note or a Dual Currency Interest Note), on giving not less than 30 nor more than 60 days’ notice to the Trustee and the Agent and, in accordance with Condition 16, the Noteholders (which notice shall be irrevocable), if

(a)	any relevant Issuer satisfies the Trustee immediately prior to the giving of such notice that either (i) it has or will become obliged to pay Additional Amounts (as defined in Condition 9 below) on the occasion of the next payment due under the Notes as a result of any change in, or amendment to, the laws or regulations of a Relevant Taxing Jurisdiction (as defined in Condition 9 below), or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes or (ii) the Guarantors would be unable for reasons outside their control to procure payment by the relevant Issuer and in making payment themselves would be required to pay such Additional Amounts; and

(b)	such obligation cannot be avoided by the relevant Issuer or the Guarantors taking commercially reasonable measures available to them, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the relevant Issuer or the Guarantors would be obliged to pay such Additional Amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition, the relevant Issuer shall deliver to the Trustee a certificate signed by two Authorised Officers of any relevant Issuer or Guarantor stating that the obligation referred to in (a) above cannot be avoided by the relevant Issuer or Guarantors taking commercially reasonable measures available to them and the Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders, the Receiptholders and the Couponholders.

Notes redeemed pursuant to this Condition 8.2 will be redeemed at their Early Redemption Amount referred to in Condition 8.5 below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

8.3	Redemption at the option of the relevant Issuer (Issuer Call)

If Issuer Call is specified in the applicable Final Terms, the relevant Issuer may, having given:

(a)	not less than 15 nor more than 30 days’ notice to the Noteholders in accordance with Condition 16; and

(b)	not less than 15 days before the giving of the notice referred to in (a) above, notice to the Trustee and to the Agent;

(which notices to the Noteholders only shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in, or determined in the manner specified in, the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Final Terms. In the case of a partial redemption of Notes, the Notes to be redeemed (Redeemed Notes) will be selected individually by lot, in the case of Redeemed Notes represented by definitive Notes, and in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, in the case of Redeemed Notes represented by a Global Note, not more than 30 days prior to the date fixed for redemption (such date of selection being hereinafter called the Selection Date). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 16 not less than 15 days prior to the date fixed for redemption. No exchange of the relevant Global Note will be permitted during the period• from (and including) the Selection Date to (and including) the date fixed for redemption pursuant to this Condition 8.3 and notice to that effect shall be given by the relevant Issuer to the Noteholders in accordance with Condition 16 at least five days prior to the Selection Date.

8.4	Redemption at the option of the Noteholders (Investor Put)

If Investor Put is specified in the applicable Final Terms, upon the holder of any Note giving to the relevant Issuer in accordance with Condition 16 not less than 15 nor more than 30 days’ notice the relevant Issuer will, upon the expiry of such notice, redeem, subject to, and in accordance with, the terms specified in the applicable Final Teens, such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date. It may be that before an Investor Put can be exercised, certain conditions and/or circumstances will need to be satisfied. Where relevant, the provisions will be set out in the applicable Final Terms.

To exercise the right to require redemption of this Note the holder of this Note must, if this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a Put Notice) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition accompanied by this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control. If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of this Note the holder of this Note must, within the notice period, give notice to the Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary for them to the Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time and, if this Note is represented by a Global Note, at the same time present or procure the presentation of the relevant Global Note to the Agent for notation accordingly.

Any Put Notice or other notice given in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg given by a holder of any Note pursuant to this Condition 8.4 shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and the Trustee has declared the Notes to be due and payable pursuant to Condition 11, in which event such holder, at its option, may elect by notice to the relevant Issuer to withdraw the notice given pursuant to this Condition 8.4.

8.5	Early Redemption Amounts

For the purpose of Condition 8.2 above and Condition 11, each Note will be redeemed at its Early Redemption Amount calculated as follows:

(a)	in the case of a Note with a Final Redemption Amount equal to the Issue Price, at the Final Redemption Amount thereof;

(b)	in the case of a Note (other than a Zero Coupon Note but including an Instalment Note and a Partly Paid Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price or which is payable in a Specified Currency other than that in which the Note is denominated, at the amount specified in, or determined in the manner specified in, the applicable Final Terms or, if no such amount or manner is so specified in the applicable Final Terms, at its nominal amount; or

(c)	in the case of a Zero Coupon Note, at an amount (the Amortised Face Amount) calculated in accordance with the following formula:

Early Redemption Amount = RP x (1 + AY)y where:

RP	means the Reference Price;

AY	means the Accrual Yield expressed as a decimal; and

[y]	is a fraction the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator of which is 360, or on such other calculation basis as may be specified in the applicable Final Terms.

8.6	Instalments

Instalment Notes will be redeemed in the Instalment Amounts and on the Instalment Dates. In the case of early redemption, the Early Redemption Amount will be determined pursuant to Condition 8.5.

8.7	Partly Paid Notes

Partly Paid Notes will be redeemed, whether at maturity, early redemption or otherwise, in accordance with the provisions of this Condition and the applicable Final Terms.

8.8	Purchases

Subject to the requirements (if any) of any stock exchange on which the Notes may be listed at the relevant time, the relevant Issuer, the Guarantors or any Subsidiary thereof may at any time purchase Notes in the open market or otherwise at any price. Any Notes so purchased may be retained for the account of the relevant purchaser or resold or otherwise dealt with at its discretion. The Notes so purchased, while held by or on behalf of any relevant Issuer or any Guarantor or any Subsidiary thereof, shall not entitle the holder, inter alia, to vote at any meetings of the Noteholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the Noteholders or for the purposes of Condition 17. Such Notes may also be, at the option of the relevant Issuer or the Guarantors, surrendered to any Paying Agent for cancellation.

8.9	Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Receipts, Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any Notes purchased and cancelled pursuant to Condition 8.8 above (together with all unmatured Receipts, Coupons and Talons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold.

8.10	Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to Condition 8.1, 8.2, 8.3 or 8.4 above or upon its becoming due and repayable as provided in Condition 11 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in Condition 8.5(c) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(a)	the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(b)	five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 16.

9.	TAXATION

All payments of principal and interest in respect of the Notes, Receipts and Coupons by the relevant Issuer or the Guarantors shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of any Relevant Taxing Jurisdiction (as defined below) unless such ‘withholding or deduction is required under the laws of a Relevant Taxing Jurisdiction or -unless such withholding or deduction is in respect of income tax payable by an Issuer or a Guarantor which is referred to in section 126 of the Income Tax Assessment Act 1936 of Australia, in which case an Issuer or a Guarantor is entitled to make such a deduction or withholding. In such event, the relevant Issuer or, as the case may be, the Guarantors will pay such additional amounts (Additional Amounts) as may be necessary in order that the net amounts received by the holders of the Notes, Receipts or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes, Receipts or Coupons, as the case may be, in the absence of such withholding or deduction; except that no Additional Amounts shall be payable in relation to any payment in respect of any Note, Receipt or Coupon for or on account of

(a)	any tax, duty, assessment or other governmental charge which would not have been imposed but for the fact that such Noteholder, Receiptholder or Couponholder:

(i)	was a resident (whether or not holding the Note, Receipt or Coupon in the Relevant Taxing Jurisdiction), domiciliary or national of, engaged in business or maintained a permanent establishment or was physically present in, the Relevant Taxing Jurisdiction, as applicable, or otherwise had some connection with the Relevant Taxing Jurisdiction (other than solely the ownership of the Notes, Receipts or Coupons), as applicable, provided that the holder will not be regarded as having a connection with Australia for the reason that such holder is a resident of Australia where, and to the extent that, such tax is payable by reason of Section 128B(2A) of the Income Tax Assessment Act 1936 of Australia (as amended or replaced); or

(ii)	presented such Note, Receipt or Coupon more than 30 days after the Relevant Date, except to the extent that such Noteholder, Receiptholder or Couponholder would have been entitled to such Additional Amounts if it had presented such Note, Receipt or Coupon for payment on any day within such period of 30 days;

(b)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(c)	any tax, duty, assessment or other governmental charge which is payable otherwise than by withholding or deduction from payments of (or in respect of) principal of, or interest on, the Notes, Receipts, Coupons or the Guarantee; or

(d)	any tax, duty, assessment or other governmental charge that is imposed or withheld by reason of, or that would have been avoided but for the failure by the Noteholder, Receiptholder or Couponholder to comply with a request of any relevant Issuer or a Guarantor notified to the Noteholders in accordance with Condition 16 to provide an Australian Business Number or an Australian tax file number or make a declaration of non-residence or other similar claim for exemption (to which the Noteholder is entitled at the time of the notification) to any tax authority or satisfy any information or reporting requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to or requirement for an exemption (to which the Noteholder is entitled at the time of the notification) from or non-application of all or part of such tax, duty, assessment or other governmental charge. Any declaration or similar claim for any such applicable exemption shall be given in respect of all payments in respect of the Notes of the Noteholder provided; or

(e)	any tax, duty, assessment or other governmental charge that is:

(i)	in the case of Notes issued by an Australian Issuer or a payment by an Australian Guarantor in respect of those Notes, imposed or withheld by reason of section 128F(6) of the Income Tax

Assessment Act of 1936 of Australia on the basis of the holder being an associate of such Australian Issuer for purposes of section 128F(9) of the Income Tax Assessment Act of 1936 of Australia;

(ii)	in the case of Notes issued by an Australian Issuer or a payment by an Australian Guarantor, imposed or withheld as a consequence of a determination having been made under Part IVA of the Income Tax Assessment Act of 1936 of Australia (or any modification or substitute provision) by the Commissioner of Taxation in relation to a scheme to which Part IVA applies where no relevant Issuer (or, if applicable, Guarantor) entered into the scheme for the purpose of enabling a taxpayer to obtain a tax benefit within the meaning of Part IVA, which determination requires that withholding tax is payable in respect of the payment to the relevant holder of Notes, Receipts or Coupons;

(iii)	imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive;

(iv)	in the case of Notes issued by an Australian Issuer or a payment by an Australian Guarantor in respect of those Notes, referred to in section 126 of the Income Tax Assessment Act 1936 of Australia and payable by such Australian Issuer or such Australian Guarantor in respect of Notes, Receipts or Coupons held by persons who are residents of Australia or non-residents who are engaged in carrying on business in Australia at or through a permanent establishment or fixed base in Australia;

(v)	any combination of any of the foregoing items; or

(f)	any tax, duty, assessment or other governmental charge that is imposed by the United States or any taxing jurisdiction thereof or therein solely as a result of any holder (or a fiduciary, trustee, settlor, beneficiary, partner, member, shareholder, other beneficial owner) being or having been:

(i)	a personal holding company, a controlled foreign corporation, a passive foreign investment company (each as defined for United States federal income tax purposes), a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organisation;

(ii)	an actual or constructive “10-per cent. shareholder” (for purposes of Section 871(h) of the United States Internal Revenue Code of 1986) of WEA Finance or a Guarantor that is a “United States person” (as defined for United States federal income tax purposes); or

(iii)	a bank receiving interest described in Section 881(c)(3)(A) of the United States Internal Revenue Code of 1986 with respect to the Notes; or

(g)	any withholding or deduction for or on account of New Zealand resident withholding tax; or

(h)	any withholding or deduction for or on account of New Zealand non-resident withholding tax where the relevant Noteholder, Receiptholder or Couponholder is associated with the relevant New Zealand Issuer or relevant New Zealand Guarantor for the purposes of the Income Tax Act 2007 of New Zealand.

Additional Amounts will also not be paid on any payment on any Note, Receipt, Coupon or Guarantee to any Noteholder, Receiptholder or Couponholder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that payment would, under the laws of Australia or any political subdivision or taxing authority of Australia, be treated as being derived or received for tax purposes by a beneficiary or settlor with respect to that fiduciary or a member of that partnership or a beneficial owner who would not have been entitled to those Additional Amounts had it been the actual holder of the affected Notes, Receipts or Coupons.

As used herein:

(i)	Australian Issuer means any relevant Issuer which is incorporated in Australia;

(ii)	Australian Guarantor means any Guarantor which is incorporated in Australia and includes WML in its capacity as the trustee and responsible entity of WT, and WAML in its capacity as the trustee and responsible entity of WAT;

(iii)	New Zealand Issuer means any relevant Issuer which is a resident of New Zealand for income tax purposes or carries on business in New Zealand through a fixed establishment (as defined in the Income Tax Act 2007 of New Zealand) in New Zealand;

(iv)	New Zealand Guarantor means any Guarantor which is a resident of New Zealand for income tax purposes or carries on business in New Zealand through a fixed establishment (as defined in the Income Tax Act 2007 of New Zealand) in New Zealand;

(v)	Relevant Taxing Jurisdiction means any jurisdiction under the laws of which any relevant Issuer or any Guarantor, or any successor to any relevant Issuer or the relevant Guarantor, is organised or in which it is resident for tax purposes, or any political subdivision or taxing authority thereof or therein; and

(vi)	the Relevant Date means the date on which such payment first becomes due, except that, if the full amount of the moneys payable has not been duly received by the Trustee or the Agent on or prior to such due date, it means the date on which, the full amount of such moneys having been so received, notice to that effect is duly given to the Noteholders in accordance with Condition 16.

The remaining provisions of this Condition only apply to Notes issued by a New Zealand Issuer or payments made by a New Zealand Guarantor. Where used in the remaining provisions of this Condition, interest means interest (as defined under New Zealand law) for withholding tax purposes, which under current legislation includes the excess of the redemption amount over the issue price of any Note, Receipt or Coupon as well as interest paid on such Note, Receipt or Coupon.

Where any New Zealand Issuer or New Zealand Guarantor is required to deduct New Zealand non-resident withholding tax in the case of any payments of interest to a holder of a Note, Receipt or Coupon who is neither a resident of New Zealand for income tax purposes nor engaged in business in New Zealand through a fixed establishment (as defined in the Income Tax Act 2007 of New Zealand) in New Zealand (a non-New Zealand Holder), such New Zealand Issuer or New Zealand Guarantor may, and intends to (for so long as they do not incur any increased cost or detriment from so doing), relieve themselves of such obligation by using a procedure which permits reduction of the applicable rate of non-resident withholding tax to zero per cent. (in the case of holders of a Note, Receipt or Coupon who are non-New Zealand Holders and who are not associated with the New Zealand Issuer or the New Zealand Guarantor). That procedure involves such New Zealand Issuer or New Zealand Guarantor paying, on their own respective accounts, a levy to the New Zealand revenue authorities (which is currently equal to 2 per cent. of such payments of interest).

A New Zealand Issuer or New Zealand Guarantor may be required by law to deduct New Zealand resident withholding tax from the payment of interest to the holder of any Note, Receipt or Coupon on any Interest Payment Date or the Maturity Date, where:

(a)	the holder is a resident of New Zealand for income tax purposes or the holder is engaged in business in New Zealand through a fixed establishment (as defined in the Income Tax Act 2007 of New Zealand) in New Zealand (a New Zealand Holder); and

(b)	at the time of such payment the New Zealand Holder does not hold a valid certificate of exemption for New Zealand resident withholding tax purposes.

Prior to any Interest Payment Date or the Maturity Date, as the case may be, any New Zealand Holder:

(A)	must notify such New Zealand Issuer, New Zealand Guarantor, or any relevant Paying Agent, that the New Zealand Holder is the holder of a Note, Receipt or Coupon; and

(B)	must notify such New Zealand Issuer, New Zealand Guarantor, or any relevant Paying Agent, of any circumstances, and provide the New Zealand Issuer, New Zealand Guarantor or relevant Paying Agent with any information that may enable the New Zealand Issuer, New Zealand Guarantor or relevant Paying Agent to make payment of interest to the New Zealand Holder without deduction on account of New Zealand resident withholding tax.

The New Zealand Holder must notify the New Zealand Issuer, New Zealand Guarantor or relevant Paying Agent prior to any Interest Payment Date or the Maturity Date, as the case may be, of any change in the New Zealand Holder’s circumstances from those previously notified that could affect the payment or withholding obligations of the New Zealand Issuer, New Zealand Guarantor or relevant Paying Agent in respect of any Note, Receipt or Coupon. By accepting payment of the full face amount of a Note, Receipt or Coupon or any interest thereon on any Interest. Payment Date or the Maturity Date, as the case may be, the New Zealand Holder indemnifies such New Zealand Issuer or New Zealand Guarantor for all purposes in respect of any liability the New Zealand Issuer or New Zealand Guarantor may incur for not deducting any amount from such payment on account of New Zealand resident withholding tax.

Only a New Zealand Holder will be obliged to make the notification referred to above and no non-New Zealand Holder will be required to make any such notification.

10.	PRESCRIPTION

The Notes, Receipts and Coupons will become void unless claims in respect of principal and/or interest are made within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 9) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition or Condition 7.2 or any Talon which would be void pursuant to Condition 7.2.

11.	EVENTS OF DEFAULT AND ENFORCEMENT Events of Default

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution shall (subject in each case to being indemnified and/or secured and/or prefunded to its satisfaction) give notice in writing to the relevant Issuer and Parent Guarantors that each Note is, and each Note shall thereupon immediately become, due and repayable at its Early Redemption Amount together with accrued interest as provided in the Trust Deed if any of the following events (each an Event of Default) shall occur:

(a)	Non-payment: (i) if default is made in the payment of all or any part of the principal of any of the Notes when the same shall become due and payable, whether at maturity, upon redemption or otherwise and such failure continues for a period of three Business Days; or (ii) if default is made in the payment of all or any instalment of interest upon any of the Notes as and when the same shall become due and payable, and such failure continues for a period of 30 calendar days; or

(b)	Breach of covenant in the Trust Deed: the relevant Issuer or any of the Guarantors fail to perform or observe any other obligation under the Conditions or the Trust Deed and (except in any case where the Trustee considers the failure to be incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 60 days (or such longer period as the Trustee may permit) following the service by the Trustee on the relevant Issuer or the relevant Guarantor (as the case may be) of notice requiring the same to be remedied; or

(c)	Cross-default: a default under any Recourse Indebtedness of the relevant Issuer or any Guarantor, whether such Recourse Indebtedness now exists or shall hereinafter be created, which default shall constitute a failure ‘to pay an aggregate principal amount exceeding U.S.$50,000,000 (or its equivalent in any other currency or currencies, composite currency or currencies, or currency unit or units) of such Recourse Indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such Indebtedness in an aggregate principal amount exceeding U.S.$50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged or repaid, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Issuers by the Trustee of a written notice specifying such default and requiring the Issuers or any Guarantor to cause such indebtedness to be discharged or repaid or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder.

(d)	Insolvency:

(i)	a court of competent jurisdiction (A) makes an order or decree for relief in respect of any relevant Issuer or any Guarantor or any Material Subsidiary in an involuntary proceeding under any applicable bankruptcy law, or adjudging any relevant Issuer or any Guarantor or Material Subsidiary to be bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation, arrangement, adjustment or composition of or in respect of any relevant Issuer or any Guarantor or any Material Subsidiary under any applicable federal or state or other law, or (B) makes an order for the winding up, or liquidation of any relevant Issuer or any Guarantor or Material Subsidiary, or (C) appoints a receiver, liquidator, custodian, trustee, assignee, administrator, sequestrator or similar official of any relevant Issuer or any Guarantor or Material Subsidiary or of any substantial part of its property, except where such appointment is solely in respect of indebtedness that is not Recourse Indebtedness, and the order, appointment or entry is not stayed within 60 days of the order, appointment or entry, provided that such an order or decree shall not be an event of default if it:

(A)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a relevant Issuer or a Guarantor (in each case which is solvent) that is allowed under the Trust Deed; or

(B)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a Material Subsidiary which is solvent and the surviving party or recipient of net assets of that Material Subsidiary is or will be a member of the Group; or

(C)	occurs in relation to a Group Trustee in its own right (and does not occur in respect of the relevant Group Trust), and (x) such Group Trustee is not a Material Subsidiary, (y) a new responsible entity or trustee is appointed in respect of the Group Trust within 60 Business Days of the occurrence of that event, and (z) the new responsible entity or trustee assumes (whether by operation of law or otherwise) all the obligations and liabilities (if any) of the Group Trustee under the Trust Deed and the Notes to the satisfaction of the Trustee; or

(ii)

the commencement by any relevant Issuer or any Guarantor or Material Subsidiary of a voluntary case or proceeding under any applicable bankruptcy law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by such Issuer or such Guarantor or Material Subsidiary, as the case may be, to the entry of a decree or order for relief in respect of any relevant Issuer or any Guarantor or Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against such Issuer or Guarantor or Material Subsidiary, or the filing by such Issuer or such Guarantor or Material Subsidiary of a petition or answer or consent seeking reorganisation or relief under any applicable federal or state law, or the consent by such Issuer or such Guarantor or Material Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of such Issuer or such Guarantor or Material Subsidiary or of any substantial part of the property of such Issuer or such Guarantor or such Material Subsidiary, except where such appointment or such taking of possession is solely in respect of indebtedness that is not Recourse Indebtedness, or the making by such Issuer or such Guarantor or Material Subsidiary of an assignment for the benefit of creditors, or the admission by such Issuer or such Guarantor or Material Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by such Issuer or such Guarantor or Material Subsidiary in furtherance of any such action; provided however that such an event shall not be an event of default if it:

(A)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a relevant Issuer or a Guarantor (in each case which is solvent) that is allowed under the Trust Deed; or

(B)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a Material Subsidiary which is solvent and the surviving party or recipient of net assets of that Material Subsidiary is or will be a member of the Group; or

(C)	occurs in relation to a Group Trustee in its own right (and does not occur in respect of the relevant Group Trust), and (x) such Group Trustee is not a Material Subsidiary, (y) a new responsible entity or trustee is appointed in respect of the Group Trust within 60 Business Days of the occurrence of that event, and (z) the new responsible entity or trustee assumes (whether by operation of law or otherwise) all the obligations and liabilities (if any) of the Group Trustee under the Trust Deed and the Notes to the satisfaction of the Trustee; or

(iii)	if any relevant Issuer or any Guarantor or any Material Subsidiary ceases, or threatens in writing to cease, to carry on the whole or substantially the whole of its business or stops payment generally, in each case which will have a material adverse effect on the ability of the Group as a whole to perform its payment and repayment obligations under the Trust Deed and in respect of the Notes; provided however that such an event shall not be an event of default if it:

(A)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a relevant Issuer or a Guarantor (in each case which is solvent) that is allowed under the Trust Deed; or

(B)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a Material Subsidiary which is solvent and the surviving party or recipient of net assets of that Material Subsidiary is or will be a member of the Group; or

(C)	occurs in relation to a Group Trustee in its own right (and does not occur in respect of the relevant Group Trust), and (x) such Group Trustee is not a Material Subsidiary, (y) a new responsible entity or trustee is appointed in respect of the Group Trust within 60 Business Days of the occurrence of that event, and (z) the new responsible entity or trustee assumes (whether by operation of law or otherwise) all the obligations and liabilities (if any) of the Group Trustee under the Trust Deed and the Notes to the satisfaction of the Trustee; or

(iv)	if any event occurs which, under the laws of any jurisdiction in which any relevant Issuer or any Guarantor or any Material Subsidiary is incorporated or formed, has or will have, an analogous effect to any of the events referred to in Condition 11(d); provided however that such an event shall not be an event of default if it:

(A)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a relevant Issuer or a Guarantor (in each case which is solvent) that is allowed under the Trust Deed; or

(B)	forms part of a reconstruction, merger, amalgamation or voluntary liquidation of a Material Subsidiary which is solvent and the surviving party or recipient of net assets of that Material Subsidiary is or will be a member of the Group; or

(C)	occurs in relation to a Group Trustee in its own right (and does not occur in respect of the relevant Group Trust), and (x) such Group Trustee is not a Material Subsidiary, (y) a new responsible entity or trustee is appointed in respect of the Group Trust within 60 Business Days of the occurrence of that event, and (z) the new responsible entity or trustee assumes (whether by operation of law or otherwise) all the obligations and liabilities (if any) of the Group Trustee under the Trust Deed and the Notes to the satisfaction of the Trustee; or

(e)	Vitiation: if all or any material part of all or any material provision of the Guarantee given by a Guarantor is found to be invalid or incapable of being enforced;

provided that, in the case of the happening of any of the events described in (b), (c), (d)(i), (d)(ii) and (d)(iv) (other than, in the case of (d)(i), (d)(ii) and (d)(iv), in respect of any Parent Guarantor), or (e) the Trustee shall first have certified to the Issuers that such event is materially prejudicial to the interests of the Noteholders and further provided that if an event or circumstance occurs in respect of an Effective Equity Security which would otherwise be an Event of Default, despite Condition 11.1 (Events of Default), that event or circumstance shall not constitute an Event of Default unless it results (other than by reason of an election by a member of the Group) in a Hard Payment Date occurring at a time the Effective Equity Security is held by a person other than a member of the Group.

For the purposes of the Conditions:

Recourse Indebtedness means Indebtedness, whether currently existing or subsequently created, other than that as to which the liability of the obligor is limited to its interest in the collateral securing such Indebtedness, provided that no such Indebtedness shall constitute Recourse Indebtedness by reason of provisions therein for imposition of full recourse liability on the obligor for certain wrongful acts, environmental liabilities or other similar and customary exclusions for non-recourse limitations governing non-recourse Indebtedness of the relevant type in respect of the relevant assets in the relevant market but if any actual liability to make a payment arises in respect of any item referred to in this proviso, such liability will be regarded as Recourse Indebtedness.

Material Subsidiary means, at any particular time, a Subsidiary of any relevant Issuer or any Guarantor: (a) whose (i) total assets or (ii) gross revenues (in each case (x) attributable to such Issuer or Guarantor and (y) consolidated in respect of a Subsidiary which itself has Subsidiaries) are equal to or greater than 10 per cent. of the consolidated total assets or consolidated gross revenues, as the case may be, of the Group, in each case as calculated by reference to the then latest audited consolidated or, as the case may be, unconsolidated financial statements of the relevant Subsidiary or Subsidiaries and the then latest audited consolidated financial statements of the Group; or (b) to which is transferred all or substantially all of the business, assets and undertaking of a Subsidiary of any relevant Issuer or any Guarantor which immediately prior to such transfer is a Material Subsidiary, whereupon the transferor Subsidiary of such Issuer or Guarantor shall immediately cease to be a Material Subsidiary and the transferee Subsidiary shall immediately become a Material. Subsidiary (subject in each case to the provisions of paragraph (a) above). A report by two Authorised Officers of any relevant Issuer or Guarantor that in their opinion a Subsidiary of such Issuer or Guarantor is or is not, or was or was not, at any particular time or throughout any specified period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Trustee and the Noteholders, Receiptholders and Couponholders.

11.2	Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the relevant Issuer and/or the Guarantors as it may think fit to enforce the provisions of the Trust Deed, the Notes, the Receipts and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes, the Receipts or the Coupons unless (i) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction.

No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the relevant Issuer or the Guarantors unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

12.	CONSOLIDATION, AMALGAMATION OR MERGER

None of the relevant Issuer and the Guarantors shall consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person unless:

(a)	the Person formed by such consolidation or into which any relevant Issuer or any Guarantor is merged or the person that acquires by conveyance, transfer or lease all or substantially all of the properties and assets of any relevant Issuer or any Guarantor, as the case may be, shall be an entity, partnership or trust, and:

(i)	in the case of any relevant Issuer or a Parent Guarantor, shall be organised and validly existing under the laws of Australia, New Zealand, the United Kingdom or the United States or any political subdivision thereof, or

(ii)

in the case of a Subsidiary Guarantor shall be organised and validly existing under the laws of its governing jurisdiction, and shall expressly assume, by a supplemental Trust Deed to the satisfaction of the Trustee, (x) in the case of any relevant Issuer, the due and punctual payment of the principal of and interest on all outstanding Notes and the performance or observance of every other covenant of the Trust Deed on the part of that Issuer to be performed or observed or (y) in the case of a Guarantor, the performance or observance of the guarantee of that Guarantor and every other covenant of the Trust Deed on the part of such Guarantor to be performed or observed;

(b)	immediately prior to or after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the relevant Issuer or any Guarantor as a result of such transaction as having been incurred at the time of such transaction, no Event of Default and no Potential Event of Default (as defined in the Trust Deed), shall have occurred and be continuing;

(c)	the person formed by such consolidation or into which any relevant Issuer or any Guarantor is merged or to whom any relevant Issuer or any Guarantor, as the case may be, has conveyed, transferred or leased all or substantially all of its properties or assets, agrees to indemnify each Noteholder, Receiptholder and Couponholder against:

(i)	any tax, duty, assessment or governmental charge imposed on any such Noteholder, Receiptholder or Couponholder or required to be withheld or deducted from any payment to such Noteholder, Receiptholder or Couponholder as a consequence of such consolidation, merger, conveyance, transfer or lease by or on behalf of that jurisdiction or any political subdivision or taxing authority thereof or therein as at the date such consolidation, merger, conveyance, transfer or lease is effective; and

(ii)	any cost of expenses of the act of such consolidation, merger, conveyance, transfer or lease;

(d)	the Person formed by such consolidation or into which any relevant Issuer or any Guarantor is merged or to whom any relevant Issuer or any Guarantor, as the case may be, has conveyed, transferred or leased all or substantially all of its properties or assets, agrees that it shall be subject to the rights and obligations in Condition 8.2 and Condition 9 to the same extent as such Issuer or Guarantor, subject to the terms of such Conditions, and that its jurisdiction of organisation (or any political subdivision or taxing authority thereof or therein) will be deemed a “Relevant Taxing Jurisdiction” as defined in Condition 9; and

(e)	the relevant Issuer or Guarantors, as the case may be, have delivered to the Trustee a certificate signed by two of its Authorised Officers stating that such consolidation, merger, conveyance, transfer or lease and such supplemental Trust Deed comply with the Conditions and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon any consolidation or merger or any conveyance, transfer or lease of all or substantially all the properties and assets of any relevant Issuer or any Guarantor in accordance with this Condition 12, the successor entity formed by such consolidation or into which such Issuer or Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer or Guarantor, as the case may be, under the Trust Deed with the same effect as if such successor entity had been named as such Issuer or Guarantor, as the case may be, herein and thereafter, except in the case of a lease, the predecessor person shall be relieved of all obligations and covenants under the Trust Deed and the Notes or Guarantees, as the case may be.

13.	REPLACEMENT OF NOTES, RECEIPTS, COUPONS AND TALONS

Should any Note, Receipt, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the. Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence, security, indemnity and otherwise as the relevant Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

14.	PAYING AGENTS

The name of the initial Paying Agent and its initial specified office is set out below.

The relevant Issuer is entitled, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(a)	there will at all times be an Agent;

(b)	so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority; and

(c)	there will at all times be a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Noteholders in accordance with Condition 16.

In acting under the Agency Agreement, the Paying Agents act solely as agents of the relevant Issuer and the Guarantors and, in certain circumstances specified therein, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders, Receiptholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Paying Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor paying agent.

The Paying Agents may not be United States persons, as defined for United States Federal tax purposes, and their respective specified offices may not be located in the United States or any of its possessions.

15.	EXCHANGE OF TALONS

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 10.

16.	NOTICES

All notices regarding the Notes will be deemed to be validly given if published in a leading English language daily newspaper of general circulation in London. It is expected that any such publication in a newspaper will be made in the Financial Times in London. The relevant Issuer shall also ensure that notices are duly published in a manner which complies with the rules of any stock exchange or other relevant authority on which the Notes are for the time being listed or by which they have been admitted to trading. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, a notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee shall approve.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules.

Any such notice shall be deemed to have been given to the holders of the Notes on the seventh day after the day on which the said notice was given to Euroclear and/or Clearstream, Luxembourg. Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Agent. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

17.	MEETINGS OF NOTEHOLDERS, MODIFICATION AND WAIVER AND SUBSTITUTION OF THE PRINCIPAL DEBTOR

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Notes, the Receipts, the Coupons or any of the provisions of the Trust Deed. Such a meeting may be convened by the relevant Issuer, any Guarantor or the Trustee and shall be convened by the relevant Issuer upon request by Noteholders holding not less than 15 per cent. in nominal amount of the Notes for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution of the Noteholders will be one or more persons holding or representing a clear majority in nominal amount of the Notes for the time being outstanding, or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia:

(i)	to modify the maturity of the Notes or the dates on which interest is payable in respect of the Notes;

(ii)	to reduce or cancel the nominal amount of, or interest on, the Notes;

(iii)	to change the currency of payment of the Notes, the Receipts or the Coupons; or

(iv)	to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution of the Noteholders, in which case the necessary quorum will be one or more persons holding or representing not less than two-thirds in nominal amount of the Notes for the time being outstanding, or at any adjourned such meeting one or more persons holding or representing not less than one-third in nominal amount of the Notes for the time being outstanding. An Extraordinary Resolution passed at any meeting of the Noteholders shall be binding on all the Noteholders, whether or not they are present at the meeting, and on all Receiptholders and Couponholders.

The Trustee may agree, without the consent of the Noteholders, Receiptholders or Couponholders, to (i) any modification to the Notes or to the provisions of the Trust Deed which is, in its opinion, of a formal, minor or technical nature or is made to correct a manifest error or an error which, in the opinion of the Trustee, is proven, and (ii) any other modification, and any waiver or authorisation of any breach or proposed breach, of the Notes or any of the provisions of the Trust Deed which is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders or (iii) determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default shall not be treated as such (provided that, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders). Any such modification, authorisation, waiver and any substitution effected pursuant to this Condition 17 shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if the Trustee so requires, such modification shall be notified to the Noteholders as soon as practicable.

The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 90 per cent. of the aggregate nominal amount of Notes for the time being outstanding shall be as valid and effective as a duly passed Extraordinary Resolution of the Noteholders.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class (but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the relevant Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequences of any such exercise upon individual Noteholders, Receiptholders or Couponholders except to the extent already provided for in Condition 9 and/or any undertaking or covenant given in addition to, or in substitution for, Condition 9 pursuant to the Trust Deed.

The Trustee shall, without the consent of the Noteholders, Receiptholders or Couponholders, agree with the relevant Issuer and the Guarantors to the substitution in place of any relevant Issuer as the principal debtor under the Notes, the Receipts, the Coupons and the Trust Deed of any other company that is a member of the Westfield Group (the Substituted Company), provided that:

(i)	an irrevocable and unconditional guarantee is given by the relevant Issuer and Guarantors, on the terms set out in clause 6 of the Trust Deed, to the Trustee in a form satisfactory to the Trustee of the payment of all moneys payable by the Substituted Company as such principal debtor; and

(ii)	certain other conditions set out in the Trust Deed are complied with.

18.	INDEMNIFICATION OF THE TRUSTEE AND TRUSTEE CONTRACTING WITH THE RELEVANT ISSUER AND/OR ANY ENTITY RELATED TO THE ISSUERS

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee is entitled to enter into business transactions with any relevant Issuer and/or any entity related to any relevant Issuer without accounting for any profit.

19.	FURTHER ISSUES

The relevant Issuer shall be at liberty from time to time without the consent of the Noteholders, the Receiptholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and so that the same shall be consolidated and form a single Series with the outstanding Notes.

20.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any term or condition of this Note under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

21.	GOVERNING LAW AND SUBMISSION TO JURISDICTION

21.1	Governing law

The Trust Deed, the Agency Agreement, the Notes, the Receipts and the Coupons and any non-contractual obligations arising out of or in relation to the Trust Deed, the Agency Agreement, the Notes, the Receipts or the Coupons, are governed by, and shall be construed in accordance with, English law.

21.2	Submission to jurisdiction

The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with the Notes, the Receipts, the Coupons and the Trust Deed, including, without limitation, disputes relating to any non-contractual obligations arising out of or in connection with the Notes, the Receipts, the Coupons or the Trust Deed, and accordingly any legal action or proceedings arising out of or in connection with the Notes, the Receipts, the

Coupons or the Trust Deed (Proceedings) may be brought in such courts. The relevant Issuer and the Guarantors have in the Trust Deed irrevocably submitted to the jurisdiction of such courts and waived any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.

21.3	Appointment of Process Agent

Each of the Issuers and the Guarantors have in the Trust Deed, irrevocably and unconditionally appointed Westfield Shoppingtowns Limited as its agent for service of process in England in respect of any Proceedings and has undertaken that in the event of such agent ceasing so to act it will appoint such other person as the Trustee may approve as its agent for that purpose.

AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

England

SCHEDULE 4

FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS

AND TALONS

Part A : Form of Temporary Global Note

ANY UNITED STATES PERSON WHO HOLDS ‘IBIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. *

[WT Finance (Aust) Pty Limited]

[Westfield Finance (Aust) Limited]

[WFA Finance (Aust) Pty Limited]

[Westfield Europe Finance plc]

[WEA Finance LLC]

[WT Finance (NZ) Limited]

[Westfield Trust (NZ) Limited]

[Westfield Finance (NZ) Limited]

as issuer[s, on a joint and several basis]

Euro Medium Term Note Programme

Guaranteed on a several basis by

Westfield Holdings Limited

Westfield Management Limited

in its capacity as responsible entity and trustee of Westfield Trust

Westfield America Management Limited

in its capacity as responsible entity and trustee of Westfield America Trust and on a joint and several basis by certain of their respective subsidiaries

TEMPORARY GLOBAL NOTE

*	Delete bold paragraph for Notes that have a maturity of one year or less and that are not issued or co-issued by WEA Finance LLC. Substitute the bold paragraph below for this paragraph for Notes that are issued or co-issued by WEA Finance LLC with a maturity of 183 days or less (such Notes must have a principal amount of at least US $500,000 (or the equivalent spot rate on the date of issuance if denominated in a non-U.S. currency)):

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer[s] (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 3 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, the Final Terms will prevail.

Words and expressions defined in the Conditions and the Trust Deed shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 13 December 2007 and made between the Issuer[s], the Guarantors and Deutsche Trustee Company Limited as trustee for the holders of the Notes.

The Issuer[s], subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, [promises/promise] to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Agent or any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer[s] in respect of the Notes, but in each case subject to the requirements as to certification provided below.

The nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer[s] in the relevant column in Part II, ITT or IV of Schedule One hereto or in. Schedule Two hereto.

On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer[s] in Schedule One hereto and the relevant space in Schedule One recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer[s]. Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note and the Notes so redeemed or purchased and cancelled or by the amount of such instalment so paid.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer[s]’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

Payments of principal and interest in respect of Notes for the time being represented by this Global Note shall be made to the bearer only upon presentation to the Issuer of a certificate from Euroclear Bank SA/NV (Euroclear) or Clearstream Banking, société anonyme (Clearstream, Luxembourg and, together with Euroclear, each a relevant Clearing System) substantially in the form of the certificate attached as Exhibit A (or a form otherwise agreed by the Issuer(s)). No person shall be entitled to require such payment -unless and until such person shall have delivered or caused to be delivered to the relevant Clearing System a certificate substantially in the form of the certificate attached as Exhibit B (or a form otherwise agreed by the Issuer(s)) (copies of which form of certificate will be available at the offices of the relevant Clearing Systems and the specified office of the Agent).*

The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date. Except as provided in Condition 7.4, payments with respect to this Global Note may not be made to an address or a bank account maintained within the United States or any of its possessions; this Global Note may not be presented for payment within the United States or any of its possessions; and demand for payment under this Global Note may not be made within the United States or any of its possessions.

Promptly after the date (the Exchange Date) which is specified in the Final Terms, this Global Note shall be exchanged (free of charge) in whole or in part for a Permanent Global Note, which, in either case, is in or substantially in the form set out in Part B of Schedule 4 to the Trust Deed (together with the Final Terms attached thereto), in each case upon notice being given by a relevant Clearing System acting on the instructions of any holder of an interest in this Global Note.

No person: shall be entitled to require the exchange of an appropriate part of this Global Note for a like part of the Permanent Global Note unless and until such person shall have delivered or caused to be delivered to the relevant Clearing System a certificate substantially in the form of the certificate attached as Exhibit B (or a form otherwise agreed by the Issuer(s)) (copies of which form of certificate will be — available at the offices of the relevant Clearing System and the specified office of the Agent).

This Global Note may be exchanged by the bearer hereof on any day following the Exchange Date (other than a Saturday or Sunday) on which banks are open for general business in London. The Issuer[s] shall procure that the interests in the Permanent Global Note shall be issued and delivered in exchange for only that portion of this

*	The bracketed tax language in Certificate attached as Exhibit B will not be required for Notes (i) that are issued or co-issued by WEA Finance LLC with a maturity of 183 days or less or (ii) that are issued or co-issued by Issuers other than WEA Finance LLC with a maturity of one year or less.

Global Note in respect of which there shall have been presented to the Agent by a relevant Clearing System a certificate dated as of the Exchange Date (or the first interest payment date, if earlier) substantially in the form of the certificate attached as Exhibit A (or a form otherwise agreed by the Issuer(s)). On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or on behalf of the Issuer[s] in Schedule Two hereto and the relevant space in Schedule Two recording such exchange shall be signed by or on behalf of the Issuer[s], whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall also be entered by or on behalf of the Issuer[s] in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two to the Permanent Global Note recording such exchange shall be signed by or on behalf of the Issuer[s].

Until the exchange of the whole of this Global Note, the bearer of this Global Note shall in all respects (except as otherwise provided in this Global Note) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Part C, Part D, Part E or Part F (as applicable) of Schedule 4 to the Trust Deed.

Each person who is for the time being shown in the records of a relevant Clearing System as the holder of a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by a relevant Clearing System as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer[s], the Guarantors, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer[s] and Guarantors solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note and any non-contractual obligations arising out of or connection with it are governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by Deutsche Bank AG, London Branch as the Agent.

IN WITNESS whereof the Issuer[s] [has/have] caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of

[WT FINANCE (AUST) PTY LIMITED]
[WESTFIELD FINANCE (AUST) LIMITED]
[WFA FINANCE (AUST) PTY LIMITED]
[WESTFIELD EUROPE FINANCE PLC]
[WEA FINANCE LLC]
[WT FINANCE (NZ) LIMITED]
[WESTFIELD TRUST (NZ) LIMITED]
[WESTFIELD FINANCE (NZ) LIMITED]
as issuer[s, on a joint and several basis]

By:
Duly Authorised

Authenticated without recourse,warranty or liability by Deutsche Bank AG, London Branch as Agent

By:
Authorised Officer

Exhibit A

CERTIFICATE

[WT Finance (Aust) Pty Limited]

[Westfield Finance (Aust) Limited]

[WFA Finance (Aust) Pty Limited]

[Westfield Europe Finance plc]

[WEA Finance LLC]

[WT Finance (NZ) Limited]

[Westfield Trust (NZ) Limited]

[Westfield Finance (NZ) Limited]

as issuer[s],[ on a joint and several basis]

Euro Medium Term Note Programme

Guaranteed on a several basis by

Westfield Holdings Limited

Westfield Management Limited

in its capacity as responsible entity and trustee of Westfield Trust

Westfield America Management Limited

in its capacity as responsible entity and trustee of Westfield America Trust and on a joint and several basis by certain of their respective subsidiaries

[This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our Member Organisations), as of the date hereof, [n [amount]] [all of the]* principal amount of the Notes (and beneficial interest therein) is owned (actually and beneficially) by (i) persons that are not United States persons within the meaning of the United States Internal Revenue Code of 1986, as amended (the Code, and such persons, United States persons), (ii) United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (financial institutions) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in the case of subclauses (a) and (b), each such United States financial institution has agreed, on its own behalf or through its agent, that it will, and that we may advise the Issuer[s] that it will, comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder), or (iii) United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and that United States or foreign financial institutions described in this Clause (iii) (whether or not also described in Clause (i) or (ii)) have certified, as of the date hereof, that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions and that we may so advise the Issuer[s].]*

*	Bracketed paragraph not required for Notes (i) that are issued or co-issued by WEA Finance LLC with a maturity of 183 days or less or (ii) that are issued or co-issued by Issuers other than WEA Finance LLC with a maturity of one year or less.
*	[Use exact principal amount when less than all of the interests in the temporary Global Note are exchanged for interest in the Permanent Global Note; otherwise use “all of language]

The undersigned covenants to Issuer[s] that it will retain the certificates received from the Member Organizations for a period of at least four (4) calendar years following the receipt thereof.

As used herein, United States means the United States of America (including the States and the District of Columbia); and its  possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the North Mariana Islands.

If the Notes are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the Act), then this is [also] to certify with respect to such principal amount of Notes set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certificates with respect to such portion, substantially to the effect set forth in the Trust Deed.(*)

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Dated as of: , 200 (*)

Yours faithfully, Euroclear S.A./N.V.,

By

Its

Clearstream, Luxembourg Bank, société anonyme

By

Its

(*)	The earlier of the Exchange Date or the first interest payment date under the Notes. If dated before the Exchange Date, only the representation in clause (iii) of the first paragraph of this Certificate may be given with respect to a Note or interest therein owned by a financial institution for purposes of resale before the Exchange Date.

As used herein Exchange Date shall have the meaning given in the final terms for the Notes.

Any person appearing in the records maintained by Clearstream, Luxembourg or Euroclear as entitled to any interest in this Global Note shall be entitled to require the exchange of an appropriate part of this Global Note for an equivalent interest in a Permanent Global Note by delivering or causing to be delivered to Clearstream, Luxembourg or Euroclear a certificate or certificates in the following form (copies of which certificate will be available at the office of Clearstream, Luxembourg in Luxembourg and Euroclear in Brussels and the specified office of each of the Paying Agents):

Exhibit B

CERTIFICATE

[WT Finance (Aust) Pty Limited]

[Westfield Finance (Aust) Limited]

[WFA Finance (Aust) Pty Limited]

[Westfield Europe Finance plc]

[WEA Finance LLC]

[WT Finance (NZ) Limited]

[Westfield Trust (NZ) Limited]

[Westfield Finance (NZ) Limited]

as issuer[s],[ on a joint and several basis]

Euro Medium Term Note Programme

Guaranteed on a several basis by

Westfield Holdings Limited

Westfield Management Limited

in its capacity as responsible entity and trustee of Westfield Trust

Westfield America Management Limited

in its capacity as responsible entity and trustee of Westfield America Trust and on a joint and several basis by certain of their respective subsidiaries

[This is to certify that as of the date hereof, and except as set forth below, all of the Notes (and beneficial interests therein) held by you for our account are owned (actually and beneficially) by (i) persons that are not United States persons within the meaning of the United States Internal Revenue Code of 1986, as amended (the Code, and such persons, United States persons), (ii) United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (financial institutions) purchasing for their own account or for resale, or (b) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in the case of subclauses (a) and (b), each such United States financial institution has agreed, on its own behalf or through its agent, that it will, and that you may advise the Issuer[s] that it will, comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code and the regulations thereunder), or (iii) United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and that each United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) have also certified, as of the date hereof, that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions and that we may so advise the Issuer[s].]*

*	Bracketed paragraph not required for Notes (i) that are issued or co-issued by WEA Finance LLC with a maturity of 183 days or less or (ii) that are issued or co-issued by Issuers other than WEA Finance LLC with a maturity of one year or less.

If the Notes are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the Act) then this is [also] to certify that, except as set forth below (i) in the case of debt securities, the Notes are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Notes are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Notes for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Notes in a transaction which did not require registration under the Act. As used in this paragraph, the term U.S. person has the meaning given to it by Regulation S under the Act.

As used herein, United States means the United States of America (including the States and the District of Columbia); and its possessions including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the North Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

This certificate excepts and does not relate to €         of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certificate is required in connection with [certain tax laws and, if applicable,] certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorise you to produce this certificate to any interested party in such proceedings.

Dated as of , 200 (*)

Name of Person giving the Certificate

By:

(*)	To be dated as of the earlier of the Exchange Date or the first interest payment date under the Notes. If dated before the Exchange Date, only the representation in clause (iii) of the first paragraph of this Certificate may be given with respect to a Note or interest therein owned by a financial institution for purposes of resale before the Exchange Date.

Upon any exchange of a part of this Global Note for an equivalent interest in the Permanent Global Note, the portion of the principal amount hereof so exchanged shall be endorsed by or on behalf of the Principal Paying Agent in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so exchanged or endorsed.

The Permanent Global Note will be exchangeable in accordance with its terms for definitive Notes (the Definitive Notes) in bearer form with Coupons attached.

This Global Note is subject to the Conditions and the Trust Deed and until the whole of this Global Note shall have been exchanged for equivalent interests in the Permanent Global Note its holder shall be entitled to the same benefits as if he were the holder of the Permanent Global Note for interests in which it may be exchanged (or the relevant part of it as the case may be) except that (unless exchange of this Global Note for the relevant interest in the Permanent Global Note shall be improperly withheld or refused by or on behalf of the Issuer[s]) no person shall be entitled to receive any payment on this Global Note.

This Global Note shall not be valid or become obligatory for any purpose until authenticated by or on behalf of the Principal Paying Agent.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

IN WITNESS whereof the Issuer[s] has caused this Global Note to be signed on its behalf.

Dated as of:             , 200

[WT FINANCE (AUST) PTY LIMITED]
[WESTFIELD FINANCE (AUST) LIMITED]
[WFA FINANCE (AUST) PTY LIMITED]
[WESTFIELD EUROPE FINANCE PLC]
[WEA FINANCE LLC]
[WT FINANCE (NZ) LIMITED]
[WESTFIELD TRUST (NZ) LIMITED]
[WESTFIELD FINANCE (NZ) LIMITED]

By:

Authorised Officer

This Global Note is authenticated by or on behalf of the Principal Paying Agent (without recourse, warranty or liability)

By:
Authorised Signatory

Schedule One

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer[s]

PART II

PAYMENT OF INSTALMENT AMOUNTS

Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment*	Confirmation of payment by or on behalf of the Issuer[s]

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer[s]

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer[s]

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two

EXCHANGES

FOR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for a part of a Permanent Global Note have been made:

Date made	Nominal amount of this Global Note exchanged for part of a Permanent Global Note	Remaining nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer[s]

	—	—

	—	—

	—	—

	—	—

	—	—

	—	—

	—	—

	—	—

	—	—

	—	—

	—	—

	—	—

	—	—

	—	—

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Part B : Form of Permanent Global Note

ANY UNITED STATES PERSON HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. *

[WT Finance (Aust) Pty Limited]

[Westfield Finance (Aust) Limited]

[WFA Finance (Aust) Pty Limited]

[Westfield Europe Finance plc]

[WEA Finance I J El

[WT Finance (NZ) Limited]

[Westfield Trust (NZ) Limited]

[Westfield Finance (NZ) Limited]

as issuer[s, on a joint and several basis]

Euro Medium Term Note Programme

Guaranteed on a several basis by

Westfield Holdings Limited

Westfield Management Limited

in its capacity as responsible entity and trustee of Westfield Trust

Westfield America Management Limited

in its capacity as responsible entity and trustee of Westfield America Trust and on a joint and several basis by certain of their respective subsidiaries

PERMANENT GLOBAL NOTE

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer[s] (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 3 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, the Final Terms will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of,

*	Delete bold paragraph for Notes that have a maturity of one year or less and that are not issued or co-issued by WEA Finance LLC. Substitute the bold paragraph below for this paragraph for Notes issued or co-issued by WEA Finance LLC with a maturity of 183 days or less (such Notes must have a principal amount of at least US $500,000 (or the equivalent spot rate on the date of issuance if denominated in a non-U.S. currency)):

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 13 December 2007 and made between the Issuer[s], the Guarantors and Deutsche Trustee Company Limited as trustee for the holders of the Notes.

The Issuer[s], subject to and in accordance with the Conditions and the Trust Deed, [promises/promise] to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Agent or any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer[s] in respect of the Notes.

On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer[s] in Schedule One hereto and the relevant space in Schedule One recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer[s]. Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note and the Notes so redeemed or purchased and cancelled or by the amount of such instalment so paid.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer[s]’s obligations in respect thereof. Any failure to make the entries referred to above shall not affect such discharge.

On any exchange of the Temporary Global Note issued in respect of the Notes for this Global Note or any part hereof, details of such exchange shall be entered by or on behalf of the Issuer[s] in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer[s], whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.

This Global Note may be exchanged following the Exchange Date (free of charge) in whole or part, for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Part C, Part D, Part E and Part F, of Schedule 4 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Notes) either, as specified in the applicable Final Terms:

(i)	within 60 days following the written notice of any holder of an interest in this Note of its election for such exchange, delivered to the Agent in accordance with Condition 16; or

(ii)	upon the occurrence of an Exchange Event.

An Exchange Event means:

(A)	an Event of Default has occurred and is continuing;

(B)	the Issuer[s] has been notified that both the relevant Clearing Systems have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system satisfactory to the Trustee is available; or

(C)	the Issuer[s] [has/have] or will [suffered/suffer,’ a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) of any Relevant Taxing Jurisdiction which would not be suffered were the Notes in definitive form and a certificate to such effect signed by two Authorised Officers of the Issuer[s] is given to the Trustee.

If this Global Note is exchangeable following the occurrence of an Exchange Event:

(i)	the Issuer[s] will promptly give notice to Noteholders in accordance with Condition 16 upon the occurrence of such Exchange Event; and

(ii)	one or more of the relevant Clearing Systems (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (C) above, the Issuer[s] may also give notice to the Agent requesting exchange.

Any such exchange following the Exchange Date will be made on any day (other than a Saturday or Sunday) on which banks are open for general business in London by the bearer of this Global Note. On an exchange of this Global Note, this Global Note shall be surrendered to or to the order of the Agent. The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note at the time of such exchange and upon such exchange this Global Note shall be cancelled by or on behalf of the Agent.

If a Definitive Note is issued prior to the first interest payment date under the Notes, the recipient of each Definitive Note shall make United States tax representations substantially identical to those set forth in the Certificates set forth in the Exhibits to Schedule 4, Part A of this Trust Deed, as of the date of the issuance of the Definitive

Note, with appropriate modifications to take into account the fact that the issuance is of a Definitive Note (as opposed to a Permanent Global Note). Such representations shall be in form and substance reasonably satisfactory to the Issuers and shall be made to the Issuers.

Until the exchange of this Global Note, the bearer of this Global Note shall in all respects (except as otherwise provided in this Global Note) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Part C, Part D, Part E and Part F of Schedule 4 to the Trust Deed.

Each person who is for the time being shown in the records of a relevant Clearing System as the holder of a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by a relevant Clearing System as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer[s], the Guarantors, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer[s] and Guarantors solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by Deutsche Bank AG, London Branch as Agent.

Except as provided in Condition 7.4, payments with respect to the Notes, the Coupons, Receipts or Talons may not be made to an address or a bank account maintained within the United States or any of its possessions; the Notes, Coupons, Receipts or Talons may not be presented for payment within the United States or any of its possessions; and demand for payment under the Notes, Coupons, Receipts or Talons may not be made within the United States or any of its possessions.

IN WITNESS whereof the Issuer[s] has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf:

Issued as of

[WT FINANCE (AUST) PTY LIMITED]
[WESTFIELD FINANCE (AUST) LIMITED]

[WFA FINANCE (AUST) PTY LIMITED]
[WESTFIELD EUROPE FINANCE PLC]
[WEA FINANCE LLC]
[WT FINANCE (NZ) LIMITED]
[WESTFIELD TRUST (NZ) LIMITED]
[WESTFIELD FINANCE (NZ) LIMITED]
as issuer[s, on a joint and several basis]

By:
Duly Authorised

Authenticated without recourse,
warranty or liability by
Deutsche Bank AG, London Branch as Agent

By:
Authorised Officer

Schedule One

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer[s]

PART II

PAYMENT OF INSTALMENT AMOUNTS

Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment*	Confirmation of payment by or on behalf of the Issuer[s]

*	See most recent entry in Part II, Ill or IV or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such payment*	Confirmation of redemption by or on behalf of the Issuer[s]

*	See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer[s]

*	See most recent entry in Part EC, III or N or Schedule Two in order to determine this amount.

Schedule Two

EXCHANGES

Date made	Nominal amount of Temporary Global Note exchanged for this Global Note	Nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer[s]

*	See most recent entry in Part II, IlI or IV of Schedule One or in this Schedule Two in order to determine this amount.

Part C : Form of Definitive Note

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. *

[WT Finance (Aust) Pty Limited]

[Westfield Finance (Aust) Limited]

[WFA Finance (Aust) Pty Limited]

[Westfield Europe Finance plc]

[WEA Finance LLC]

[WT Finance (NZ) Limited]

[Westfield Trust (NZ) Limited]

[Westfield Finance (NZ) Limited]

as issuer[S, on a joint and several basis]

Euro Medium Term Note Programme

Guaranteed on a several basis by

Westfield Holdings Limited

Westfield Management Limited

in its capacity as responsible entity and trustee of Westfield Trust

Westfield America Management Limited

in its capacity as responsible entity and trustee of Westfield America Trust and on a joint and several basis by certain of their respective subsidiaries

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] [each of] the Issuer[s] (Notes). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in the First Schedule to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information (appearing in the Final Terms (the Final Terms)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This

*	Delete bold paragraph for Notes that have a maturity of one year or less and that are not issued or co-issued by WEA Finance LLC. Substitute the bold paragraph below for this paragraph for Notes issued or co-issued by WEA Finance LLC with a maturity of 183 days or less (such Notes must have a principal amount of at least US $500,000 (or the equivalent spot rate on the date of issuance if denominated in a non-U.S. currency)):

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(6)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 13 December 2007 and made between the Issuers, the Guarantors and Deutsche Trustee Company Limited as trustee for the holders of the Notes.

The Issuer[s], subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [each Instalment Date and] the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by Deutsche Bank AG, London Branch as Agent.

Except as provided in Condition 7.4, payments with respect to the Notes, the Coupons, Receipts or Talons may not be made to an address or a bank account maintained within the United States or any of its possessions; the Notes, Coupons, Receipts or Talons may not be presented for payment within the United States or any of its possessions; and demand for payment under the Notes, Coupons, Receipts or Talons may not be made within the United States or any of its possessions.

IN WITNESS whereof this Note has been executed on behalf of the Issuer[s].

Issued as of
[WT FINANCE (AUST) PTY LIMITED]
[WESTFIELD FINANCE (AUST) LIMITED]
[WFA FINANCE (AUST) PTY LIMITED]
[WESTFIELD EUROPE FINANCE PLC]
[WEA FINANCE LLC]
[WY FINANCE (NZ) LIMITED]
[WESTFIELD TRUST (NZ) LIMITED]
[WESTFIELD FINANCE (NZ) LIMITED]
as issuer[s, on a joint and several basis]

By:
Duly Authorised

Authenticated by
Deutsche Bank AG, London Branch as Agent.

By:
Authorised Officer

[Conditions]

[Conditions to be as set out in Schedule 3 to this Trust Deed or such other form as may be agreed between the Issuer[s], the Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

Final Terms

[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Final Terms relating to the Notes]

Part D : Form of Receipt

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS . .165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. *

[WT Finance (Aust) Pty Limited]

[Westfield Finance (Aust) Limited]

[WFA Finance (Aust) Pty Limited]

[Westfield Europe Finance plc]

[WEA Finance LLC]

[WT Finance (NZ) Limited]

[Westfield Trust (NZ) Limited]

[Westfield Finance (NZ) Limited]

as issuers, on a joint and several basis]

Euro Medium Term Note Programme

Guaranteed on a several basis by

Westfield Holdings Limited

Westfield Management Limited

in its capacity as responsible entity and trustee of Westfield Trust

Westfield America Management Limited

in its capacity as responsible entity and trustee of Westfield America Trust and on a joint and several basis by certain of their respective subsidiaries

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [—]

*	Delete bold paragraph for Notes that have a maturity of one year or less and that are not issued or co-issued by WEA Finance LLC. Substitute the bold paragraph below for this paragraph for Notes issued or co-issued by WEA Finance LLC with a maturity of 183 days or less (such Notes must have a principal amount of at least US $500,000 (or the equivalent spot rate on the date of issuance if denominated in a non-U.S. currency)):

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

Receipt for the sum of [—] being the instalment of principal payable in accordance with the Terms and Conditions applicable to the Note to which this Receipt appertains (the Conditions) on [—].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer[s] shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

Except as provided in Condition 7.4, payments with respect to the Notes, the Coupons, Receipts or Talons may not be made to an address or a bank account maintained within the United States or any of its possessions; the Notes, Coupons, Receipts or Talons may not be presented for payment within the United States or any of its possessions; and demand for payment under the Notes, Coupons, Receipts or Talons may not be made within the United States or any of its possessions.

Part E : Form of Coupon

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. *

[WT Finance (Aust) Pty Limited]

[Westfield Finance (Aust) Limited]

[WFA Finance (Aust) Pty Limited]

[Westfield Europe Finance plc]

[WEA Finance LLC]

[WT Finance (NZ) Limited]

[Westfield Trust (NZ) Limited]

[Westfield Finance (NZ) Limited]

as issuer[s, on a joint and several basis)

Euro Medium Term Note Programme

Guaranteed on a several basis by

Westfield Holdings Limited

Westfield Management Limited

in its capacity as responsible entity and trustee of Westfield Trust

Westfield America Management Limited

in its capacity as responsible entity and trustee of Westfield America Trust and on a joint and several basis by certain of their respective subsidiaries

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [—]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].

*	Delete bold paragraph for Notes that have a maturity of one year or less and that are not issued or co-issued by WEA Finance LLC. Substitute the bold paragraph below for this paragraph for Notes issued or co-issued by WEA Finance LLC with a maturity of 183 days or less (such Notes must have a principal amount of at least US $500,000 (or the equivalent spot rate on the date of issuance if denominated in a non-U.S. currency)):

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

1.	PART 1

[For Fixed Rate Notes:

This Coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Notes	Coupon for [ ] due on [—],[—]]

2.	PART 2

[For Floating Rate Notes or Index Linked Interest Notes:

Coupon for the amount due in accordance with the Terms and Conditions endorsed on, attached to or incorporated by reference into the said Notes on [the Interest Payment Date falling in [—] [—]/[—]].

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

Except as provided in Condition 7.4, payments with respect to the Notes, the Coupons, Receipts or Talons may not be made to an address or a bank account maintained within the United States or any of its possessions; the Notes, Coupons, • Receipts or Talons may not be presented for payment within the United States or any of its possessions; and demand for payment under the Notes, Coupons, Receipts or Talons may not be made within the United States or any of its possessions.

Part F : Form of Talon

On the front:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE. *

[WT Finance (Aust) Pty Limited]

[Westfield Finance (Aust) Limited]

[WFA Finance (Aust) Pty Limited]

[Westfield Europe Finance plc]

[WEA Finance LLC]

[WT Finance (NZ) Limited]

[Westfield Trust (NZ) Limited]

[Westfield Finance (NZ) Limited]

as issuer[s], on a joint and several basis]

Euro Medium Term Note Programme

Guaranteed on a several basis by

Westfield Holdings Limited

Westfield Management Limited

in its capacity as responsible entity and trustee of Westfield Trust

Westfield America Management Limited

in its capacity as responsible entity and trustee of Westfield America Trust and on a joint and several basis by certain of their respective subsidiaries

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [—]

*	Delete bold paragraph for Notes that have a maturity of one year or less and that are not issued or co-issued by WEA Finance LLC. Substitute the bold paragraph below for this paragraph for Notes issued or co-issued by WEA Finance LLC with a maturity of 183 days or less (such Notes must have a principal amount of at least US $500,000 (or the equivalent spot rate on the date of issuance if denominated in a non-U.S. currency)):

BY ACCEPTING ‘IBIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SECTION 6049(b)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]]*

On and after [—] further Coupons [and a further Talon]† appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

Except as provided in Condition 7.4, payments with respect to the Notes, the Coupons, Receipts or Talons may not be made to an address or a bank account maintained within the United States or any of its possessions; the Notes, Coupons, Receipts or Talons may not be presented for payment within the United States or any of its possessions; and demand for payment under the Notes, Coupons, Receipts or Talons may not be made within the United States or any of its possessions.

*	Delete where the Notes are all of the same denomination.
†	Note required on last Coupon sheet.

On the back of Receipts, Coupons and Talons:

AGENT

Deutsche Bank AG, London Branch

Winchester House

1 Great Winchester Street

London EC2N 2DB

England

SCHEDULE 5

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1. The following expressions shall have the following meanings:

(a)	voting certificate means a certificate in the English language issued by a Paying Agent and dated in which it is stated:

(i)	that on that date Notes (not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjournment of such meeting) bearing specified serial numbers were deposited with such Paying Agent (or to its order at a bank or other depository) and that such Notes will not be released until the earlier of:

(A)	the conclusion of the meeting specified in such certificate or any adjournment of it; and

(B)	the surrender of the certificate to the Paying Agent which issued it; and

(ii)	that its bearer is entitled to attend and vote at such meeting or any adjournment of it in respect of the Notes represented by such certificate;

(b)	block voting instruction means a document in the English language issued by a Paying Agent and dated in which:

(i)	it is certified that Notes (not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction or any adjournment of it) have been deposited with such Paying Agent (or to its order at a bank or other depository) and that such Notes will not be released until the earlier of:

(A)	the conclusion of the meeting specified in such document or any adjournment of it; and

(B)	the surrender, not less than 48 hours before the time fixed for such meeting or adjournment of the receipt for each such deposited Note which is to be released to the Paying Agent which issued it and the notification of such surrender by such Paying Agent to the relevant Issuer;

(ii)	it is certified that each depositor of such Notes or a duly authorised agent on his behalf has instructed such Paying Agent that the votes attributable to his Notes so deposited should be cast in a particular way in relation to the resolution to be put to such meeting or any adjournment of it and that all such instructions are, during the period of 48 hours before the time fixed for such meeting or adjourned meeting, neither revocable nor subject to amendment;

(iii)	the total number and the serial numbers of the Notes so deposited are listed, distinguishing with regard to each such resolution between those in respect of which instructions have been so given (i) to vote for, and (ii) to vote against, the resolution; and

(iv)	any person named in such document (a proxy) is authorised and instructed by such Paying Agent to vote in respect of the Notes so listed in accordance with the instructions referred to in (iii) above as set out in such document.

(c)	24 hours shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all the places aforesaid; and

(d)	48 hours shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places aforesaid.

2. A holder of a Note may obtain a voting certificate from a Paying Agent or require a Paying Agent to issue a block voting instruction by depositing his Note with such Paying Agent not later than 48 hours before the time fixed for any meeting. Voting certificates and block voting instructions shall be valid until the relevant Notes are released pursuant to paragraph 1 and until then the holder of any such voting certificate or (as the case may be) the proxy named in any such block voting instruction shall, for all purposes in connection with any meeting or proposed meeting of Noteholders, be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which (or to the order of which) such Notes have been deposited shall be deemed for such purposes not to be the holder of those Notes.

3. Each of the relevant Issuer, the Guarantors and the Trustee at any time may, and the relevant Issuer shall upon a request in writing of Noteholders holding not less than 15 per cent. in principal amount of the Notes for the time being outstanding shall, convene a meeting of Noteholders. Whenever any such party is about to convene any such meeting it shall forthwith give notice in writing to the other parties of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve. Subject to paragraph 24 below, the Trustee may, in its discretion, convene a single meeting of the Noteholders and the holders of securities of other series.

4. At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Noteholders. A copy of the notice shall in all cases be given by the party convening the meeting to the other parties. Such notice shall also specify, unless in any particular case the Trustee otherwise agrees, the nature of the resolutions to be proposed (but, except for an Extraordinary Resolution, it shall not be necessary to specify in such notice the terms of any resolution to be proposed) and shall include a statement to the effect that Notes may be deposited with (or to the order of) any Paying Agent for the purpose of obtaining voting certificates or appointing proxies not later than 48 hours before the time fixed for the meeting. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee) and the relevant Issuer (unless the meeting is convened by the relevant Issuer) and the Guarantors (unless the meeting is convened by the Guarantors).

5. A person (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed for the meeting the Noteholders present shall choose one of their number to be chairman, failing which the relevant Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

6. At any such meeting any one or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-twentieth in principal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate a clear majority in principal amount of the Notes for the time being outstanding provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 18 the quorum shall be one or more persons present in person holding Notes or Voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds in principal amount of the Notes for the time being outstanding.

7. If within 15 minutes (or such longer period not exceeding 30 minutes as the chairman may decide) from the time fixed for any such meeting a quorum is not present the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case it shall stand adjourned (unless the relevant Issuer and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. If within 15 minutes (or such longer period not exceeding 30 minutes as the chairman may decide)

after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 14 clear days, and to such place as may be appointed by the chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present in person holding Notes or voting certificates or being proxies or representatives (whatever the principal amount of the Notes so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 18 the quorum shall be one or more persons so present holding Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-third in principal amount of the Notes for the time being outstanding. The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

8. At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

9. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Noteholder or as a holder of a voting certificate or as a proxy or representative.

10. At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the relevant Issuer, the Guarantors, the Trustee or by one or more persons holding one or more Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Notes for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

11. If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

12. Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13. The relevant Issuer, the Guarantors and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Noteholders. No one else may attend at any meeting of Noteholders or join with others in requesting the convening of such a meeting unless he is the holder of a Note or a voting certificate or is a proxy or a representative.

14. At any meeting on a show of hands every person who is present in person and who produces a Note or voting certificate or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each U.S.$1 principal amount of Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies named in any block voting instruction, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15. The proxy named in any block voting instruction need not be a Noteholder.

16. Each block voting instruction shall be deposited at the registered office of the relevant Issuer, or at such other place as the Trustee shall designate or approve, not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxy named in the block voting instruction proposes to vote and in default the block voting instruction shall not be treated as valid unless the chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each such block voting instruction and satisfactory proof (if applicable) shall if required by the Trustee be produced by the-proxy-at-the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of, or the authority of, the proxy named in any such block voting instruction.

17. Any vote given in accordance with the terms of a block voting instruction shall be valid even if the block voting instruction or any of the Noteholders’ instructions pursuant to which it was executed has been previously revoked or amended, provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the relevant Issuer or the Trustee at its registered office or by the chairman of the meeting in each case not less than 24 hours before the time fixed for the meeting or adjourned meeting at which the block voting instruction is used.

18. A meeting of Noteholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

(a)	to sanction any proposal by the relevant Issuer or the Guarantors for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders and/or the Receiptholders and/or the Couponholders against the relevant Issuer or the Guarantors whether such rights shall arise under this Trust Deed or otherwise;

(b)	to sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, bonds, or other obligations or securities of the relevant Issuer or any other body corporate formed or to be formed;

(c)	to assent to any modification of this Trust Deed, the Notes, the Receipts or the Coupons which shall be proposed by the relevant Issuer, the Guarantors or the Trustee;

(d)	to authorise anyone to concur in and do all such things as may be necessary to carry out and give effect to any Extraordinary Resolution;

(e)	to give any authority, direction or sanction which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution;

(f)	to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretion which the Noteholders could themselves exercise by Extraordinary Resolution;

(g)	to approve a person proposed to be appointed as a new Trustee and to remove any Trustee;

(h)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed, the Notes or the Coupons,

provided that the special quorum provisions contained in the proviso to paragraph 6 and, in the case of an adjourned meeting, in the proviso to paragraph 7, shall apply in relation to any Extraordinary Resolution for the purpose of this paragraph 18 or for the purpose of making any modification to the provisions contained in this Trust Deed, the Notes or the Coupons which would have the effect of:

(i)	modifying the maturity of the Notes or the dates on which interest is payable in respect of the Notes; or

(ii)	reducing or cancelling the nominal amount of, or interest on, the Notes; or

(iii)	changing the currency of payment of the Notes, the Receipts or the Coupons; or

(iv)	modifying the provisions contained in this Schedule concerning the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution; or

(v)	amending this proviso.

19. An Extraordinary Resolution passed at a meeting of Noteholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Noteholders, whether or not present at such meeting, and upon all the Receiptholders and Couponholders and each of the Noteholders, Receiptholders and Couponholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

20. Extraordinary Resolution means a resolution passed at a meeting of Noteholders duly convened and held in accordance with these provisions by a majority consisting of not less than three-quarters of the votes cast.

21. A resolution in writing signed by or on behalf of the holder of not less than 90 per cent. in nominal amount of the Notes who for the time being outstanding shall for all purposes be as valid as an Extraordinary Resolution passed at a meeting of Noteholders convened and held in accordance with these provisions. Such resolution in writing may be in one document or several documents in like form each signed by or on behalf of one or more of the Noteholders.

22. Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the relevant Issuer or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Noteholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

23. Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Noteholders but subject to consultation with the relevant Issuer and the Guarantors prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable:

(a)	so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 3 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Noteholders; and

(b)	as to the form of voting certificates or block voting instructions to be issued pursuant to paragraph 1 so as to satisfy itself that persons who purport to attend or vote at any meeting of Noteholders are entitled to do so in accordance with this Trust Deed.

24.	(a) If and whenever the relevant Issuer has issued and has outstanding Notes of more than one Series, the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)	a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

(ii)	a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

(iii)	a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

(iv)	to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(b)	If the relevant Issuer has issued and has outstanding Notes which are not denominated in U.S.$, or in the case of any meeting of the holders of Notes of more than one currency, the nominal amount of such Notes shall:

(i)	for the purposes of paragraph 3, be the equivalent in U.S.$ at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into U.S.$ on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer; and

(ii)	for the purposes of paragraphs 6, 7 and 10 (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom), be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting.

In such circumstances, on any poll each person present shall have one vote for each US$1.00 (or such other U.S.$ amount as the Trustee may in its absolute discretion stipulate) in the nominal amount of the Notes (converted as above) which he holds or represents.

25. If the Trustee determines that the matters to be considered at any meeting (whether the same shall have been convened or not) affect or may affect the interests of the Noteholders differently from those of the holders of further bearer or registered notes, bonds or debentures, then (if already given) any notice convening a meeting of Noteholders shall be deemed to have convened separate meetings of the Noteholders and the holders of such further bearer or registered notes, bonds or debentures and (if not already given) such separate meetings shall be convened and the provisions of this Schedule shall apply mutatis mutandis to such separate meetings.

Signed as a DEED by	)
acting by power of attorney	)
for and on behalf of each of:	)

WT FINANCE (AUST) PTY LIMITED

WESTFIELD FINANCE (AUST) LIMITED

WFA FINANCE (AUST) PTY LIMITED

WESTFIELD EUROPE FINANCE PLC

WEA FINANCE LLC

WT FINANCE (NZ) LIMITED

WESTFIELD TRUST (NZ) LIMITED

WESTFIELD FINANCE (NZ) LIMITED

WESTFIELD HOLDINGS LIMITED

WESTFIELD MANAGEMENT LIMITED, in its capacity as responsible entity and trustee of WESTFIELD TRUST

WESTFIELD AMERICA MANAGEMENT LIMITED, in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST

WESTFIELD CAPITAL CORPORATION PTY LEVELLED

WCI FINANCE LLC

in the presence of:

Signature of witness

Name

Occupation

City/town of residence

By:

THE COMMON SEAL of	)
DEUTSCHE TRUSTEE COMPANY	)
LIMITED was affixed to this deed	)
in the presence of:	)

Trust Deed

Signed as a DEED by	)	/s/ Domenic Panaccio
DOMENIC PANACCIO	)
and by	)
MAUREEN McGRATH	)	/s/ Maureen McGrath
acting by power of attorney	)
for and on behalf of each of	)

WT FINANCE (AUST) PTY LIMITED

WESTFIELD FINANCE (AUST) LIMITED

WFA. FINANCE (AUST) PTY LIMITED

WEA FINANCE LLC

WT FINANCE (NZ) LIMITED

WESTFIELD TRUST (NZ) LIMITED

WESTFIELD FINANCE (NZ) LIMITED

WESTFIELD HOLDINGS LIMITED

WESTFIELD MANAGEMENT LIMITED, in its capacity as responsible entity and trustee of WESTFIELD TRUST

WESTFIELD AMERICA MANAGEMENT LIMITED, in its capacity as responsible entity and trustee of WESTFIELD AMERICA TRUST

WESTFIELD CAPITAL CORPORATION, PTY LIMITED

WCI FINANCE LLC

in the presence of:

/s/ Jeremy Martin
Signature of witness

JEREMY MARTIN
Name

TREASURY MANAGER FUNDING
Occupation

SYDNEY
City/town of residence

Trust Deed

SIGNED and DELIVERED AS A DEED	)	/s/ Domenic Panaccio
for and on behalf of	)
WESTFIELD EUROPE FINANCE PLC	)
By its duly appointed attorneys	)	/s/ Maureen McGrath
DOMENIC PANACCIO	)
and	)
MAUREEN McGRATH	)

in the presence of:

/s/ Jeremy Martin
Signature of witness

JEREMY MARTIN
Name

TREASURY MANAGER FUNDING
Occupation

SYDNEY
City/town of residence

Trust Deed

THE COMMON SEAL of DEUTSCHE TRUSTEE COMPANY LIMITED was affixed to this deed in the presence of:	) ) ) )

Trust Deed